EXHIBIT 10.33

STANDARD FORM

OFFICE LEASE

(BASE YEAR)

LANDLORD: FIFTH & I ASSOCIATES

TENANT: SACRAMENTO COMMERCIAL BANK

PROJECT: CORPORATE CENTRE

CITY, STATE: SACRAMENTO, CALIFORNIA

DATE: JUNE 15, 1994

STANDARD FORM OFFICE LEASE

(BASE YEAR)

i

STANDARD FORM OFFICE LEASE

(BASE YEAR)

1.	BASIC LEASE TERMS.

a.	DATE OF LEASE EXECUTION: June 15, 1994

b.	TENANT: SACRAMENTO COMMERCIAL BANK, a

Trade Name:

Address (Leased Premises): 501 J St. and 525 J St., Sacramento, CA

Suite Number:     501: Suites 110 & 225; Floor(s): (See Addendum Paragraphs 6, 17)

525: Entire Premises

c.	LANDLORD: 5th & I ASSOCIATES, a

Address (FOR RENT AND NOTICES): c/o SARES-REGIS Group, 1451 River Park Drive, Suite 110, Sacramento, CA

95815

Copy To: c/o SARES-REGIS Group, 18802 Bardeen, Irvine, CA 92715

d.	TENANTS PERMITTED USE OF PREMISES: Retail banking, financial services, and general office uses

e.	PREMISES: Those Certain Premises Defined in PARAGRAPH 2 Below.

f.	PREMISES AREA: Approximately Rentable Square Feet (See Addendum Paragraph 17)

g.	PROJECT AREA: Approximately 191,665 Rentable Square Feet

h.	PREMISES PERCENT OF PROJECT: on a Rentable Square Feet basis (See Addendum Paragraph 20)

i.	TERM AND COMMENCEMENT: Term: One Hundred Thirty-Two (132) Lease Months

Estimated Commencement Date: January 1, 1994

j.	MONTHLY BASIC RENT: See Addendum Paragraph 6

k.	ANNUAL BASIC RENT: See Addendum Paragraph 6

l.	RENT ADJUSTMENT (Initial One): See Addendum Paragraph 6

See Addendum Paragraph 21

m.	BASE YEAR: The twelve month period commencing Jan. 1, 1994 and ending Dec. 31, 1994.

n.	PREPAID RENT (For Last Month of Term): WAIVED

o.	TOTAL SECURITY DEPOSIT: $ WAIVED, Including a $ N/A non-refundable cleaning fee.

p.	BROKER(S): Tenant is represented by Brian Woods of Iliff, Thorn & Co.

q.	GUARANTOR(S): NONE

r.	TENANT IMPROVEMENTS: All work performed by Landlord to prepare the Premises for occupancy pursuant to the terms of the executed herewith entitled Space Expansion and Tenant Improvement Agreement (SETIA).

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s.	TENANT IMPROVEMENT ALLOWANCE: Landlord grants to Tenant a Tenant Improvement Allowance pursuant to the terms of the SETIA.

t.	PARKING: SEE ADDENDUM PARAGRAPH 9

u.	ADDITIONAL SECTIONS: Additional sections of this Lease, contained in the “Addendum to the Lease”, are attached hereto and made a part hereof.

v.	EXHIBITS: Exhibits lettered A thorough J are attached hereto and made a part hereof. If none, so state in the following space . Exhibit G is intentionally omitted.

This Paragraph 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

/s/ Illegible

Landlord

/s/ Illegible

Tenant

2.	PREMISES

(a)	Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the suite designated in Subparagraph 1(b) and outlined on the Floor Plan attached hereto and marked Exhibit A and incorporated herein by this reference. The Premises are situated in that certain building which is located at the address designated in Subparagraph 1(b) (the “Building”), on the parcel or parcels of real property (the “Site”) outlined on the Site Plan attached hereto as Exhibit B and incorporated herein by this reference (the Building and the Site together with all other buildings, parking facilities and any and all other improvements situated on the Site are herein collectively referred to as the “Project”). The Premises are improved or to be improved with certain tenant improvements (the “Tenant Improvements”) described in the SETIA.

(b)	The parties agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

(c)	* See Addendum Paragraph 1

(d)	Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, subject to the terms of this Lease, the Rules and Regulations referred to in Paragraph 34 and all covenants, conditions and restrictions affecting the Project, the following areas (“Common Areas”) appurtenant to the Premises: (i) the Project’s common entrances, hallways, lobbies, restrooms not located within the premises of any tenant, elevators, if any, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and (ii) parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the Project which are for the common use of the owners, tenants and occupants of buildings within the Project and their respective employees, customers and invitees. See Addendum Paragraph 1.5

(e)	Landlord reserves the right from time to time without unreasonable interference with Tenant’s use: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building; (ii) to make changes to the design of the Project including changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of buildings, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iv) to designate other land outside the boundaries of the Building or Project to be a part of the Common Areas; (v) to add additional buildings and improvements to the Common Areas; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

* See Addendum Paragraph 2

3.	LEASE TERM.

Subject to the terms of SETIA The terms of this Lease shall be for the period designated in Subparagraph 1(l) commencing on the Commencement Date, and ending on the Expiration Date as set forth in said Subparagraph 1(l), unless the term hereby demised shall be sooner terminated as herein

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provided (“Term”). Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease shall be measured from the first day of the month following the month in which the Commencement Date occurs.

4.	POSSESSION.

(a)	Delivery of Possession. Landlord agrees to deliver possession of the Premises to Tenant upon the substantial completion of the Tenant improvements as determined by Landlord’s architect or space planner in accordance with the terms of this Lease and the SETIA. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) executed copies of policies of insurance or certificates thereof as required under Paragraph 18 of this Lease; and (ii) copies of all governmental permits and authorizations required in connection with Tenant’s operation of its business upon the Premises. See Addendum Paragraph 3

(b)	* Late Delivery. * See Addendum Paragraph 4

(c)	* Condition of Premises. * See Addendum Paragraph 5

5.	RENT.

(a)	Basic Rent. Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(k) (adjusted as hereinafter provided) in twelve (12) equal monthly installments as designated in Subparagraph 1(j), each in advance on the first day of each and every calendar month during the Term. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the rent for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rent shall be paid at the commencement of such period. In addition to the Annual Basic Rent, Tenant agrees to pay additional rent as provided in Paragraph 6 and the amount of all rental adjustments as and when hereinafter provided in this Lease. The Annual Basic Rent, any additional rent payable pursuant to the provisions of this Lease, and any rental adjustments shall be paid to Landlord, without any prior demand therefor, and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(e) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and parking, if any, shall be considered additional rent for the purpose of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. Annual Basic Rent shall be adjusted as provided in Subparagraph 1(I). A rent payment schedule is set forth in Addendum Paragraph 6.

(b)	Late Payment. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received Within 10 days of when due, Tenant shall pay to Landlord an additional sum equal to 5%, of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

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(d)	Step Increase. See Addendum Paragraph 6

6.	ADDITIONAL RENT.

In addition to Annual Basic Rent. Tenant shall pay to Landlord additional rent in accordance with the terms of this Paragraph 3. The purpose of this Paragraph 6 is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, management, ownership, repair or replacement, and insurance of the Project which are in excess of all such Expenses incurred during the Base Year. Accordingly, during each year of the Lease Term, Tenant shall pay to Landlord on a monthly basis additional rent in accordance with that portion of Tenant’s share of Expenses related to the Project which is in excess of Tenant’s share of Expenses related to the Project established for the Base Year shown in Subparagraph 1(m) prorated on a monthly basis.

(a)	Expenses Defined. The term “Expenses” shall mean all direct costs and expenses of the ownership, operation, management, maintenance, repair or replacement, and insurance of the Project, as determined by Consistently applied standard accounting practices, calculated assuming the Project is fully occupied and fully assessed including, without limitation, the following costs:

1.	All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

2.	All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project, including project management office rental costs and a management administration fee in an amount equal to 4.5% of expenses (excluding salary, overhead and other costs exclusively attributable to the operations of landlord’s property manager).

3.	All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past, cost experience for the Project;

4.	Without double counting items in paragraph 3, the following: Amortization (along with reasonable financing charges) of capital replacements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred); and

5.	Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed with respect to any calendar year or part thereof included within the term upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. “Real Property Taxes” shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is: (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof: (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. See Addendum Paragraph 6.5

(b)	Annual Estimate of Expenses. At the commencement of each calendar year, Landlord shall estimate Tenant’s share of Expenses for the coming year based on the Premises Percent of Project set forth in Subparagraph 1(h), Within thirty (30) days following the expiration of the Base Year. Landlord shall provide Tenant with a written statement setting forth the actual Expenses for the Project for the Base Year and Tenant’s share thereof based on the Premises Percent of Project set forth in Subparagraph 1(h).

(c)	Monthly Payment of Expenses. If Tenant’s portion of said estimate of Expenses for the forthcoming calendar year is greater than Tenant’s portion of the Expenses established for the Base Year shown in Subparagraph 1(m), Tenant shall pay to Landlord, as additional rent, such estimated excess in monthly installments of one-twelfth (1/12) of such total excess amount beginning on January 1 of the forthcoming calendar year, and one-twelfth (1/12) of such total excess amount on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant’s share of Expenses. If the additional rent paid by Tenant under this Subparagraph _(c) during the preceding calendar year was less than the actual amount of Tenant’s share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the Term of this Leases has expired or this Lease has been terminated prior to Tenant’s receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant’s share of Expenses. If Tenant’s payments were greater than the actual amount, then such overpayment shall be credited by Landlord to ____ present rent due under this Lease.

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7.	PREPAID RENT.

8.	SECURITY DEPOSIT.

9.	USE OF PREMISES AND PROJECT FACILITIES.

(a)	Tenant’s Use of the Premises. Tenant shall use the Premises for the use or uses set forth in Subparagraph 1(d) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project.

(b)	Compliance. At Tenant’s sole cost and expense, Tenant shall procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises. Tenant shall maintain the Premises in compliance with all laws, statutes, zoning restrictions, ordinances or governmental laws, rules, regulations or requirements of any duty constituted public authority having jurisdiction over the Premises now or hereafter in force, the requirements of the Board of Fire Underwriters or any other similar body now or hereafter constituted, or of the Certificate of Occupancy issued for the Building. Tenant shall not use or occupy the Premises in violation of any of the foregoing. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any authority having jurisdiction over the Premises, governmental or otherwise, to be a violation of law or of said Certificate of Occupancy. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant’s failure to comply with the provisions of this Paragraph 9. Tenant shall not do or permit anything to be done in or about the Premises which will in any manner obstruct or interfare with the rights of other tenants or occupants of the Project, or injure or them, or use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Common Areas or the Project including, without limitation, the Rules and Regulations referred to in Paragraph 34 and attached hereto as Exhibit F. Tenant shall not commit or suffer to be committed any wants in or upon the Premises and shall keep the Premises in first class repair and appearance. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate or minimize such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof, for such machinery or equipment.

(c)

Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of in, on, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord, in the sole and absolute discretion, may consent to Tenant’s generation, storage or use of Hazardous Materials on or in the Premises provided Tenant demonstrates to Landlord, in its sole and absolute judgment, that such Hazardous Materials (in incidental quantities) are necessary to or required as part of Tenant’s business and will be generated, used, kept, stored and/or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices and provided ___ _____ __ _________ the written consent of Landlord, and provided further the Tenant indemnifies Landlord form any and all liability with respect to such Hazardous Materials as more particularly described below. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove form the Premises, the Building and/or the Project, at its sole cost and expense any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are brought upon, stored, used, generated or released into the environment by Tenant, its agents, employees, contractors or invitees. To the fullest extent permitted by law, Tenant hereby indemnifies Landlord and agrees to hold Landlord, the Premises, the Building and the Project free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises or the Project, damages for the loss or restriction or use of rentable of usable space or of any amenity of the Premises, the Building, the Common Areas or any other portion of the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term directly or indirectly form the presence of Hazardous Materials on, in or about the Premises, the Building or any other portion of the Project

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which is caused or permitted by Tenant, its agents, employees, contractors or invitees. This indemnification in the foregoing sentence by Tenant of Landlord includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Building, the Common Areas or the soil or ground water on or under the Project or any portion thereof. Tenant shall promptly notify Landlord of any release of Hazardous Materials in, on or about the Premises or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes including (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 2550 (1) of the California Health and Safety code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyis (“PCBs”), and (H) treon and other chlorofluorocarbons. *

*See Addendum Paragraph 7

(d)	Survival. The provisions of this Paragraph 9 shall survive any termination of this Lease.

10.	SURRENDER OF PREMISES; HOLDING OVER.

Upon expiration of the Term of the Lease, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Paragraph 16 herein. Tenant shall remove all personal property including, without limitation, improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property before the expiration of the Term. Landlord can elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property.

If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to Term and rent, shall apply to the month-to-month tenancy. If Tenant fails to surrender the Premises after expiration or termination of the Term, Tenant shall indemnify, defend and hold harmless from all loss or liability, including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding Tenant founded on or resulting from Tenant’s failure to surrender and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, actual attorneys’ fees and costs. See Addendum Paragraph 7.5

11.	SIGNAGE.

Landlord shall designate the location at or adjacent to the Premises and within the Building lobby, if any, for one more Tenant identification sign(s). Tenant shall install and maintain its identification sign(s) in such designated locations in accordance with this Paragraph 11 Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises or the Project and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted sign(s) shall be subject to: (I) Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s discretion, (II) any covenants, conditions or restrictions encumbering the Premises, and (III) any applicable municipal or governmental permits and approvals. The cost of the sign(s), including the installation, maintenance and removal thereof shall be at Tenant’s sole cost and expense. If Tenant fails to install or maintain its sign(s), or if Tenants fails to remove same upon termination of this Lease and repair any damage caused by such removal including, without limitation, repainting the Building (if required by Landlord, in Landlord’s sole but reasonable judgment), Landlord may do so at Tenant’s expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed additional rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord’s costs, expenses and actual attorney’s fees with interest thereon at the maximum interest rate permitted by law from the date of Landlord’s demand or otherwise conveyed to any assignee or subtenant of Tenant without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. See Addendum Paragraph 8

12.	PERSONAL PROPERTY TAXES.

Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

13.	PARKING.

See Addendum Paragraph 9

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14.	UTILITIES.

Provided Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit H and incorporated herein by this reference, subject to the conditions and in accordance with the standards set forth therein. Landlord’s failure to furnish any of such utilities and services when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbances or labor disputes of any such character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord’s reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent, no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure unless these shall be an uninterrupted failure to provide any and all utilities for three or more business days due to the gross negligence or wilfull misconduct of Landlord. In the event of any stoppage or interruption of services or utilities, Landlord shall differently attempt to resume such services or utilities promptly. If Tenant requires or utilizes more water or electrical power than is reasonable or normal for similar tenants in similar projects Landlord may, at its option, require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant thereafter shall pay all charges of the utility providing services. * See Addendum Paragraph 10

15.	MAINTENANCE.

By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including all windows and doors, to keep, maintain and preserve the Premises in first class condition and repair. Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Landlord in the same condition as when received ordinary wear and tear excepted Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

Anything contained in this Paragraph 15 to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; provided, however, the cost of all such maintenance shall be considered “Expenses” for the purposes of Subparagraph 6(a), unless such maintenance and repairs are caused in whole or in part by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 19 hereof there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein except if caused by gross negligence or wilfull misconduct of Landlord. Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or any similar law, statute or ordinance now or hereafter in effect.

16.	ALTERATIONS.

Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord’s prior written consent which consent shall not be unreasonably witheld. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within 30 days before or 30 days after expiration of the Term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within 30 days after notice of its election is given, whichever is later.

Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord, and in compliance with all applicable laws, statutes and regulations. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’ liens which may result from construction by Tenant.

* See Addendum Paragraph 11.

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17.	RELEASE AND INDEMNITY.

As material consideration to Landlord, Tenant agrees that Landlord and its agents and employees shall not be liable to Tenant, its agents, employees, invitees, licensees and other persons claiming under Tenant for: (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein; or (iv) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other cause whatsoever unless caused by the gross negligence or willful misconduct of Landlord and its employees or agents. Landlord or its agents shall not be liable for interference with light or other corrosive hereditaments, nor shall Landlord be liable for any latest defects in the Premises or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project, and of defects therein or in the fixtures or equipment located therein.

To the fullest extent permitted by law, Tenant agrees to indemnity, defend (with counsel satisfactory to Landlord) and hold harmless Landlord, its agents, successors in interest with respect to the Building and their directors, officers, partners, employees, shareholders, agents and representatives and the directors, officers, partners, employees, shareholders, agents and representatives of the partners of Landlord from (i) all claims, actions, liabilities, and proceedings arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees, in or about the Premises, the Building, or the Project and any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, contractors, employees or invitees, and (ii) any and all costs, attorneys’ fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Landlord by reason of any such claims. Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord unless caused by the gross negligence or willful misconduct of Landlord or its employees or agents. Tenant hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Landlord receives written notice of such and Tenant hereby waives all its claims in respect thereof against Landlord.

As used herein, the term “liabilities” shall include all suits, actions, claims and demands and all expenses (including attorneys’ fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Paragraph, Tenant shall, upon notice from Landlord defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. It is understood that payment shall not be a condition precedent to recovery upon the foregoing indemnity.

*	See Addendum Paragraph 12

18.	INSURANCE.

Tenant, at its cost, shall pay for and keep in full force and effect:

(a)	COMPREHENSIVE GENERAL LIABILITY OR COMMERCIAL GENERAL LIABILITY insurance with respect to the Premises and the operations on or on behalf of Tenant, in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), ____ contractual, owner’s protective, broad form property damage liability, liquor liability (if applicable) and owned and non-owned automobile liability is an amount not less than $1,000,000 per occurrence. The insurance policy or policies shall contain the following provisions (1) severability of interest, (2) an endorsement naming Landlord, Landlord’s Mortgagees and the property manager as additional insurance, (3) with respect to improvements or alterations permitted under this Lease, contingent liability and builder’s risk insureds, and (4) coverage must be on an “occurrence basis”. “Claims-Made” forms are not acceptable.

(b)	WORKERS COMPENSATION COVERAGE as required by law, and other employer coverages as required by law.

(c)	TENANT’S PROPERTY INSURANCE: Tenant shall at all times during the Term hereof and at its cost and expense, maintain in effect policies of insurance covering (1) all Tenant improvements on the Premises installed by Tenant, and (2) all personal property of Tenant located in or at the Premises including, but not limited to, fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, and these policies shall provide protection against any peril included within the classification “All Risk” including, but not limited to, insurance against vandalism and malicious mischief. The proceeds of such insurance shall be used to repair or replace the tenant improvements and personal property so insured.

All policies of insurance required under Paragraph 18 (c) shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without unreasonable cost. Landlord and Tenant each hereby waive any rights of recovery against the other for injury or loss to such waiving party or to its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party under this Lease. The foregoing waiver shall be effective whether or not the waiving party shall actually obtain and maintain the insurance which such waiving party is obligated to obtain and maintain under this Lease.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located and holding a General Policyholders Rating of A- and a Financial Rating of “X” or better, as set forth in the most recent edition of Best’s Insurance Reports; (b) shall contain an endorsement requiring at least 30 days prior written notice to Landlord and Landlord’s lender, before cancellation on material change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and within fifteen (15) days of expiration of each policy. Tenant’s

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failure to provide evidence of such coverage to Landlord may, in Landlord’s sole discretion, constitute a default under this Lease.

Landlord shall insure the Building (excluding all property which tenants of the Building are obligated to insure) against damage with “All Risk” insurance and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. The cost of any insurance required to be maintained by Landlord hereunder shall be included as part of “Expenses” under Subparagraph 6(            ). Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord. * See Addendum Paragraph 13

19.	DESTRUCTION.

If during the Term of this Lease, any portion of the Premises, access to the Premises or any part of the Building which is essential to the use of the Premises is damaged or destroyed and such damage or destruction can, in Landlord’s reasonable estimation, be repaired within 180 days following such damage or destruction, this Lease shall remain in full force and effect and Landlord shall promptly commence to repair and restore the damage or destruction to substantially the same condition as existed prior to such damage and shall complete such repair and restoration with due diligence compliance with all then existing laws. If (1) such damage or destruction cannot, in Landlord’s reasonable estimation, be repaired within 180 days following such damage or destruction; or (2) more than forty percent (40%) of the Building is damaged or destroyed (regardless of its impact on the Premises); or (3) any mortgages of the Building will not allow the application of insurance proceeds for repair and restoration; or (4) the damage or destruction is not covered in full by Landlord’s insurance required by Paragraph 18, or (5) the damage or destruction occurs within the last twelve (12) months of the Term of this Lease or any extension hereof, then Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of the date Landlord _______ of the damage.

In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises, damage to Tenant’s Personal Property and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, provided, however, that Landlord shall, use reasonable efforts not to interfere with Tenant’s use of the premises during normal business hours consistent with any construction effort. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord’s repair and restoration work and in coordination with a work schedule prepared by Landlord, or Landlord’s contractor. Further, Tenant’s work shall be performed in accordance with the terms, standards and conditions contained in Paragraph 16 above.

The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of the Paragraph 19 shall govern in case of such destruction.

20.	CONDEMNATION.

(a)	Definitions. The following definitions shall apply: (1) “Condemnation” means (a) the exercise of any government power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) “Date of Taking” means the date the condemnor has the right to possession of the property being condemned; (3) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

(b)	Obligations to be Governed by Lease. If during the Term of this Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

(c)	Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined, or within such other time as Landlord is required to respond to the condemning authority. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of rentable square feet in the portion of the Premises taken bears to the total number of rentable square feet in the Premises immediately before the date of taking. In the case where a portion of the Premises is taken and the Lease remains in full force and effect, Landlord shall, at its own cost and expense, make all alterations or repairs to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of work done by Landlord in originally constructing the Premises. Any work shall maintain the project as a first class office building. If any portion of the Building other than the Premises is taken and in Landlord’s reasonable opinion the Building should be restored in a manner that materially alters the Premises, or if severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant. Monthly Basic Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of Premises, as reasonably determined by Landlord or Landlord’s architect. Each party hereby waives the provisions of Section 12__, 130 of the California Code of Civil Procedures and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

If the Premises are totally or partially taken by condemnation, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, except moving expenses, and Landlord shall be entitled to receive the entire amount of the award without any deduction for any estate or interest of Tenant; in that event, Tenant shall be relieved of its obligations under the Lease.

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21.	ASSIGNMENT OR SUBLEASE.

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entry, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, In which case this Lease shall not be treated as an asset of Tenant. See Addendum Paragraph 13.5

22.	DEFAULT.

The occurrence of any of the following shall constitute a default by Tenant: (a) A failure to pay rent or any other charge when due: (b) Abandonment of the Premises (failure to occupy and operate the Premises for 90 consecutive days shall be deemed an abandonment): (c) The making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors; the filling by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or a Guarantor, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Guarantor’s assets, where possession is not restored to Tenant or such Guarantor, as the case may be, within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such secure is not discharged within (30) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant except as provided in Paragraph 21 herein; (d) The failure of Tenant to timely comply with the provisions of Paragraph 28 or Paragraph 33 of this Lease regarding, respectively, Subordination and Estoppel Certificates; or (e) The failure of Tenant to perform any other provision of this Lease.

23.	LANDLORD’S REMEDIES.

Landlord shall have the remedies described in this Paragraph 23 if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to _____ the Premises, or the appointment of a receiver or Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Upon termination of Tenant’s right to possession, Landlord has the right to recover from Tenant: (1) The worth at the time of award of any unpaid rent which had been earned at the time of termination of Tenant’s right to possession; (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination of Tenant’s right to possession until the time of award exceeds the amount of such rental loss that Tenant proves could have reasonably been avoided; (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (4) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. “The worth”, as used for Items (1) and (2) in this Paragraph 23 is to be computed by allowing interest at the lesser of 12% of the maximum rate an individual is permitted to charge by law. “The worth” as used for item (3) in this Paragraph 23 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination plus one percent (1%).

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In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 23 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

24.	DEFAULT BY LANDLORD.

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than forty-five (45) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, or the lessor of any underlying or ground lease affecting the Project, in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than forty-five (45) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default; Tenant’s remedies shall be limited to any other remedy available at law or in equity. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord. See Addendum Paragraph 14.5

25. ENTRY OF PREMISES AND PERFORMANCE BY TENANT.

Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; (d) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project; or (e) To discharge Tenant’s obligations hereunder when Tenant has failed to do so in accordance with the terms of this Lease. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Paragraph 25, unless caused by the gross negligence or wilful misconduct of Landlord or its employees or agents. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Paragraph 25. Landlord shall reasonably attempt to conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Monthly Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord (or such other period as specifically provided herein), Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant’s part to be made or performed in this Lease; provided, however, all sums so paid by Landlord and all necessary incidental costs together with interest thereon at the lesser of 12% or the maximum rate an individual is permitted to charge by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to all other rights or remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent. * See Addendum Paragraph 15

26.	SUBORDINATION.

As to existing encumbrancers and, provided that future encumbrancers recognize this tenancy and provided further that tenant shall not be disturbed by such future encumbrancers unless and until tenant is in material default of any of the provisions of this Lease, without the necessity of any additional document being executed by Tenant for the purpose of affecting a subordination, and unless otherwise elected by Landlord or any mortgages or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project (or any part thereof), this Lease shall be subject and subordinate at all times __ (a) all ground lessee or underlying lesses which may now exist or hereafter be executed affecting the Project, or the land upon which the Project is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated this Lease to any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, _______ to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority of subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant. Landlord and Tenant shall use best efforts to obtain a fully executed Agreement in the form attached as Exhibit C promptly after the execution of this Lease.

27.	NOTICE.

Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certificate first class mail, return receipt requested, addressed as set forth in Subparagraph 1(b) and 1(c). Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or at the time of service as provided in this Paragraph 27.

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28.	WAIVER.

No delay or omission in the exercise of any right or remedy by Landlord or tenant shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

29.	LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a)	The sole and exclusive remedy against Landlord shall be against Landlord’s interest in the Building;

(b)	No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c)	No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d)	No partner of Landlord shall be required to answer or otherwise plead to any service of process;

(e)	No judgment may be taken against any partner of Landlord;

(f)	Any judgment taken against any partner of Landlord may be vacated and set aside at any time after the fact;

(g)	No writ of execution will ever be levied against the assets of any partner of Landlord;

(h)	The obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, or the partners, directors, officers or shareholders of the partners of Landlord, and Tenant shall not seek recourse against any such partners or entities of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and

(i)	These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

30.	FORCE MAJEURE.

Landlord shall have no liability whatsoever to Tenant on account of (a) the inability or delay of Landlord in                  any of Landlord’s obligations under this Lease by reason of strike, other labor trouble, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord’s performance caused by any of the events of force majeure described above.

31.	PROFESSIONAL FEES.

(a)	If Landlord or tenant should engage any professional including, without limitation, attorneys, appraisers, accountants or environmental or other consultants for the purpose of bringing suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses including, without limitation, actual professional fees such as appraisers’, accountants’, attorneys and other consultants’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

32.	EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant shall not create a binding agreement between Landlord and Tenant nor shall it constitute a reservation or option to lease on the part of Tenant and this instrument shall not be effective as a lease and shall not create any obligations on the part of Landlord or Tenant until this Lease has been validly executed by, and delivered to, both Landlord and Tenant.

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33.	ESTOPPEL CERTIFICATE.

(a)	Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement (“ Estoppel Certificate”), in a form substantially similar to the form of Exhibit. attached hereto or in such other form as Landlord’s lender or purchaser may require, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 33 may be rolled upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

(b)	Tenants failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) days of receipt shall constitute a default under this Lease and Landlord may, at Landlord’s option, terminate this Lease.

(c)	In the event tenant does not deliver an Estoppel Certificate within 15 days after a written request by Landlord, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, which appointment is coupled with an interest, to act in Tenant’s name, place and stead to execute such Estoppel Certificate on Tenant’s behalf.

34.	RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

35.	PROJECT PLANNING.

36.	LIENS.

Tenant shall, within ten (10) days after receiving notice of the filing of any mechanic’s lien for material or work claimed to have been furnished to the Premises on Tenant’s behalf or at Tenant’s request, discharge the lien or post a bond equal to the amount of the disputed claim with a bonding company reasonably satisfactory to Landlord. If Tenant posts a bond, it shall content the validity of the lien with all due diligence. Tenant shall indemnify, defend and hold Landlord harmless from any and all losses and costs incurred by Landlord as a result of any such liens attributable to Tenant. If Tenant does not discharge any lien or post a bond for such lien within such ten (10) day period, Landlord may discharge such lien at Tenant’s expense and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in discharging such lien including, without limitation, attorney’s fees and costs and interest on all sums expended at the maximum interest rate permitted by law. Tenant shall provide Landlord with not less then ten (10) days written notice of its intention to have work performed at or materials furnished to the Premises so that Landlord may post appropriate notices of non-responsibility.

37.	MISCELLANEOUS PROVISIONS.

(a)	Time of Essence. Time is of the essence of each provision of this Lease.

(b)	Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Paragraph 21 herein.

(c)	Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein.

(d)	Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Subparagraph 1(p). If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall hold Landlord free and harmless and indemnity and defend Landlord from any liabilities, damages or claims with respect thereto, including attorney’s fees and costs.

(e)	Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Building on the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

(f)	Prior Agreement or Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

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(g)	Recording. Tenant shall not record this Lease nor a short form memorandum thereof without the consent of Landlord. Landlord may record a short form of memorandum of this Lease and Tenant shall execute and acknowledge such form if requested to do so by Landlord.

(h)	Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect.

(i)	No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint ventures. It is the express intent of the parties hereto that their relationship with regard to this Lease and the Premises be and remain that of lessor and Lessee.

(j)	Interpretation. This Lease shall be governed, construed and interpreted in accordance with the laws of the state of California. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several as to all persons or entities comprising such party. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

(k)	No Light, Air or View Easement. Any diminution or blocking of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

(l)	Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust, mortgagee, or ground lessor covering the Premises, and shall offer such beneficiary, mortgagee, or ground lessor, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a ground lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

(m)	See Addendum Paragraph 16

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Landlord:	SARES-REGIS Group as Managers for:

FIFTH & I ASSOCIATES

/s/ Illegible

	By	Date:	7-15-94

Its

Tenant:	SACRAMENTO COMMERCIAL BANK

	By	/s/ Illegible	Date:	7/5/94

Its

	By		Date:

Its

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ADDENDUM

The Standard Form Office Lease to which this document is annexed is further amended as follows:

1. Replace paragraph 2(c) with the following:

The actual usable square footage, as defined by Building Owners and Managers Association (BOMA) standards for the measurement of commercial office space, ANSI Z65. 1-1980 (Reaffirmed 1989), for all area which Tenant occupies shall be determined by a licensed architect or space planner jointly retained by Landlord and Tenant within 90 days after occupancy of the respective premises which are the subject of this Lease. Upon the determination of that person, rentable square footage shall be adjusted accordingly from the assumed figures set forth in paragraph 1(f) and Addendum Paragraph 17. If no such actual determination is made within 90 days after occupancy, the estimates of Addendum Paragraph 17 shall be binding and conclusive. No adjustment shall have any retroactive effect and all adjustments shall be prospective from the date of the determination only. A load factor of 10% shall be applied to the usable area to determine the actual rentable area on which rent shall be paid.

1.5. At the end of paragraph 2(d), add the following:

The staircase erected pursuant to the SETIA shall not be deemed a part of any common area.

2. At the end of paragraph 2(e) add the following:

However, any such changes, alterations, or additions, shall be consistent with maintenance of the Project as a first class office building, shall be completed outside normal business hours to the greatest extent feasible and shall not unreasonably interfere with use of the premises during normal business hours.

3. At the end of paragraph 4(a) add the following:

Tenant acknowledges it is already in possession of 525 J Street and 501 J Street, Suite 225.

4. Paragraph 4(b) is replaced with the following:

Late delivery of any portion of the premises shall be governed by the appropriate provision(s) of the SETIA.

5. Paragraph 4(c) is replaced with the following:

The rights of the parties relating to the condition of the premises shall be governed by the appropriate provision(s) of the SETIA.

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6. Replace paragraph 5(d) with the following:

MONTHLY BASIC RENT: The monthly basic rent for the term of this lease shall be according to the following schedule:

1 Lease Mos.	2 525 J St. 11,184 rsf	3 501 J, #110 9,414 rsf	4 501 J, #225 5,635 rsf	5 Premises Percentage
01-12	$1.85/sf/mo*	N/A	$1.70/sf/mo**	8.77%
13-24	$1.85/sf/mo	N/A	$1.37/sf/mo**	8.77%
25-36	$1.85/sf/mo	N/A	$1.37/sf/mo	8.77%
37-48	$1.85/sf/mo	N/A	$1.37/sf/mo	8.77%
49-60	$1.85/sf/mo	N/A	$1.37/sf/mo	8.77%
61-72	$2.08/sf/mo	$1.90/sf/mo***	$1.60/sf/mo	13.68%
73-84	$2.08/sf/mo	$1.90/sf/mo	$1.60/sf/mo	13.68%
85-96	$2.08/sf/mo	$1.90/sf/mo	$1.60/sf/mo	13.68%
97-108	$2.08/sf/mo	$1.90/sf/mo	$1.60/sf/mo	13.68%
109-120	$2.08/sf/mo	$1.90/sf/mo	$1.60/sf/mo	13.68%
121-132	$2.08/sf/mo	$1.90/sf/mo	$1.60/sf/mo	13.68%

*	Retroactive to 1/1/94 and with limited rental abatement period. See Addendum ¶18

**	See Addendum ¶19.

***	See Addendum ¶17.

6.5. At the end of paragraph 6(a)(5) add the following:

Any tax increase in real estate taxes due to a change in ownership shall be capped at seven percent (7%) for the tax year in which the sale occurs. In the following year, the balance of the increase applicable to Tenant in excess of 7% shall be Tenant’s responsibility. Such increases shall not occur more than two times during the initial lease term.

6. In the definition of Expenses contained in this Section, it is expressly understood and agreed that Expenses shall exclude the following:

(a) interest on debt or amortization payments on any mortgages or deeds of the Property on which the Building is situated or indebtedness against the Building or any ground lease rental;

(b) costs incurred by Landlord for the repair of damage to the Building or common areas, to the extent that Landlord is reimbursed by net insurance proceeds;

(c) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space in the Building (for Tenant or otherwise), other than such reasonable expenditures for the common areas;

(d) leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building;

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(e) all items and services for which Tenant or any other tenant of the Building reimburses Landlord, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(f) advertising and promotional expenditures, and costs or signs in or on the Building identifying Landlord or any tenant of the Building;

(g) electric power costs for which any tenant directly contracts with the local public service company, cost of utilities which are separately metered and paid for by tenants in the Building (including Tenant);

(h) damages, fines, interest, or penalties (including, without limitation, tax penalties) incurred by Landlord due to the default by Landlord of any lease of space in the Building or incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due;

(i) rentals and other related expenses incurred leasing heating, ventilating and air conditioning equipment, elevator equipment or other equipment ordinarily considered to be of a capital nature in excess of that amount which would be included in Expenses if such equipment were purchased and the cost thereof were amortized over the useful life thereof in accordance with generally accepted accounting principles consistently applied;

(j) costs incurred by Landlord in connection with (i) its removal, abatement or treatment of asbestos in any portion of the Building (whether required by any present or future law or voluntarily), and/or (ii) its installation or construction of any improvements to any portion of the Building made to comply with any and all laws enacted prior to the date of the Lease, including but not limited to, all environmental laws and all handicap-access laws, including, without limitation, The Americans With Disabilities Act of 1990;

(k) except as may be otherwise specifically permitted under the Lease except with respect to “life safety” or “energy conservation” improvements (however, with respect to expenses for energy conservation improvements, such costs shall be included in Expenses to the extent such costs do not exceed the amount of costs savings of such improvements), costs incurred by Landlord for alterations which are considered capital improvements under generally accepted accounting principles, consistently applied;

(1) expenses for legal services incurred by Landlord by reason of a default by another tenant in the Building;

(m) costs incurred in connection with repairing defects in the initial design or construction of the Premises or the Building,

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or bringing the Premises, Building, or common areas into compliance with any law in effect prior to the date of the execution of this Lease, including, but not limited to, any changes, modifications or alterations made or required pursuant to The Americans With Disabilities Act of 1990;

(n) expenses resulting directly or indirectly from the gross negligence or willful misconduct of Landlord or its agents or employees;

(o) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(p) costs associated with the operation of the business of the person or entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Building or the common areas);

(q) costs incurred by Landlord for repairs or replacements to the extent that Landlord is reimbursed under warranties or guaranties;

(r) services, installations or benefits furnished to any office tenant in the Building which are not furnished to Tenant;

(s) damage and repairs attributable to condemnation;

(t) any sale, syndication, financing or refinancing costs and expenses;

(u) except as otherwise provided in Paragraph 6.a.(4), depreciation and amortization except on materials, tools, supplies, and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(v) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or its affiliates except in the parking garage of the Building;

7. Add the following at the end of paragraph 9(c):

The foregoing notwithstanding, Tenant may use and store normal accounts of materials that may contain Hazardous Materials, if those materials are ordinary and consistent with the use of the Premises as office and business space.

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And add the following after paragraph 9(d):

(e) Landlord’s Indemnification: Except as to matters within the scope of paragraph 9(c), Landlord agrees to defend, indemnify, and hold harmless Tenant from any claims, judgments, damages, penalties, fines, costs, liabilities or losses arising from the actual or alleged contamination of the Project, or any part thereof, by Hazardous Materials, provided however, that Landlord shall not be liable for any lost profits or other consequential damages allegedly or actually suffered by Tenant on account of forced closure of its business or forced relocation.

(f) Further Indemnifications: Landlord agrees to defend, indemnify, and hold harmless Tenant from any claims, judgments, damages, penalties or other costs arising from any alleged failure of any portion of the project, except Tenant’s premises, to comply with the Americans With Disabilities Act of 1990 (“ADA”). Tenant, having prepared the space plans for its premises to be expanded and refurbished, agrees to defend, indemnify and hold harmless Landlord from any claims, judgments, damages, penalties or other costs arising from any alleged failure to the premises leased to Tenant to comply with the ADA.

7.5. At the end of paragraph 10 add the following:

During any holdover, Tenant shall pay monthly rent in an amount equal to 110% of Monthly Basic Rent, subject to increases as provided in subparagraph 5(c), if applicable, for the last full calendar month during the regular term, plus 100% of said last months estimate of Tenant’s share of Expenses pursuant to paragraph 6, subject to increase as provided therein, provided however that if the holdover exceeds three months in duration the amount of Monthly Basic Rent shall be adjusted upward commencing with the fourth month from 110% to 125%.

8. Add the following at the end of paragraph 11:

Notwithstanding the foregoing, Tenant shall have the right to maintain its current exterior identification signage located over the main banking hall entrance at 525 J Street. Upon the review and approval by Landlord of Tenant’s signage designs and locations and upon receipt by Tenant of all necessary governmental approvals for the installation of such signs and for which Landlord has received copies of such approvals, Tenant shall have the right to install two signs at the top of the building located at the southwest corner of the Project’s office tower (“Tower Signs”), one eyebrow sign directly above the 501 J Street, Suite 110 space, one eyebrow sign directly above 525 J Street, and the current exterior identification signage located above the main banking hall entrance at 525 J Street for a total of three “eyebrow” signs (“Eyebrow

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Signs”). Tenant shall be allowed a third eyebrow sign only if the City of Sacramento does not limit signage allowable along the “I” Street portion of the Building or the “J” Street signage currently associated with Suite 100, 501 J Street as a condition to Tenant receiving a third sign location. While Landlord will allow Tenant to maintain three Eyebrow signs, nothing herein shall constitute a representation or warranty to Tenant that the City of Sacramento will allow any particular location or number of such signs. Tenant may, once during the term of this Lease or any extension thereof, upon receiving all appropriate required City of Sacramento approvals and permits and upon review and approval by Landlord, relocate the eyebrow signage to any eyebrow area directly over Tenant’s Premises. Should Tenant choose to relocate the Eyebrow Signage, Tenant shall restore the building surface, where the previous sign was located, to its original condition prior to the original installation at Tenant’s sole cost and expense. No other exterior building signage shall be installed by Tenant. Landlord does not warrant the size, number or location of any of the signage rights provided to Tenant under the terms of this Lease. All costs associated with obtaining governmental approval, installation, manufacture and maintenance of Tenant’s signage shall be borne by Tenant. If any of said signage is removed from the building, Tenant shall immediately restore the building surface to its condition existing prior to such sign installation. If said signage falls into disrepair, Tenant shall have ten (10) days to effect repairs following Landlord’s notice to Tenant to do so. If repairs are not completed within such period, Landlord shall have the right but is not obligated to make repairs and charge Tenant for same, which charges shall be additional rent for the next succeeding month. Immediately upon expiration or sooner termination of this Lease or any extensions hereof, Tenant shall immediately remove all signs and shall restore the building surface to its condition existing prior to such sign installation.

Tenant shall have no obligation to make repairs relating to the signage of the previous tenant at 501 J Street, Suite 110.

9. Paragraph 13 is replaced with the following:

(a) Unless Tenant is in default hereunder, Tenant shall be entitled to the number and type of parking spaces set forth in this paragraph, subject to a monthly parking fee for such spaces with Landlord reserving the right to set and increase monthly rates, not to exceed parking rates in similar buildings within downtown Sacramento, for such spaces from time to time during the Term of this Lease. Tenant shall not use more parking spaces than said number. If at any time during the Term hereof Tenant does not choose to pay for the full number of such parking spaces, at Landlord’s option, Tenant shall not

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thereafter have the right to recommence the use of the spaces not paid for if Landlord has made commitments for those spaces in the interim. Such spaces shall be located in those portions of the Common Areas designated by Landlord for parking. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking subject to the continuing provision to Tenant of the spaces provided to it hereunder. In the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specially assigned by Landlord to other tenants or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the Common Area.

(b) The use by Tenant, and its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth herein, as well as Exhibit I attached hereto and by this reference incorporated herein, and all reasonable nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of the established parking rules and procedures; provided, however, that Landlord shall use diligent, reasonable efforts to enforce uniformly such rules and procedures. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein or in Exhibit I, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(c) For the period January 1, 1994 through December 31, 2004, Tenant shall have the right to maintain 12 reserved parking spaces (SEE EXHIBIT A-4, spaces marked “S”). Commencing August 1, 1999, Tenant shall have the right to an additional ten (10) reserved parking spaces (SEE EXHIBIT A-5, spaces marked “B”). The reserved parking spaces shall be marked “SCB Customers Only.” Tenant shall have the first twelve (12) months of the lease term following execution of this Agreement free of charge for the twelve (12) reserved spaces. The rates for these reserved parking

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spaces shall be at the prevailing market rates (not to exceed those for similar buildings) (currently $95.00 per month) for reserved parking throughout the term of this Lease. Up to twelve (12) of the reserved parking spaces may be for banking customers of Tenant only (“Customers”), one (1) hour maximum parking. Tenant shall be provided with a one (1) hour customer validation stamp which shall be used for Customers only. Customers parking for a period in excess of one (1) hour shall be required to pay the prevailing market rate or Tenant may purchase validation stickers from the parking management company at the prevailing market rate and provide them to Customers for any additional time greater than one (1) hour validation period.

(d) For the period January 1, 1994 through December 31, 2004 (or such later date as the Lease termination date may be extended under the SETIA), Tenant shall have the right to seventy (70) unassigned parking spaces. Commencing August 1, 1999, Tenant shall receive the right to an additional twenty-one (21) unassigned parking spaces. Tenant shall have the first twelve (12) months of the lease term following execution of this Lease free of charge for the seventy (70) unassigned parking spaces. SCB shall have the right to acquire additional unassigned parking spaces at a ratio of 2.6 per 1,000 useable square feet leased by SCB concurrently with any expansion within the Building. The rates for these unassigned parking spaces shall be at the prevailing market rates (not to exceed those for similar buildings) for unassigned parking throughout the term of these Lease.

(e) Tenant shall have the right to park vehicles owned by it and used in its business operations overnight in its parking areas notwithstanding contrary provisions in this Lease. Periodic overnight parking by employees as necessary in their performance of duties shall also not constitute a breach.

(f) Tenant agrees to provide Landlord on a monthly basis an updated list of all employees issued parking cards with the appropriate designation of reserved or non-reserved parking. In addition, Tenant agrees to notify Landlord promptly if an employee has been terminated so that the parking card may be immediately deactivated. Tenant further agrees that any failure to pay the monthly parking charges when due shall be considered a material default under this Lease.

10. Add the following at the end of paragraph 14:

Tenant may request ventilation, heating and air conditioning service for hours other than those outlined on Exhibit H, Paragraph 1 (Overtime Air Service). Upon at least twenty-four (24) hours minimum advance written notice from Tenant to Landlord, the Landlord shall arrange for such Overtime Air Service. For each Overtime Air Service request, Tenant

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shall pay, as additional rent, the following costs:

$50.00 Service Charge

If on weekdays, $25.00 per hour.

If on weekends, $35.00 for the first hour and $25.00 per hour thereafter.

Tenant shall be entitled to two (2) calendar days per year at no cost.

Such costs shall be paid to Landlord, at the same address provided for rent and notices or such other addresses as Landlord may from time to time designate in writing, within thirty (30) days of receipt of invoice. Tenant shall provide the appropriate billing address for Overtime Air Service in the space provided below, and shall notify Landlord in writing of any change in address.

Landlord reserves the right to reasonably adjust the hourly charge for Overtime Air Service if the costs to Landlord of providing said service increases.

Tenant’s billing address for overtime air service is as follows:

Sacramento Commercial Bank

Attn: Chief Financial Officer

525 J Street

Sacramento, CA 95814

11. Add the following at the end of paragraph 16:

Landlord agrees that Tenant shall have the right to install one or more Automatic Teller Machines (“ATM”) as allowed by the structure of the building and local governmental approvals, if any, through the exterior of the Building, protruding from Tenant’s space. Tenant’s right to install such ATM’s shall be exclusive in the Property.

Notwithstanding the foregoing, Tenant may make alterations to the premises having a total cost of $10,000 or less without Landlord’s prior consent, provided however, that no alterations of any kind requiring a building permit may be made without Landlord’s prior consent in writing. Provided that Tenant gives notice to Landlord of a proposed alteration or requests Landlord’s consent to an alteration, as appropriate, Tenant may request in writing that Landlord then advise it whether the proposed alteration must be removed at the termination of the tenancy. Landlord shall respond in writing to such written request(s) within ten (10) days after actual receipt; failure by Landlord to timely respond to such a request shall be deemed a waiver of Landlord’s right to require removal of the proposed alteration at the termination of the tenancy.

Tenant shall have the right to perform unperformed maintenance if and only if within

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30 days after written notice from Tenant, Landlord shall have failed to commence appropriate maintenance which Tenant’s notice identifies as unperformed, provided however, that if the nature of the problem is such that work cannot be commenced within such 30 days Landlord’s written notice to Tenant identifying such circumstances and the measures contemplated to address the problem shall bar Tenant’s right to perform any work or repair, if Landlord prosecutes the same to completion in as reasonably diligent a fashion as the circumstances permit. If Tenant incurs expenses for maintenance pursuant to this paragraph, it may make a claim against Landlord for the same, but under no circumstances shall Tenant withhold any rent on account of such expenses.

12. Add the following at the end of paragraph 17:

Landlord shall require any employees, contractors, or agents having the authority to enter Tenant’s premises to be bonded against theft or other loss up to $10,000.

13. Add the following at the end of paragraph 18:

In consideration of Landlord’s agreement not to require loss of income or business interruption insurance or rental abatement insurance, Tenant expressly waives any and all claims it may have against Landlord or any of its officers, partners, agents or employees for any loss of income, for any injury on account of business interruption.

13.5. At the end of paragraph 21 add the following:

Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant’s authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord’s written consent which Landlord shall not unreasonably withhold. Landlord shall be deemed reasonable in withholding its consent if it reasonably determines that:

(i) the financial condition of the proposed assignee or sublessee as reflected in its audited financial statements delivered to Landlord suggests that there is a reasonable possibility that the assignee or sublessee will not be able to satisfy the Tenant’s obligations under this Lease for the duration of its term;

(ii) the intended use of the premises by the proposed assignee or sublessee is other than a permitted use under this Lease or, if a permitted use under this Lease, is inconsistent, incompatible or competes with the use of another tenant in the project which has a right of exclusive use or operation within the project;

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time of the merger, acquisition or sale of assets, then the transaction shall be deemed an assignment and Landlord’s consent shall be required.

Any and all profits realized from any subletting or assignment during the term of this Lease shall be divided equally between Landlord and Tenant (SCB), after deduction and reimbursement to Tenant (SCB) of its expenses incurred in arranging the sublease or assignment, including but not limited to broker’s and attorneys’ fees.

14. Landlord shall pay a commission of 2 1/2% to Tenant’s broker, but only for the portion of the lease attributable to 501 J Street, Suite 110 when that space becomes a part of this lease — i.e. for the period August 1, 1999 through termination. Such commission shall be payable within 30 days after execution of this Lease. One half of this commission shall be payable on execution of this Lease; the remaining one-half shall be payable upon completion of all tenant improvements under the SETIA.

14.5 The beneficiary under Landlord’s existing deed of trust is Credit Suisse, New York Branch, with an office at 100 Wall Street, New York, New York 10005. Landlord shall furnish written notice to Tenant of any changes in the beneficiary under any deeds of trust encumbering the Project.

15. Add the following at the end of paragraph 25:

Any employee, contractor, or agent of Landlord who is authorized to enter the leased premises shall be bonded against theft or loss up to $10,000.

16. Add subparagraph (n) of paragraph 37 as follows:

The acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

17. The premises demised under this lease at its date of execution are as follows: approximately 11,184 rentable square feet known as 525 J Street (See EXHIBIT A-l, cross-hatched area) and approximately 5,635 rentable square feet known as 501 J Street, Suite 225 (See EXHIBIT A-3, cross-hatched area.) Initial rentable square feet under this lease is approximately 16,819.

Concurrently, Tenant shall also occupy approximately 9,414 rentable square feet known as 501 J Street, Suite 110 (EXHIBIT A-2, cross-hatched area) under an assignment of an existing lease. Tenant is responsible for rentable square footage pursuant to the terms of the underlying lease of which it is an assignee expressly assuming all lease obligations. Including the premises occupied under this assignment, total rentable square feet occupied by tenant at the inception of this Lease will be approximately 26,233.

Effective upon the expiration of the existing lease for 501 J Street, Suite 110 (July 31, 1999), those premises shall be demised to tenant as a direct lessee of Landlord under this written lease. The rights and duties of the parties shall be determined by this lease as regards events occurring after August 1, 1999. These lease provisions shall not, however, be construed to extinguish any

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rights surviving the termination of that lease, viz. any rights the parties may have, after August 1, 1999, arising from their prior contractual relationship as landlord and assignee, including rights of defense and indemnity.

18. Upon its execution of this Lease, Tenant shall receive a retroactive rent credit back to January 1, 1994 in an amount equal to the difference between rent already paid under the previous lease for 525 J Street from January 1, 1994 through the date of execution of this Lease and the amount of the rent due for that same space under this Lease from January 1, 1994 through the date of execution of this Lease. Tenant may apply this credit toward the next rent due and owing under this Lease.

Additionally, Landlord shall abate the rent due under this Lease between August 1, 1994 and October 31, 1994 in an amount equal to the rent due between those same dates and actually paid, by Tenant (SCB) to Bank of America National Trust and Savings Association (“B of A”), as successor in interest to Pacific Southwest Realty Company under any sublease or assignment they execute contemporaneously with their execution of the Lease Restructuring and Extension Agreement and its exhibits (including this Lease). From November 1, 1994 until completion of the tenant improvement work, as defined in the SETIA, for 501 J Street, Suite 110, Landlord shall abate the rent due under this Lease in an amount equal to one-half of the amount paid by SCB to B of A during such time period.

19. In addition to the credit provided in paragraph 18, upon its execution of this Lease, Tenant shall receive a retroactive rent credit back to January 1, 1994 in an amount equal to the difference between the sum of rent already paid under the previous lease for 501 J Street, Suite 225 from January 1, 1994 through the date of execution of this Lease and the sum of rent due for that same space under this Lease from January 1, 1994 through the date of execution of this Lease. Tenant may apply said rent credit towards the next rent due.

Following execution of this Lease, rent for 501 J Street, Suite 225, shall be $1.70 per square foot through and until the date of completion of tenant improvements therein. The date of completion of such work shall be as defined in the SETIA, executed herewith. Upon the completion of those tenant improvements, there shall be a rental abatement for 12 months. At the expiration of 12 months after the completion of tenant improvements, rent shall resume at the rate of $1.37 per square foot. If tenant improvements are not completed on the first day of the month, the rental abatement and the rent due following the expiration of the rental abatement period shall be prorated.

20. The premises percent of the project during the term of this Lease shall be as scheduled in column five (5) of the matrix shown in Addendum Paragraph 6, Monthly Basic Rent. This provision shall not, however, relieve tenant of responsibility for percentage responsibility as assignee under the existing lease of 501 J Street, Suite 110, it being expressly understood that those premises are not encompassed by this lease until August 1, 1999.

21. At the end of the sixtieth (60th) month of this Lease, the Base Year as referenced in Paragraph 1.m of this Lease shall be changed to be the twelve (12) month period commencing January 1, 1999, and ending December 31, 1999.

22. Tenant shall have options as provided in attached Option to Extend Rider 1.

23. Tenant acknowledges that the Premises may be subject to flooding hazards due to the location of the building within a one hundred year flood plain. The boundaries of the flood plain are described in Preliminary Flood Insurance Rate map dated May 1,

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1989, prepared by the Federal Emergency Management Agency (FEMA) and the Preliminary Working map dated January, 1989, prepared by the U.S. Army Corps of Engineers (collectively, “Flood Maps”). The Flood Maps indicated that the majority of the City and parts of the County of Sacramento lie within a one hundred year flood plain.

Property located in the flood plain may be inundated in the event flooding occurs at a level reached on the average once every hundred years (a one percent chance of occurring in any given year). Under the provisions of the National Flood Insurance Program, such property is deemed subject to special flood hazards. Tenant expressly acknowledges and assumes the risk that the Premises may be subject to flooding due to their location in a one hundred year flood plain. Tenant unconditionally waives any flood-related property damage claim asserting liability on the part of the City or County of Sacramento or its officers, agents or employees premised on the issuance of a permit for the construction of tenant improvements within the Premises, whether or not the issuance of such a permit is due to the negligence of the City or County or its officers, agents or employees. Further, Tenant unconditionally waives any flood-related property damage claim against Landlord. The term “claim” as used in the paragraph shall include all direct of class actions or subrogation or inverse condemnation lawsuits brought by any person, entity or governmental agency.

24. This Lease, upon execution, shall supersede the existing lease between the parties for 525 J Street, and that lease shall thereafter be of no further force or effect.

25. Add the following at the end of paragraph 22:

Any default by tenant (as assignee) under the existing lease of 501 J street, Suite 110 shall also be an event of default under this lease.

LANDLORD:	SARES-REGIS Group as Managers for: FIFTH & I ASSOCIATES

	By:	/s/ Illegible

	Its:		Date:	7-15-94

TENANT:	SACRAMENTO COMMERCIAL BANK

	By:	/s/ Illegible

	Its:		Date:	7/5/94

By:

	Its:		Date:

14

Corporate Centre

[GRAPHIC]

/s/ Illegible

Landlord

/s/ Illegible

Tenant

EXHIBIT A-2

[GRAPHIC]

/s/ Illegible

Landlord

/s/ Illegible

Tenant

EXHIBIT A-3

[GRAPHIC]

/s/ Illegible

Landlord

/s/ Illegible

Tenant

EXHIBIT A-4

[GRAPHIC]

/s/ Illegible

Landlord

/s/ Illegible

Tenant

EXHIBIT A-5

[GRAPHIC]

/s/ Illegible

Landlord

/s/ Illegible

Tenant

Exhibit B

PROJECT SITE PLAN

CORPORATE CENTRE

PROJECT SITE PLAN

501 J STREET

[GRAPHIC]

B-1

LEASE RESTRUCTURING

AND

EXTENSION AGREEMENT

This Lease Restructuring and Extension Agreement (“ Restructure Agreement ”) is entered into on the day indicated below by and between Fifth & I Associates (“ Landlord ”), Sacramento Commercial Bank (“SCB”), and Bank of America National Trust and Savings Association (“B of A”) as successor in interest to Pacific Southwest Realty Company.

A. Recitals: This Agreement is entered into with reference to the following facts:

1. SCB is currently Landlord’s Tenant for the premises known as 525 J Street, Sacramento, California under a written lease, dated October 3, 1983. Pursuant to certain additional written agreements, SCB also occupies Suite 225 in the same project.

2. B of A is currently Landlord’s Tenant for the premises known as 501 J Street, Suite 110, Sacramento, California under a written lease, dated March 29, 1989.

3. 501 J Street, Suite 110 and 525 J Street are adjacent to one-another.

4. SCB would like to occupy both 525 J Street and 501 J Street, Suite 110, provided (a) that Landlord erects therein a staircase providing access from 525 J Street to Suite 225 on the second floor of the project, and (b) that Landlord makes specified improvements to 525 J Street and Suite 225, allows

1

certain improvements to be made to 501 J Street, Suite 110, and makes certain other improvements to certain common areas of the project.

5. B of A is willing to accommodate SCB’s requests, provided that SCB assumes B of A’s obligations under the written lease for 501 J Street, Suite 110, as that lease is modified in connection with this Restructure Agreement pursuant to that lease modification between Landlord and B of A attached hereto as Exhibit 1 (“Lease Modification”).

6. Landlord is willing to accommodate SCB by doing the things requested, provided (a) that SCB executes a new lease having an extended term, (b) that B of A acknowledges and agrees that none of the transactions contemplated herein will release B of A from its obligations under the written lease for 501 J Street, Suite 110, including its obligation to pay rent, (c) that B of A provides funds for tenant improvements and allows access for and erection of those improvements in 501 J Street, Suite 110, as stipulated herein, and (d) that SCB and B of A execute the documents and agreements enumerated in this Restructure Agreement.

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B. Execution of Additional Agreements: In consideration of all the promises, covenants, and performances set forth herein the parties shall execute and deliver the following documents:

1. Contemporaneously with their execution of this Restructure Agreement, B of A and Landlord shall execute and deliver to the other parties the Lease Modification.

2. Contemporaneously with their execution of this Restructure Agreement, SCB, B of A, and Landlord shall execute and deliver to the other parties an Assignment, Assumption, and Consent to Assignment in the form attached hereto as Exhibit 2.

3. Contemporaneously with their execution of this Restructure Agreement, SCB and Landlord shall execute and deliver to the other parties a new written lease (“SCB Lease”) in the form attached hereto as Exhibit 3. B of A is not a party to the SCB Lease and all parties acknowledge that B of A is not subject to any provisions contained in the SCB Lease.

4. Contemporaneously with their execution of this Restructure Agreement, SCB and Landlord shall execute and deliver to the other parties a Space Expansion and Tenant Improvement Agreement (“SETIA”) in the form attached hereto as Exhibit 4. B of A is not a party to the SETIA and all parties acknowledge that B of A is not subject to any provisions of the SETIA.

5. Contemporaneously with their execution of this Restructure Agreement, SCB and B of A shall execute and deliver to one another a Tenant Improvement Funding Agreement in the form attached hereto as Exhibit 5.

6. Contemporaneously with their execution of this Restructure Agreement, SCB and Landlord shall execute and deliver

3

to one another an Agreement Creating Pre-emptive Rights in the form attached hereto as Exhibit 6.

C. B of A Warranties:

1. B of A warrants to Landlord and SCB as follows:

(a) Attached hereto as Exhibit 7 is a true, correct, and complete copy of the written lease between B of A and Landlord for the premises known as 501 J Street, Suite 110, Sacramento, California, dated March 29, 1989.

(b) The lease attached hereto as Exhibit 7 is in full force and effect and, except as provided herein, has not been amended, modified, or supplemented, orally or in writing.

2. The term of the lease (Exhibit 7) commenced on August 1, 1989.

(a) The term of the lease (Exhibit 7) will expire on July 31, 1999.

(b) The current amount of base monthly rent is $22,820.35, and the current amount of direct expenses is $3,183.39 per month.

(c) The amount of security deposits (if any) is zero. No other security deposits have been made.

(d) B of A is paying the full lease rental, which has been paid in full as of the date hereof. No rent or other charges under the lease (Exhibit 7) have been paid for more than 30 days in advance of its due date.

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(e) All work required to be performed by Landlord under the lease (Exhibit 7) has been completed; provided, however, that Landlord acknowledges an existing credit of $4,450.00 for tenant improvement allowance which Landlord will reimburse to B of A within fourteen (14) days of execution of this “Restructure Agreement.” The foregoing provision shall not be construed to make Landlord a party to the Tenant Improvement Funding Agreement or B of A a party to the SETIA.

(f) There are no defaults on the part of Landlord or B of A under the lease (Exhibit 7).

(g) B of A has no defense to the performance of its obligations under the lease (Exhibit 7) and claims no set-off or counter-claim against Landlord.

(h) B of A has no right to any concession (rental or otherwise) or similar compensation from Landlord or its property manager, except as provided in the lease (Exhibit 7). All provisions of the lease and modifications thereto referred to herein are hereby ratified.

(i) Bank represents that the Lease is in full force and effect and that there will be no defaults on Bank’s part under it as of August 1, 1994.

As to paragraphs 2(g) and (h) above, B of A’s warranty is to the best of its actual knowledge, which is the actual knowledge of Yvonne Tom.

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D. Landlord Warranties:

1. Landlord warrants to B of A and SCB, as follows:

(a) Attached hereto as Exhibit 7 is a true, correct, and complete copy of the written lease between B of A and Landlord for the premises known as 501 J Street, Suite 110, Sacramento, California, dated March 29, 1989.

(b) The lease attached hereto as Exhibit 7 is in full force and effect and, except as provided herein, has not been amended, modified, or supplemented, orally or in writing.

2. The term of the lease (Exhibit 7) commenced on August 1, 1989.

(a) The term of the lease (Exhibit 7) will expire on July 31, 1999.

(b) The current amount of base monthly rent is $22,820.35, and the current amount of direct expenses is $3,183.39 per month.

(c) The amount of security deposits (if any) is zero. No other security deposits have been made.

(d) B of A is paying the full lease rental, which has been paid in full as of the date hereof. No rent or other charges under the lease (Exhibit 7) have been paid for more than 30 days in advance of its due date.

(e) All work required to be performed by Landlord under the lease (Exhibit 7) has been completed; provided, however, that Landlord acknowledges an existing credit of

6

$4,450.00 for tenant improvement allowance which Landlord will reimburse to B of A within fourteen (14) days of the execution of this Restructure agreement. The foregoing provision shall not be construed to make Landlord a party to the Tenant Improvement Funding Agreement.

(f) There are no defaults on the part of Landlord or B of A under the lease (Exhibit 7).

(g) Landlord has no defense to the performance of its obligations under the lease (Exhibit 7) and claims no set-off or counter-claim against B of A.

(h) Landlord, or its property manager, has no right to any additional compensation (rental or otherwise) from B of A except as provided in the lease (Exhibit 7). All provisions of the lease and modifications thereto referred to herein are hereby ratified.

(i) Subject to B of A’s continued performance under the underlying lease between the date hereof and August 1, 1994, Landlord represents and warrants to SCB that if SCB performs all the provisions in the underlying lease and Restructure Agreement to be performed by SCB, SCB shall have and enjoy throughout the term of the underlying lease and Restructure Agreement the quiet and undisturbed possession of the Premises.

3. The persons executing this Restructure Agreement and the various exhibits attached to the Restructure Agreement

7

warrant that they have full authority to sign the Restructure Agreement and the exhibits to the Restructure Agreement and that they have full authority to bind the respective parties to the performance of the Restructure Agreement and each of its exhibits.

E. Other Provisions:

1. Partial Invalidity: If any term or provision of this Restructure Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Restructure Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provisions of this Restructure Agreement shall be valid and be enforced to the fullest extent permitted by law.

2. Waivers: No waivers of any breach of any covenant or provision herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.

3. Successors and Assigns: This Restructure Agreement shall be binding upon and shall inure to the benefit of the successors and assigns and the parties hereto.

4. Professional Fees: In the event of the bringing of any action, arbitration or suit by any party hereto against another hereunder by reason of any breach of the covenants,

8

agreements, or provisions on the part of the other party arising out of this Restructure Agreement, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, accounting fees, and any other professional fees resulting therefrom. Such fees and costs may be taxed as costs by the prevailing party. Fees and costs not expressly provided for in this Restructure Agreement shall be borne by each party.

5. Entire Agreement: This Restructure Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Restructure Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agents duly authorized in writing. The parties do not intend to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto.

6. Governing Law: This Restructure Agreement is entered into in accordance with and shall be governed by the laws of the State of California.

7. Further Documents: Each party agrees that it will execute, or cause to be executed, such further documents as may

9

be necessary to carry out the express intents and purposes of this Restructure Agreement.

8. Advice of Counsel: All parties to this Restructure Agreement have employed attorneys to represent them with respect to the Restructure Agreement and all matters covered thereby, and they have been fully advised with respect to their rights and responsibilities in connection with the execution of this Restructure Agreement.

9. Counterparts: This Restructure Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.

10. Repairs: B of A will immediately upon execution of this Agreement (i) begin removal of any signage and repair any portion of the Building as necessitated by removal of the signage as if the Lease had terminated and (ii) remove any Automated Teller Machines (ATM’s) and restore those portions of the Building and Premises related to removal of the ATM as if the Lease had terminated. B of A shall perform and complete all such work in a diligent fashion but in no event more than seventy-five (75) days from the date executed by the last party and failure to do so shall be a default under the lease between Landlord and B of A.

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IN WITNESS WHEREOF the parties hereto have caused this Restructure Agreement to be executed.

SARES-REGIS GROUP AS MANAGERS FOR FIFTH & I ASSOCIATES

By:	/s/ Illegible

Its:		Date:	2-15-94

SACRAMENTO COMMERCIAL BANK:

By:	/s/ Illegible

Its:		Date:	8/1/94

By:

Its:	Date:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS SUCCESSOR IN INTEREST TO PACIFIC SOUTHWEST REALTY COMPANY:

By:	/s/ Illegible

Its:	VICE PRESIDENT	Date:	7/13/94

By:	/s/ PATRICIA MORRIS

Its:	Disposition Manager		7/13/94

11

Exhibit 1 to Lease Restructuring and Modification Agreement

LEASE MODIFICATION

Fifth & I Associates (“Landlord”) and Bank of America National Trust and Savings Association (“B of A”) as successor in interest to Pacific Southwest Realty Company hereby modify their written lease, dated March 29, 1989, for the premises known as 501 J Street, Suite 110, Sacramento, California (“Underlying Lease”), pursuant to this lease modification (“Modification”) as follows:

A. Recitals:

1. B of A would like to assign the Underlying Lease. Sacramento Commercial Bank (“SCB”) proposes to assume the Underlying Lease (with the modifications enumerated herein) as an assignee, provided B of A executes this Modification and certain other agreements.

2. SCB requires that tenant improvements be made to the Underlying Lease premises in connection with its occupancy (“Tenant Improvement Installation”).

3. Landlord and B of A each require the other party’s agreement that any such tenant improvement installation and its consequences will not reduce, increase or impact B of A’s obligations to perform the covenants of the Underlying Lease, including the covenant to pay rent.

1

B. Agreement: In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties modify the Underlying Lease as follows:

1. B of A agrees that the premises may be modified to allow the construction of tenant improvements acceptable to SCB under the terms and conditions of that Space Expansion and Tenant Improvement Agreement (“SETIA”) between SCB and Landlord of even date herewith. The foregoing consent shall not be construed as making B of A a party to the SETIA or subject to any provisions of the SETIA.

2. B of A’s obligation to pay the amount of rent stipulated in the Underlying Lease shall not be increased, reduced or otherwise affected by the installation of the Tenant improvements, nor shall B of A’s “Tenant’s Percentage” (5.01%) of total rentable area of the building be affected for purposes of any Rental Adjustments or payments of Direct Expenses or any other forms of payments or expenses, nor shall the installation of tenant improvements otherwise affect any rights of B of A in the Underlying Lease.

3. B of A reaffirms and acknowledges that this Modification shall not operate as any form of release of it or any assignee or sublessee relative to any of the tenant’s obligations under the Underlying Lease.

4. B of A waives, relinquishes, and extinguishes its option rights under paragraph 59 of the addendum to the Underlying Lease, dated March 29, 1989.

5. B of A waives, relinquishes, and extinguishes its rights under paragraphs 60, 62, 63, 64.1, and 64.2 of the addendum to the Underlying Lease, provided however, that B of A’s

2

rights under these paragraphs shall be revived if SCB, assignee of the Underlying Lease (as herein modified) under an assignment of even date herewith, ever defaults in its performance of any obligations under the Underlying Lease (as modified) and if B of A timely cures such default pursuant to the notice and cure rights contained in the Assignment of Lease from B of A to SCB to which Landlord has consented (the “Assignment of Lease”).

6. Landlord may demolish and remove the vault situated within the leased premises. Neither Landlord nor any other party shall have any obligation to return or restore said vault at the termination of the tenancy.

7. Landlord and SCB may remove existing tenant improvements and install new tenant improvements pursuant to the SETIA.

8. B of A acknowledges that the Work Letter Agreement annexed to the Underlying Lease has been fully performed; provided, however, that Landlord acknowledges an existing credit of $4,450.00 allowance for tenant improvements remains that Landlord will reimburse B of A within fourteen (14) days of execution of this Modification. The foregoing provisions shall not be construed to make Landlord a party to the Tenant Improvement Funding Agreement.

9. B of A consents to the agreement between SCB and Landlord that SCB and B of A shall be deemed to have complied with any and all insurance requirements set forth in the

3

Underlying Lease, and shall not be in default thereunder, so long as SCB insures the premises on the same terms and conditions as set forth in the lease between SCB and Landlord of even date herewith (“SCB Lease”) for the adjoining space in the building. Landlord hereby agrees, for the express benefit of SCB and B of A, to this Modification to the Underlying Lease to allow SCB to maintain the same insurance coverage and carriers with respect to both premises, provided, that if SCB ever defaults in its performance of any obligations under the Underlying Lease, if B of A timely cures such defaults pursuant to notice and cure rights contained in the Assignment of Lease and B of A reacquires the right to possession of the premises, this paragraph shall be of no further force and effect and B of A shall only be bound by the insurance requirements currently set forth in the Underlying Lease.

10. SCB and Landlord have agreed to move certain reserved parking spaces subject to paragraph 57 of the Underlying Lease as set forth on Exhibit A attached hereto and incorporated herein by reference and B of A consents to such modification.

11. Landlord agrees to provide notice of the amount of Direct Expenses or any other form of additional rent, as defined in the Underlying Lease, to both B of A and SCB.

12. Landlord agrees to provide janitorial services under the Underlying Lease under which SCB is tenant thereunder pursuant to the terms and conditions for such services under the SCB Lease; provided that if SCB ever defaults in its

4

performance of any obligations under the Underlying Lease, if B of A timely cures such default pursuant to notice and cure rights contained in the Assignment of Lease and B of A reacquires the right to possession, this paragraph 12 shall be of no force and effect and the arrangement for janitorial services shall revert to that set forth in the Underlying Lease. The janitorial expenses charged to SCB shall be included in SCB’s Base and Comparison Years for the purposes of determining Building Expenses as defined in Paragraph 6 of the Underlying Lease.

C. Miscellaneous:

l. Effect of Modifications: Except to the extent the Underlying Lease is modified by this amendment, the remaining terms and provisions of the Underlying Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Underlying Lease and the terms of this Modification, this Modification shall control.

2. Entire Agreement: This Modification embodies and sets forth fully and completely each and every understanding between Landlord and B of A with respect to any and all modifications of the Underlying Lease. THERE ARE NO TERMS OF AGREEMENT, UNDERSTANDINGS, OR ARRANGEMENTS OF ANY KIND WHATSOEVER BETWEEN LANDLORD AND B of A, EXCEPT FOR WHAT IS SET FORTH IN WRITING IN THE UNDERLYING LEASE DOCUMENT, THIS WRITTEN MODIFICATION, LEASE RESTRUCTURING AND EXTENSION AGREEMENT AND CONSENT OF LANDLORD TO ASSIGNMENT OF LEASE. THERE ARE NOT NOW AND NEVER HAVE BEEN ANY “SIDE AGREEMENTS” OF ANY KIND OR SORT,

5

WHETHER ORAL OR WRITTEN, THAT RELATE TO OR HAVE ANYTHING TO DO WITH THE UNDERLYING LEASE OR THIS WRITTEN MODIFICATION.

3. Counterparts: This Modification may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same original.

IN WITNESS HEREOF, the parties have executed this Modification as of the date set forth below:

SARES-REGIS GROUP AS MANAGERS FOR FIFTH & I ASSOCIATES

By:	/s/ Illegible

Its:		Date: 7-15-94

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS SUCCESSOR IN INTEREST TO PACIFIC SOUTHWEST REALTY COMPANY:

By:	/s/ Illegible

Its:	VICE PRESIDENT	Date: 7/13/94

By:	/s/ PATRICIA MORRIS

Its:	Disposition Manager	7/13/94

6

SACRAMENTO COMMERCIAL BANK CONSENT

SCB hereby consents to the foregoing Lease Modification and agrees to the provisions of paragraphs B(9), B(10), B(11) and B(12) and shall be bound as a party thereto and beneficiary thereof.

SACRAMENTO COMMERCIAL BANK

By:	/s/ Illegible

Its:		Date: 8/1/94

7

Exhibit 2 to Lease Restructuring and Extension Agreement

ASSIGNMENT OF LEASE

This Assignment of Lease is made this                  day of June, 1994 by and between Bank of America National Trust and Savings Association (“B of A”) as successor in interest to Pacific Southwest Realty Company whose address is Corporate Real Estate, 560 Davis Street, 2nd Floor, San Francisco, California 94111, Attn: Real Estate Manager and Sacramento Commercial Bank (“SCB”) whose address is 501 J Street, Suite 225, Sacramento, California 95814, with the consent of FIFTH & I ASSOCIATES (“Landlord”) whose address is  c/o Sares-Regis Group of Northern California, 1451 River Park Drive, Suite 110, Sacramento, California 95815.

RECITALS:

1. On March 19, 1989 Landlord and B of A’s predecessor in interest, Pacific Southwest Realty Company, entered into a written lease of even date (the “Lease”) in which Landlord leased to B of A and B of A leased from Landlord certain premises (the “Premises”) commonly known as: 525 J Street, Suite 110, Sacramento, California 95814. A copy of the Lease is attached hereto and incorporated herein by reference as Exhibit A.

2. B of A now wishes to assign all of its right, title and interest in the Lease to SCB and SCB wishes to accept the assignment from B of A and assume all of B of A’s obligations under the Lease subject to certain terms and conditions; and

3. The Lease requires Landlord’s consent to an assignment of B of A’s interest in the Lease.

The parties agree as follows:

1. Effective Date of Assignment. The assignment in this Agreement shall take effect on August 1, 1994 (the “Effective Date”). B of A shall give possession of the Premises to SCB on that date.

2. Assignment and Assumption. B of A assigns and transfers to SCB all of its right, title and interest in the Lease and SCB accepts the assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all of the provisions of the Lease, except as otherwise provided herein.

3. B of A’s Liability. B of A shall remain liable for the performance of the provisions of the Lease.

4. Specific Agreements.

a. Rent. SCB shall pay, beginning August 1, 1994 directly to Landlord, with evidence of payment simultaneously sent to B of A, $8,643.58 per month plus the additional rent owed under the Lease for Direct Expenses, as defined therein, (which is currently $3,183.39 per month) subject to adjustment as provided in the Lease; provided, however, that SCB shall not be responsible for, and B of A shall pay, to the extent required under the Lease, any increases in Direct Expenses due to an increase in real property taxes solely due to a change in ownership either by Landlord or within Landlord’s ownership.

B of A shall continue to make timely payment of all other rent as defined in the Lease to Landlord which SCB has not assumed hereunder in the current amount of $14,176.77. B of A shall forward rental payments to Landlord by the date upon which they are due under the Lease together with evidence of payment to SCB. Nothing herein shall limit Landlord’s rights to rental payments from B of A or SCB or any and all remedies available if any rent is not received as required under the Lease.

B of A, as a condition to this Assignment, represents and warrants to SCB that it will maintain all payments required under the Lease until August 1, 1994 and otherwise perform under the Lease such that the warranties made by B of A to Landlord in the Lease Restructuring and Extension Agreement will be true and correct as of that date.

b. Tenant Improvement Allowance. B of A shall pay a tenant improvement allowance to SCB in an amount equal to $171,160.00 in accordance with the Tenant Improvement Funding Agreement attached hereto as Exhibit B and incorporated herein by reference.

c. Assignment. B of A and Landlord agree that SCB may sublet or assign the Premises, together with its other space in the Building under a separate Lease with Landlord dated effective June 15, 1994 (“SCB Lease”) on the same terms and conditions as set forth in paragraph 21 of the SCB Lease and paragraph 13.4 of the Addendum to the SCB Lease (with B of A having the same approval rights as Landlord) so long as such subletting or assignment does not cause a default under the Master Lease; provided, however, that B of A shall not be deemed reasonable in withholding its consent if Landlord consents to the sublease or assignment. Assignee shall not assign or sublet the Premises independently from the adjacent space without Landlord’s and B of A’s prior written consent, which shall not be unreasonably withheld.

d. Excess Rents. Within three (3) days following the date received by SCB from any assignee or sublessee, SCB shall pay to B of A one hundred percent (100%) of the amount by which the rent payable and received by such assignee or sublessee to SCB exceeds the rent payable by SCB to B of A until the rent payable by SCB to B of A equals the amount paid by B of A to Landlord under the Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by such assignee or sublessee to SCB throughout the term exceeds the rent paid by SCB to B of A under this Lease. By way of example, if monthly rent under the Lease is $1.20 per square foot, the rent payable by SCB under this Assignment is $1.01 per square foot, and the rent under the new sublease is $1.40 per square foot, of the $1.40 per square foot paid to SCB by its sublessee, $0.29 per square foot will be paid by SCB to B of A hereunder. If SCB receives a lump sum payment in connection with an assignment, such amount shall be allocated between SCB and B of A, in the same manner taking into account the total rents payable during the remaining terms of the Lease and Sublease.

The forgoing is a freely negotiated arrangement between SCB and B of A respecting the allocation of appreciated rents. This covenant to pay appreciated rents under this Assignment shall survive the expiration of the term of the Lease as to accrued but unpaid amounts as of the date of termination.

Notwithstanding the foregoing, SCB shall not be obligated to pay B of A any portion of such appreciated rentals until SCB has recovered any costs it has reasonably incurred in connection with the subletting or assignment of the Premises to any third party broker or for improvements to the Premises. Any such costs to be deducted from appreciated rents shall be subject to B of A’s reasonable approval.

e. Acceptance of Premises. Subject to the work to be performed by B of A pursuant to the Work Letter Agreement between B of A and SCB, SCB agrees to accept the Premises in an “as is” condition. Without limiting the foregoing, SCB’s rights in the Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Premises and subject to all matters not now or hereafter of record. SCB acknowledges that, except as set forth in subparagraph (g) below, neither B of A nor B of A’s agent has made any representation or warranty as to:

(1) the present or future suitability of the Premises for the conduct of SCB’s business;

(2) the physical condition of the Premises;

(3) the expenses of operation of the Premises;

(4) the safety of the Premises, whether for the use of SCB or any other person, including SCB’s employees, agents, invitees or customers; or

(5) any other matter or thing affecting or related to the Premises.

SCB acknowledges that no rights, easements or licenses are acquired by SCB by implication or otherwise except as expressly set forth herein. SCB shall, prior to delivery of possession of the Premises, inspect the Premises and become thoroughly acquainted with their condition, and acknowledges that the taking of possession of the Premises by SCB shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was so taken. SCB specifically agrees that B of A has no duty to make any disclosures concerning the condition of the Property, other than as set forth in paragraph (g) below, and the Premises and/or the fitness of the Property and the Premises for SCB’s intended use and SCB expressly waives any duty which B of A might have to make any such disclosures. SCB further agrees that, in the event SCB subleases all or any portion of the Premises, SCB will indemnify and defend B of A (in accordance with Paragraph 5 hereof) for, from and against any matters which arise as a result of SCB’s failure to disclose any relevant information about the Property or the Premises to any subtenant or assignee. SCB shall comply with all laws and regulations relating to the use or occupancy of the Premises and to the common areas, including, without limitations, making structural alterations or providing auxiliary aids and services to the Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (the “ADA”).

f. Right of Entry. B of A shall have the right to enter the Premises during normal business hours or at any time in an not be unreasonably withheld. Any amendment of the Lease in violation of this provision will not be binding on B of A.

10. Dispute Resolution. NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT BY JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE DISPUTE RESOLUTION PROVISION TO NEUTRAL ARBITRATION.

B of A	/s/ Illegible	SCB	/s/ Illegible	Landlord	/s/ Illegible

ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACTION (9 U.S.C. SECTION 1 ET. SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICA ARBITRATION ASSOCIATION (“AAA”). THE AAA WILL BE INSTRUCTED BY EITHER OR

BOTH PARTIES TO PREPARE A LIST OF THREE JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN 10 DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE 1 NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SACRAMENTO, CALIFORNIA. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATORS. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION.

/s/ Illegible	/s/ Illegible	/s/ Illegible

The foregoing provision shall not apply to Landlord except to the extent that the controversy or claim arises solely and exclusively out of this Assignment, the Landlord’s Consent hereto or the Lease Restructuring and Extension Agreement by and between Landlord, B of A and SCB.

11. Attorney’s Fees. If there is any legal or arbitration action or proceeding between the parties to enforce any provision of this Assignment or to protect or establish any right or remedy of any of the parties, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorney’s fees (including allocated costs of any party’s in-house attorney) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney’s fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

12. Miscellaneous.

a. Notice. Any notices or other communications required or permitted under this Agreement will be in writing and either serviced personally or sent by prepaid, first-class mail and addressed to the other party at the address set forth in the introductory paragraph of this Assignment. Any party may change its address by notifying the other parties of the change of address.

b. Successors. This Assignment shall be binding on and inure to the benefit of the parties and their successors.

c. Entire Agreement. This Assignment constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing signed by the party to be charged.

d. Governing Law. This Assignment will be governed by the laws of the State of California.

e. Time. The parties hereto agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

f. Waiver. No failure of any party to enforce any term of this Assignment shall be deemed to be a waiver of that party’s right to enforce the term.

g. Construction. The parties agree that this Assignment will be construed to effectuate the normal and reasonable expectations of a sophisticated landlord, assignor and assignee. No party will take actions which would frustrate the other’s reasonable expectations concerning the benefits of this Assignment. The parties further agree that this Assignment expresses the terms of their agreement and that it should not be interpreted in favor or against any party.

h. Real Estate Brokers. Each of SCB and B of A warrants to the other that there are no brokerage commissions or fees payable in connection with this Assignment except to (i) CB Commercial Real Estate Group, Inc., whose commission and fees, if any, shall be payable by B of A, and (ii) Iliff, Thorn & Company, whose commission and fees, if any, shall be payable by SCB. Each of SCB and B of A further agrees to indemnify and hold the other party harmless from any cost, liability and expense (including attorneys’ fees) which the other party may incur as the result of any breach of this Paragraph 12(h).

13. Extensions and Renewals. SCB shall not be entitled to exercise any option to renew or extend the Lease until and unless

Landlord shall have released B of A from any liability under the Lease for such option periods.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year first above written.

“B of A”

Bank of America National Trust and Savings Association

By:	/s/ Yvonne

Title:	VICE PRESIDENT

By:	/s/ Patricia Morris

Title:	Disposition Manager

“SCB” Sacramento Commercial Bank

By:	/s/ Illegible

Title:

By:

Title:

LANDLORD’S CONSENT

1. Landlord hereby consents to the foregoing Assignment, provided, however, that this Consent shall not be construed as a release of B of A from its liability as lessee under the Lease; and provided, further that SCB shall not be entitled to exercise any option to renew or extend the Lease until and unless Landlord shall have released B of A from any liability under the Lease for such option periods.

2. The consent of Landlord to the above Assignment shall not waive any restriction or requirements in the Lease for any further assignment.

3. Landlord hereby agrees to Paragraphs 4(a), 7, 8, 10 of the foregoing Assignment, and Landlord has initialled the provisions of Paragraph 11 as applicable to matters arising under this Assignment.

4. Landlord’s address for notices shall be as provided in the Lease.

“LANDLORD” Sares-Regis Group as Managers for Fifth & I Associates

By:	/s/ Illegible

Title:

Exhibit 3 to Lease Restructuring and Extension Agreement

STANDARD FORM

OFFICE LEASE

(BASE YEAR)

(See Exhibit 10.33 of this Registration Statement)

Exhibit 4 to Lease Restructuring and Extension Agreement

SPACE EXPANSION AND

TENANT IMPROVEMENT AGREEMENT

This Space Expansion and Tenant Improvement Agreement (“Agreement” or “SETIA”) is entered into on the day indicated below by Fifth and I Associates (“Landlord”) and Sacramento Commercial Bank (“Tenant”).

A.	RECITALS:

This Agreement is entered into with reference to the following facts:

1. This Agreement is executed contemporaneously with and as an integral part of a written lease for the premises at 501 J Street, Suite 225 and 525 J Street.

2. Tenant currently occupies 501 J Street, Suite 225 and 525 J Street, as set forth in a written lease, dated May 24, 1988, and certain written amendments thereto.

3. Landlord and Tenant have agreed that Tenant may occupy additional space within the project, namely 501 J Street, Suite 110, initially under an assignment of an existing lease and subsequently under the new lease executed contemporaneously with this Agreement.

4. Landlord contemplates spending substantial funds for the construction of the improvements identified herein and requires reasonable assurances and consideration from Tenant in exchange for its commitment to begin such work.

5. The lease executed contemporaneously with this Agreement is given in partial consideration of Landlord’s promise to provide funds in a stipulated amount for the improvement of 501 J Street, Suite 225 and 525 J Street. Tenant has negotiated a like tenant improvement allowance with the current lessee of 501 J Street, Suite 110 as part of an agreement to take over the space of that lessee, by way of an assignment.

6. Tenant is interested in the process by which tenant improvement work is bid and performed. Tenant may participate in that process on the terms set forth herein, provided however, that to the extent that Tenant’s involvement will slow the completion of work, there are appropriate adjustments in the scheduled dates of completion, the award of contracts, and the performance of contracts and further provided that appropriate protection is given to Landlord’s ownership interests.

B.	SPACE EXPANSION AND TENANT IMPROVEMENTS:

Work shall be performed as follows:

1. HVAC System at 525 J Street:

(a) Design: Promptly after the execution of this Agreement, Landlord shall cause to be created a set of plans and specifications for the upgrading of the HVAC system serving 525 J Street to provide a level of performance which is calculated to overcome past complaints received from Tenant and which will produce a reasonably comfortable environment for Tenant. This design work may be performed concurrently with other work enumerated in this Agreement. HVAC improvements for 525 J Street may utilize new components installed in connection with other work performed under this SETIA. Landlord shall provide Tenant with copies of the proposed plans and specifications for review and comment. Landlord shall not be required to expend extraordinary or unreasonable sums in design or actual construction costs. Tenant shall approve the same plans, which approval shall not be unreasonably withheld. When completed and approved the plans and specifications shall be attached hereto in their entirety as Exhibit “G.”

If there is dispute between Landlord and Tenant regarding the adequacy of the proposed design, the issue shall be resolved pursuant to the provisions of Section C below.

For all purposes of this subparagraph (a), Landlord’s plans and specifications shall be reasonable and fully adequate if the proposed HVAC system, as a matter of design engineering, should provide a level of performance sufficient to satisfy ASHRAE Standard 90A-1980 and ASHRAE General Design Criteria, both as adjusted for Sacramento, California Climatic Conditions; Tenant shall have no grounds on which to disapprove the proposed design if that design should provide a level of performance sufficient to satisfy the foregoing ASHRAE Standards.

(b) HVAC Upgrade Work: Upon approval of final plans for the upgrade, Landlord shall proceed with the work in a fashion which minimizes impact on Tenant’s operation. Such work may be done at any time, either continuously or in phases, as is most consistent with and convenient to the performance of other, related work described herein. Landlord shall bear the entire cost of the upgrades, and it shall have sole responsibility for obtaining all necessary permits and for all relations with contractors. Landlord shall have full responsibility for any mechanic’s liens recorded in connection with the HVAC upgrade work, and it shall defend, indemnify and hold harmless Tenant from any claims relating to or on account of work for the HVAC upgrade, including any claims that Landlord and Tenant are acting pursuant to a joint venture.

(c) Time for Completion of HVAC Upgrades: All HVAC improvements shall be completed no later than the date of completion of the tenant improvements for 525 J Street, as set forth below. In the event of late delivery of the upgraded system, Tenant’s sole remedy shall be as described below for late delivery of tenant improvements in 525 J Street.

(d) Performance Issues: In addition to the performance required in paragraph 1 of Exhibit “H” to the written Lease, executed herewith, Landlord warrants as follows regarding the upgraded HVAC system: Its performance shall satisfy ASHRAE Standard 90A-1980 and ASHRAE General Design Criteria, as adjusted for Sacramento, California Climatic Conditions, through July 31, 1995. After the expiration of this six-month period, Landlord’s obligations relative to HVAC service(s) shall only be as stated in paragraph 1 of Exhibit “H” to the Lease. Notwithstanding the foregoing, Landlord shall, as regards HVAC issues in 525 J Street, use best reasonable efforts to eliminate any complaints Tenant may have. This obligation is subject to and limited by the scope of the improvements approved by Tenant, as set forth above.

In the event the upgraded system in 525 J Street delivers performance within the foregoing standards but Tenant is still not satisfied, Tenant’s sole remedy shall be the joint appointment of an independent licensed AIA architect pursuant to Section C below. That architect shall determine whether any additional upgrades may be made at reasonable cost. If that architect determines that such upgrades are feasible at reasonable cost, then Tenant may elect, at its sole cost and expense, to make those upgrades. Landlord shall have no obligation to make any such further upgrades. The architect’s opinion shall be final.

(e) Contingency: The parties to this SETIA acknowledge that upgrades to the HVAC system serving 525 J Street may require the installation of additional ducting, soffits, and related improvements in order that the upgraded system should provide a level of performance sufficient to satisfy ASHRAE Standard 90A-1980 and ASHRAE General Design Criteria, both as adjusted for Sacramento, California Climatic Conditions.

In the event such improvements are necessary, Landlord shall install the same and shall further install interior finishes on such soffiting and other improvements which are consistent with the completed finishes contemplated in this SETIA for 525 J Street. Those finishes installed on such soffits or other such improvements shall be approved in advance by SCB’s space planner, McBride Associates, which approval shall not be unreasonably withheld. Landlord’s obligation under this subparagraph (e) shall be limited to those finishes which are tangibly and physically impacted by installation of soffits or related improvements; Landlord shall have no obligation to either redo or pay for the redesign, modification, or replacement of any finishes not so tangibly, physically impacted, including any redesign, modification, or replacement claimed to be necessary or desirable for aesthetic reasons as a result of the installation of soffits or other such improvements relating to the HVAC upgrades.

(f) This SETIA shall supersede the Interim Agreement Relating to Tenant Improvements previously executed by the parties.

(g) Remedies: Tenant shall have no right to withhold any performance under or to rescind the written Lease executed herewith or to withhold any performance under any other paragraph of this Agreement on account of any alleged breaches pertaining to HVAC performance in 525 J Street.

2. Tenant Improvements in 525 J Street and 501 J Street, Suite 110:

(a) Design Phase (Including 501 J Street, Suite 225): Upon execution of the Lease, Tenant shall cause to be prepared a set of construction drawings and related materials for tenant improvements in 525 J Street, 501 J Street, Suite 110, and 501 J Street, Suite 225. Tenant shall submit those plans for approval by Landlord, which approval shall not be unreasonably withheld. Landlord shall accept the drawings and related materials when they are in a form reasonably acceptable as final construction documents depicting and describing the work to be done. When accepted by Landlord those drawings and materials shall be attached hereto as Exhibits “A” (525 J Street), “B” (501 J Street, Suite 110), and “C” (501 J Street, Suite 225). Tenant warrants and represents that these plans and materials will fully and adequately depict and describe all improvements which Tenant requests and expects to be installed. Tenant also warrants and represents that these plans and materials will be fully adequate to obtain building permits and all other necessary governmental approvals for the depicted tenant improvements. Tenant shall have primary responsibility for the cost(s) of preparation of these plans, but Tenant may, as it deems appropriate, draw on the applicable tenant improvement allowances to recoup such design costs.

In no event shall Landlord have any responsibility for any space planning expenses of Tenant.

If any construction drawings, bid documents or related materials provided by Tenant are rejected by the building authority or any other governmental agency, Landlord shall cause the deficiencies in the plans to be remedied, and shall do so in its complete discretion. All expenses for such work shall be the sole responsibility of Tenant and such costs may only be recouped from any tenant improvement allowance if funds are left within that allowance after the conclusion of all work and other matters under this SETIA. Tenant shall reimburse Landlord for all such expenses within ten (10) days after written demand therefore.

(b) Preparation of Bid Documents: Not later than July 1, 1994, Tenant shall cause to be created, at its sole cost and expense and delivered to Landlord a full and complete set of bid documents for the work, including but limited to general conditions, supplemental conditions, forms of written subcontracts between Landlord and subcontractors, and such further drawings, plans, and specifications as are necessary and appropriate to fully apprise bidders of the work within their subcontract trade(s) as well as the work of other trades and the interface or integration of the trades with one another, forms of payment and performance bonds, bid submittal sheets, and like materials.

Landlord and its counsel shall review the bidding documents. Landlord shall note any deficiencies, legal or architectural, in these documents, including any inconsistencies or instances of incompleteness in any drawings, plans, or specifications within seven (7) days after its receipt of the bid documents. With such seven (7) day period, Landlord shall deliver to Tenant a written list of all such deficiencies, inconsistencies, or instances of incompleteness. As appropriate, Landlord’s writing shall suggest alternative language, designs, or other changes, if such are reasonably capable of production within the foregoing seven (7) day period.

Tenant shall cause appropriate corrections to be made to all bid materials within seven (7) days following receipt of Landlord’s writing, above-referenced. Tenant shall cause revised, corrected documents to be delivered to Landlord within such seven (7) day period.

If Tenant fails to return the revised, corrected materials within such seven (7) day period, or if Tenant’s bid materials timely returned suffer from the same or any additional or other deficiencies, inconsistencies or instances of incompleteness, then Landlord may perform such work as is necessary in its discretion to produce a full and complete set of bid documents. All costs of such work shall be paid by Tenant within ten (10) days after written demand therefore by Landlord. Landlord shall prosecute any such work with the utmost diligence, and it shall give notice to Tenant of its actions relating thereto, in order that Tenant may participate in corrective efforts.

If at the conclusion of all work and other matters under this SETIA, tenant improvement allowance funds remain unused, Tenant may draw thereon to pay the cost of the preparation of bid documents and corrective work for which Tenant is otherwise responsible under this subparagraph (b). Otherwise, Tenant shall not be entitled to utilize the tenant improvement allowance for such costs and Landlord shall not be responsible for such costs.

(c) Bidding of Work to Subcontractors: Within seven (7) days after it receives bid documents which it reasonably judges to be full, complete, and free of any deficiencies, inconsistencies or instances of incompleteness, Landlord shall deliver to Tenant a list of not more than three subcontractors for each of the trades which will be required to perform the work, as set forth in the final bid documents. Within three (3) days thereafter, Tenant may, by a writing delivered to Landlord, identify two additional subcontractors within each trade category. If Tenant fails to identify any such subcontractors or omits to identify additional subcontractors in any categories, the work shall be bid to those contractors identified by Landlord.

The parties acknowledge that Landlord is executing a Design-Build Agreement for HVAC services. Accordingly, HVAC work will not be bid. Nor shall plumbing, electrical, or demolition work be bid; Landlord may award subcontracts within these trades in its discretion to responsible subcontractors who agree to perform the work on reasonable terms.

Subject to formulation of the final bid documents, the parties contemplate that subcontracting work may include the following trades: drywall, glazing, painting, acoustical, framing, and cabinet and millwork.

The work for 501 J Street, Suite 110 and 525 J Street shall thereupon be bid by Landlord, with responses due within fourteen (14) days after distribution of the bid packages. At its option, Landlord may at the same time bid the work for 501 J Street, Suite 225. Landlord and the entity retained by Tenant to prepare the bid documents will jointly perform all customary and usual services in connection with the bidding, including responding to questions from bidders, walking the project site with bidders, and collecting and opening bids.

Landlord may request that any bidders identified by Tenant produce materials reflecting their qualification(s), expertise, and financial condition. Failure by such parties to provide reasonable requested information shall entitle Landlord to disqualify that bidder at the time bids are opened.

Upon opening of bids, Landlord may disqualify any bidders identified by Tenant on the foregoing grounds or, in its discretion, on any grounds or for any reasons that a reasonably prudent owner would rely upon in evaluating the qualification or responsibility of a contractor in the trade in question.

Notwithstanding the foregoing, at the time of bid opening Landlord may also reject the bid of any qualified subcontractor if its bid is not fully responsive.

(d) Award of Subcontracts: Landlord shall award subcontracts to the appropriate qualified, responsive low bidders within four (4) business days after the opening of the bids. In any categories of trade in which there are no qualified responsive bids, Landlord shall make diligent efforts to execute an appropriate subcontract within a reasonable period of time.

No subcontract shall be awarded to any subcontractor until and unless that subcontractor signs a written construction contract which includes provisions satisfactory to Landlord relating to insurance coverages, the full and complete authority of Landlord over the adequacy of the subcontractor’s performance, and the full and final authority of Landlord to interpret all plans, specifications, and contract documents.

(e) Construction of Tenant Improvements and Landlord’s Fee: Acting as general contractor and using the subcontractors selected pursuant to the foregoing provisions, Landlord shall cause the work for 501 J Street, Suite 110 and 525 J Street to be performed.

At is earliest convenience, Landlord shall furnish to Tenant an estimated schedule for the completion of the work.

Landlord shall cause the work identified in the bid documents to be done in accordance with those plans. Landlord is obligated to provide only those tenant improvements which are reflected in the bid documents. Any subsequent changes or additions to those drawings shall be at Tenant’s sole cost and expense and shall be handled as Change Orders to the work. Except as provided above, Landlord may use its own labor or independent contractors to perform the work. Landlord may further retain such architects, construction managers, or others as it deems appropriate to supervise the work.

In the event Landlord or any subcontractors, in the course of construction, discover instances of incompleteness or inconsistency in any drawings, plans, or other bid materials provided by Tenant, Landlord shall ask the entities which prepared those materials to render interpretations, clarifications, or revisions to the same in order to remedy the deficiency. If the entity preparing those materials fails to do so within a reasonable period of time (not to exceed three (3) business days and determined solely with reference to the preservation of smooth and continuous progress of the construction), then Landlord may perform such work and bill the cost thereof to Tenant, which cost Tenant shall pay within ten (10) days after written demand. Tenant may only recoup such costs from tenant improvement allowance funds if there are unused funds at the conclusion of all work and other matters under this SETIA.

(f) Completion of Tenant Improvement Work: Upon the completion of the tenant improvement work in 525 J Street and 501 J Street, Suite 110, respectively, Tenant shall upon forty-eight (48) hours written notice from Landlord make a walk through inspection of the space and may create a reasonable punch list of any items requiring further work or any repair. The date of completion of the work shall be the date on which such notice is given by Landlord to Tenant, and Landlord’s production of a Certificate of Occupancy shall be conclusive of Tenant’s ability to occupy the space. Landlord shall promptly address all punch list items. Tenant may occupy the space promptly after the punch list walk through, and such occupancy shall not prejudice its punch list. If certain punch list items require movement or removal of office equipment or furniture or displacement or disruption of Tenant’s personnel, that work may be done during off hours or on week ends. All punch list items shall be corrected within forty-five (45) days after delivery of the written punch list to Landlord’s representative.

If any punch list items or the repair thereof are disputed by Landlord and Tenant, the controversy shall be resolved by the submission of the issue to an independent architect pursuant to Section C below. The decision of that architect shall be final, and Landlord shall promptly perform that additional work specified by the architect.

(g) Cost of and Payment for Tenant Improvement Work in 525 J Street: Landlord shall provide Tenant with as much as $20.00 per usable square foot for the installation of tenant improvements in 525 J Street. Landlord shall provide an ongoing cost accounting to Tenant of funds expended. Any costs in excess of $20.00 per usable square foot shall be borne solely by Tenant. If the improvements in 525 J Street are completed for less than $16.00 per usable square foot, Tenant may apply the remaining portion of the tenant improvement allowance in excess of $16.00 per usable square foot towards any rent owing at the time of or immediately after the completion of the improvements, building signage, tenant improvements in 501 J Street, Suite 110 or costs for preparation of bid documents or corrective work under this SETIA.

(h) Cost of and Payment for Tenant Improvement Work in 501 J Street, Suite 110: Landlord may, at its option, submit a single bill for the entire cost of the tenant improvement work in 501 J Street, Suite 110 ten (10) days after the opening of bids pursuant to subparagraph (d) above. If the bill is paid within five (5) days thereafter, Landlord shall waive any required payment or performance bonds for any of the subcontracts awarded pursuant to the foregoing provisions of this SETIA, and the cost of the work shall be adjusted accordingly.

If full payment is not forthcoming within said five (5) day period, Landlord shall submit progress billings in order to receive payment from tenant improvement allowance funds available for 501 J Street, Suite 110. In that case, it may, in its discretion and business judgment, require payment or performance bonds, or both, or letters of credit in a suitable form reasonably acceptable to Landlord on behalf of the subcontractors to whom work is awarded pursuant to the preceding provisions of this SETIA except that no such bonds or letters of credit shall be required if the subcontractor is one listed by Landlord pursuant to subparagraph (c) above. Landlord may include the costs of all such bonds or letters of credit, if any, within its payment applications for the work within 501 J Street, Suite 110. If periodic payment applications must be submitted relative to 501 J Street, Suite 110, then Landlord shall submit such payment applications to Tenant or its designee for Tenant to submit to Security Pacific Bank or Bank of America or such other party as appropriate. Payment shall be forthcoming within fourteen (14) days after delivery of each payment application, and the Tenant shall be responsible for any payments not timely received from Security Pacific, Bank of America, or any other allegedly responsible party, the state of contractual relations and performances between Tenant and those parties not being a matter which shall burden Landlord. Landlord shall have no obligation to proceed with the work if any of its payment applications have not been fully paid within thirty (30) days after delivery and any deadlines for completion of any work in 525 J Street or 501 J Street, Suite 110 shall be completely and entirely extinguished in that event.

(i) Mechanic’s Liens and Other Claims Relating to Completion of Tenant Improvements in 525 J Street and 501 J Street, Suite 110: Landlord shall defend, indemnify and hold harmless Tenant against any and all claims relating to or arising from the tenant improvement work or any portion thereof, including any claims that Landlord and Tenant were acting pursuant to a joint venture.

(j) Time for Completion of Tenant Improvement Work in 525 J Street and 501 J Street, Suite 110: Provided that this SETIA, the Lease Restructuring and Extension Agreement, and all the other exhibits thereto are executed and executed no later than June 15, 1994, and further provided that full and complete copies of Exhibit “A,” Exhibit “B,” Exhibit “C,” and all bidding documents (created pursuant to the foregoing provisions of this SETIA) are delivered to Landlord on or before July 1, 1994, Landlord shall, except as provided below in this subparagraph, cause the improvements in 501 J Street, Suite 110 only to be completed no later than December 1, 1994.

The foregoing date by which this work is to be completed shall be extended as follows:

The date by which work in 501 J Street, Suite 110, must be completed shall be extended by a number of days equal to the sum of (i) the greater of (x) the number of days after June 15, 1994 that Tenant delivers to Landlord fully executed originals of the Lease Restructuring and Extension Agreement and all exhibits thereto, including this SETIA (for purpose of this subparagraph, fully executed means fully executed by Tenant and Bank of America, as successor in interest to Pacific Southwest Realty or (y) the number of days after July 1, 1994 that Landlord receives full and complete copies of Exhibit “A,” Exhibit “B,” Exhibit “C,” and all bid documents, (ii) the number of days that are consumed in giving notice to Tenant of deficiencies, inconsistencies or incompletenesses in its bid documents pursuant to subparagraph (b) above, awaiting Tenant’s revisions to the bid documents pursuant to such notice, and reviewing the revised plans upon their return by Tenant pursuant to such notice, (iii) the number of days that are expended by Landlord or anyone else in correcting deficiencies, inconsistencies, or incompletenesses in Tenant’s plans at any time, including following their rejection by the building authority or any other governmental agency, (iv) the number of days that are consumed by submission of any issue to an architect pursuant to Section C, (v) the number of days required to resubmit revised versions of Tenant’s plans to the building authority or any other governmental agency and to obtain action thereon, (vi) the number of days that are consumed by changes in the work requested by Tenant, (vii) the number of days that the work is delayed on account of force majeure or any other cause outside Landlord’s reasonable control, including the conduct of Tenant or the conduct of Tenant’s agents, such as telephone installers or others whose work must be sequenced with that of Landlord’s contractors, and (viii) the number of days otherwise lost or consumed on account of any incompleteness or inconsistency in any construction drawings or related materials furnished by Tenant.

There shall be no fixed date for the completion of the work in 525 J Street, provided however, that Landlord shall prosecute that work with reasonable diligence.

(k) Late Completion of Tenant Improvements in 501 J Street, Suite 110: Landlord shall abate the amount of Tenant’s rent payment due under the written Lease executed contemporaneously with this SETIA from August 1, 1994 to October 31, 1994 in an amount equal to the rent, if any, which tenant is required to pay to Bank of America National Trust & Savings Association (“B of A”), as successor to Pacific Southwest Realty Company as assignee under the existing written lease between Fifth & I Associates and Pacific Southwest Realty Company, dated March 29, 1989 (including any amendments thereto) for 501 J Street, Suite 110. From November 1, 1994 until the date by which the work is actually completed, Landlord shall abate Tenant’s rent in an amount equal to one-half of the amount paid by SCB to B of A during such time period. If the work is completed other than on the first day of any month, the abatement shall be prorated.

For every day that completion of improvements in 501 J Street, Suite 110, is delayed, the termination date of the new lease shall be extended by one day.

(1) Remedies: Except as provided herein, Tenant shall have no right to withhold any performance under or to rescind the written Lease executed herewith or to withhold any performance under any other paragraph of this Agreement on account of any alleged failure to timely or properly complete tenant improvements in 525 J Street or 501 J Street, Suite 110.

3. Staircase to 501 J Street, Suite 225 and Tenant Improvements in 501 J Street, Suite 225:

(a) Design Work: Drawings and plans for the tenant improvements in 501 J Street, Suite 225 shall be completed as provided in paragraph 2 above. Those plans shall be denominated as Exhibit “C,” as set forth above.

Landlord shall, at its sole cost and expense, prepare construction drawings and related materials for the staircase. Landlord shall cause to be created all drawings, plans, and specifications for that staircase. Landlord shall submit those drawings, plans and specifications to Tenant for its reasonable comment and approval. Landlord shall, in its design of the staircase, make reasonable efforts to accommodate Tenant’s plans for tenant improvement work. When completed, those drawings shall be attached as Exhibit “D.” Landlord shall obtain all building permits and other governmental approvals required in connection with the erection of this staircase. Landlord shall prosecute its design work and permit issuance work with diligence.

(b) Construction of Tenant Improvements and Staircase: Landlord shall cause the work identified in Exhibits “C” and “D” to be done in accordance with those plans. Landlord is obligated to provide only those tenant improvements which are reflected on the construction drawings and related materials actually attached as Exhibit “C” and in the approved plans for the staircase and related improvements, Exhibit “D.” In its discretion, Landlord may use its own labor or independent contractors to perform the work. Landlord may further retain such architects, construction managers, or others as it deems appropriate to supervise the work.

Tenant may make written request to Landlord that certain contractors, sub-contractors or material suppliers be allowed to bid on the work or any portion thereof, and Landlord shall give full and fair consideration to any such bid and shall entertain any such bid; provided, however, that Landlord shall have no obligation to accept the bid or proposal of any such person or entity and may reject any or all such bids or proposals in its complete discretion.

(c) Completion of Tenant Improvement Work: Upon completion of the tenant improvement work in 501 J Street, Suite 225, Tenant shall upon forty-eight (48) hours notice from Landlord make a walk through inspection of the space and may create a reasonable punch list of any items requiring further work or any repair. The date of completion of the work shall be the date on which such notice is given by Landlord to Tenant, and Landlord’s production of a Certificate of Occupancy shall be conclusive of Tenant’s ability to occupy the space. Landlord shall promptly address all punch list items. Tenant may occupy the space promptly after the punch list walk through, and any such occupancy shall not prejudice its punch list. If certain punch list items require movement or removal of office equipment or furniture or displacement or disruption of Tenant’s personnel, that work may be done during off hours or on weekends. All punch list items shall be corrected within forty-five (45) days after delivery of the written punch list to Landlord’s representative.

If any punch list items or the repair thereof are disputed by Landlord and Tenant, the controversy shall be resolved by the submission of the issue to an independent architect pursuant to Section C below.

(d) Cost of and Payment for Tenant Improvement Work in 501 J Street, Suite 225: Provided that Exhibit “C” hereto fairly reflects the scope of work in Suite 225 and is attached hereto as of the time of execution of this SETIA, Landlord shall bear all costs of erection of those improvements. If Tenant requests any changes in the work, it shall have sole responsibility for all cost increases resulting therefrom.

In no event shall Landlord have any responsibility for any space planning expenses of Tenant. If any construction drawings or related materials provided by Tenant are rejected by the building authority or any other governmental agency, Landlord shall cause the deficiencies in the plans to be remedied, and shall do so in its complete discretion and the cost shall be paid fifty percent (50%) by each party.

Upon execution of this SETIA and the annexation to it of Exhibit “C,” Tenant may submit a request for the costs of preparation of construction drawings over and above space plans in an amount not to exceed $0.60 per usable square foot of space. Landlord shall pay that sum within five (5) business days.

If any deficiencies, incompletenesses, or inconsistencies become apparent in Tenant’s plans, drawings or related materials during the course of construction, Landlord may, in its complete discretion, make revisions to the plans or other materials and perform corrective construction work made necessary thereby, after giving Tenant a reasonable opportunity to correct and revise the same. The costs of all such work shall be paid fifty percent (50%) by each party.

(e) Mechanic’s Liens and Other Claims Relating to Completion of Tenant Improvements in 501 J Street, Suite 225, and Erection of Staircase: Landlord shall defend, indemnify and hold harmless Tenant against any and all claims relating to or arising from the tenant improvement work in 501 J Street, Suite 225 or the erection of the referenced staircase and related improvements, including any claims that Landlord and Tenant were acting pursuant to a joint venture.

(f) Completion of Tenant Improvements Work in 501 J Street, Suite 225 and Erection of Staircase: Landlord shall diligently prosecute the work in 501 J Street, Suite 225 and the construction of the staircase to completion. Landlord shall use its best efforts to provide 501 J Street, Suite 225 at the earliest possible time.

(g) Remedies: Except as provided herein, Tenant shall have no right to withhold performance under or to rescind the written Lease executed herewith or to withhold any performance under any other paragraph of this Agreement on account of any alleged failure to timely or properly install tenant improvements in 501 J Street, Suite 225.

4. Miscellaneous Additional Work:

(a) Vault Demolition: Upon execution of this Agreement and the execution of a lease modification by Pacific Southwest Realty Company allowing it to do so, Landlord shall at its sole cost and expense demolish and remove the existing bank vault in 501 J Street, Suite 110. Landlord may commence this work, in its discretion, immediately after the execution of this SETIA by Tenant.

(b) Common Area Garage Lobby and Parking Garage: Landlord shall cause to be prepared construction drawings and related materials for the common area garage lobby work to be performed. Landlord shall submit those plans and related materials to Tenant for its approval, which approval shall not be unreasonably withheld. When completed and approved, those construction drawings and materials shall be attached hereto as Exhibit “E.” Landlord shall cause the work specified in Exhibit “E” to be done with reasonable promptness. All design costs shall be paid from the back lobby tenant improvement allowance of $40,000 set forth at the end of this paragraph 4(b).

Landlord shall cause to be prepared construction drawings and related materials for renovations to the parking garage. Landlord shall submit those drawings and related materials to Tenant for its approval, which approval shall not be unreasonably withheld. When completed and approved the same shall be attached hereto as Exhibit “F.” Landlord agrees to perform the work described in that exhibit to be done with reasonable promptness.

Tenant may, at its sole cost and expense, but subject to Landlord’s prior reasonable approval, install additional signage in the parking area to provide additional guidance to its customers as to its whereabouts.

Any changes to the work specified on the attached Exhibit “F” shall be at Tenant’s sole cost and expense.

For the performance of all work specified in Exhibits “E” and “F,” Landlord shall provide Tenant with as much as

$40,000.00. Any costs in excess of $40,000.00 shall be borne by Tenant.

(c) Remedies: In the event of any dispute over the performance of any miscellaneous work, the parties shall submit the matter to an independent AIA architect as provided in Section C. Tenant shall have no right to withhold any performance under or to rescind the written Lease executed herewith or to withhold any performance under any other paragraph of this Agreement on account of any such dispute.

C.	RESOLUTION OF ARCHITECTURAL AND CONTRACTING DISPUTES:

Any dispute of the type specified above in Section B, paragraphs 1(a), 1(d), 2(f), and 3(c) shall be resolved by Landlord’s and Tenant’s joint selection, within three (3) business days after written notice, of an independent AIA architect. The issue(s) in dispute shall be submitted to that architect, who may undertake such inquiries as he deems appropriate. The architect so selected may also be the architect retained by Landlord to supervise the work, if Tenant opts to bid the work. The architect so selected shall resolve the issue(s) submitted within seven (7) days after the submission. Landlord and Tenant shall share the fees incurred by such architect.

If, within three (3) business days after such written notice, the parties are unable to agree upon an independent AIA architect, each party shall select one AIA architect within seven (7) days after the expiration of the foregoing three day period. The two AIA architects so selected shall select a third architect within seven (7) days thereafter. The panel of architects so formed will promptly consider and resolve the issues and disputes and shall render their decision within fourteen (14) days thereafter. The decision shall be given in writing to both parties.

If the two architects so selected under the preceding paragraph are unable to select a third architect, then the issue shall be resolved by means of arbitration under the rules of the American Arbitration Association, and any party may petition for such arbitration upon the expiration of the period of time in which the two architects are to select a third architect.

D.	SEQUENCING OF TENANT IMPROVEMENT WORK:

Landlord and Tenant agree that tenant improvement work called for under this Agreement shall be sequenced as follows:

1.	Vault Demolition

2.	501 J Street, Suite 110

3.	Staircase;

4.	501 J Street, Suite 225

5.	525 J Street;

6.	Back Lobby & Garage

Tenant may and shall move personnel and operations into 501 J Street, Suite 110 upon its completion in order that 525 J Street and 501 J Street, Suite 225 will be vacant and available for the performance of work.

Tenant acknowledges that erection of the new staircase will entail some unavoidable inconvenience and disruption. Landlord will take all reasonable measures to minimize that inconvenience and disruption.

E.	SECURITY DURING CONSTRUCTION:

Tenant is a financial institution, and completion of the work contemplated in this SETIA will necessarily raise issues of access to and security of Tenant’s premises. Tenant acknowledges that construction activities and conditions will create varying and increased risks of security. Tenant shall have sole responsibility for taking any measures it deems appropriate to increase its security at its sole cost; Landlord shall cooperate in Tenant’s efforts to assure security to the extent permitted by construction activities.

F.	OTHER PROVISIONS:

1. Partial Invalidity: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provisions of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

2. Waivers: No waivers of any breach of any covenant or provision herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.

3. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns and the parties hereto.

4. Professional Fees: In the event of the bringing of any action or suit by any party hereto against another hereunder by reason of any breach of the covenants, agreements, or provisions on the part of the other party arising out of this Agreement, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, accounting fees, and any other professional fees resulting therefrom. Such fees and costs may be taxed as costs by the prevailing party. Fees and costs not expressly provided for in this Agreement shall be borne by each party.

5. Entire Agreement: This Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject matter of tenant improvements in the above-enumerated suites and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder by waived, except by written instrument signed by the party to be charged or by its agents duly authorized in writing. The parties do not intend to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto.

6. Governing Law: This Agreement is entered into in accordance with and shall be governed by the laws of the State of California.

7. Further Documents: Each party agrees that it will execute, or cause to be executed, such further documents as may be necessary to carry out the express intents and purposes of this Agreement.

8. Advice of Counsel: All parties to this Agreement have employed attorneys to represent them with respect to the Agreement and all matters covered thereby, and they have been fully advised with respect to their rights and responsibilities in connection with the execution of this Agreement.

9. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.

10. Addresses for Notice: Any notices required to be given or provided for herein shall be given to the following addressees by first class mail or personal delivery:

If to the Landlord:

The SARES-REGIS Group of Northern California

1451 River Park Drive, Suite 110

Sacramento, CA 95815

and to:

The SARES-REGIS Group of Northern California

501 J Street, Suite 100

Sacramento CA 95814

If to the Tenant:

Sacramento Commercial Bank

525 J Street

Sacramento, CA 95814

Either party may change its address(es) for notice by written notice given to the other party.

If the required notice period is forty-eight (48) hours or less, notice shall be given by personal delivery and the notice period shall run from the time of actual delivery.

11. Representatives: For all purposes relating to this SETIA, Landlord and Tenant designate the following persons as their primary representatives:

For Landlord:	Bud Schiveley c/o Regis Contractors
1451 River Park Drive, Suite 110
Sacramento, CA 95815
(916) 929-3193
(916) 929-6738 Fax

For Tenant:	Barbara Rechtfertig
Sacramento Commercial Bank
525 J Street
Sacramento, CA 95814
(916) 443-4700
(916) 443-8076 Fax

Notices required and given pursuant to subparagraph 10 above shall be addressed to these persons.

12. Latent Defects: Any latent defects in work performed by Landlord under this SETIA and discovered within one year of completion shall be repaired or replaced at Landlord’s sole cost and expense within forty-five (45) days after written notice to Landlord. Landlord shall have no obligation to perform corrective work made necessary by design features of those construction drawings and plans whose preparation was the responsibility of Tenant, provided Landlord performed the work in question in accordance with the plans and specifications.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed.

SARES-REGIS Group as Managers for: FIFTH & I ASSOCIATES

By:	/s/ Illegible

Its:		Date:	2-15-94

SACRAMENTO COMMERCIAL BANK:

By:	/s/ Illegible

Its:		Date:	7/15/94

By:

Its:	Date:

Exhibit E

TENANT ESTOPPEL CERTIFICATE

The undersigned,                                                                  , a                                                                       (“Landlord”), with a mailing address c/o                                                           and                                                          , a                                                          , (“Tenant”), hereby certify to                                         , a                                         , as follows:

1.	Attached hereto is a true, correct and complete copy of that certain lease dated ,19 , between Landlord and Tenant (the “Lease”), which demises premises located (the “Premises”).

The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The Term of the Lease commenced on ,19 .

3.	The Term of the Lease shall expire on ,19 .

4.	The Lease has: (Initial one)

(             ) not been amended, modified, supplemented, extended, renewed or assigned.

(              ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

5.	Tenant has accepted and is now in possession

6.	Tenant and Landlord acknowledge that Lease will be assigned to and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The current amount of monthly rent is $ .

8.	The amount of security deposits (if any) is $ . No other security deposits have been made.

9.	Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date.

10.	All work required to be performed by Landlord under the Lease has been completed.

11.	There are no defaults on the part of the Landlord or Tenant under the Lease.

12	Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that                                               is about to fund a loan to Landlord or                                               is about to purchase the Project (or part thereof) from Landlord and that                                               is relying upon the representations herein made in funding such loan or in purchasing the Project (or part thereof).

IN WITNESS THEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of                  , 19         .

TENANT:

,a

By:

Print Name:

Its:

By:

Print Name:

Its:

E-1

Exhibit F

RULES AND REGULATIONS

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expenses of Tenant by a person approved by Landlord.

2.	If Landlord objects in writing to any new curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any window, which is visible from the exterior of the Premises and not approved in the Tenant Improvements. Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, stairways, elevators or escalators (if any) of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the root(s) of the Project.

4.	The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with up to two keys to each door lock in the Premises per 1,000 square feet of rentable space. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter existing locks or install any new additional locks or bolts on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of any loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.	Freight elevator(s), if any, shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, material, furniture, package, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expenses, on vibration elimination or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expenses of Tenant.

10.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrators, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.	Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13.	Landlord reserves the right exercisable without notice and without liability to Tenant, to change the name and street address of the Building. **

14.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant shall be responsible for all persons for whom it request passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other connection by closing the doors or by other appropriate action.

15.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employee leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with their rule.

16.	Tenant shall not obtain for use on the Premises ice, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.	Tenant shall not matrix, drive nails, screw or drill into the partitions, woodwork or planner or in any way deface the Premises or any part thereof, except for hanging normal artwork and decorations in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not out or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord which consent shall not be unreasonably withheld.

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

23.	Landlord receives the right to exclude or expel from the Project any person who, in Landlord’s judgment, is introduced or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolates and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, country and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building or Project.

27.	Without the written consent to Landlord which shall not be unreasonably withheld Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises form theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.	To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Project. Landlord may do so subject to non-discriminatory additional Rules and Regulations.

31.	Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

33.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

34.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

35.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers invitees and guests.

**	, provided, however, that Landlord shall pay Tenant’s actual costs due to such change (not to exceed $5,000), unless such change is mandated by a governmental agency or is otherwise beyond Landlord’s control. Landlord shall not change the name of the building to include that of another lending institution.

EXHIBIT G

INTENTIONALLY OMITTED

Exhibit H

STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

As long as Tenant is not in default under any of the terms, conditions, provisions, or agreements of this Lease, Landlord shall:

1.	On Monday through Friday, except holidays, from 7 a.m. to 6 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Exhibit, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for air conditioning mechanics. See Addendum paragraph 10

2.	Furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in an amount not to exceed normal business office consumption. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per hour charged to the Building during the period. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost shall be established by an independent licensed engineer selected in Landlord’s reasonable discretion. Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the reasonable amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building, or the or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

3.	Make water available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

4.	Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. Cleaning (Janitorial) Specifications are attached to the Lease as Exhibit “D.”

Landlord reserves the right to stop service of the elevator, if any, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by services of reasonable obligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any services pursuant to any of the terms, covenants, conditions provisions or agreements of this Lessee, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

H-1

Exhibit I

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the pending facilities which are appurtenant to the Project.

1.	All claimed damage or loss must be reported, itemized in writing and delivered to the Management Office located within the Project within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

2.	Tenant shall not panic or permit its employees to panic in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.	Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.	No overnight or extended term storage of vehicles shall be permitted.

5.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.	All directional signs and arrows must be observed.

7.	The speed limit within all parking areas shall be five (5) miles per hour.

8.	Parking is prohibited:

(a)	in areas not striped for parking;

(b)	in ;

(c)	where “no parking” signs are posted;

(d)	on ramps;

(e)	in cross-hatched areas; and

(f)	in such other areas as may be designated by Landlord or Landlord’s parking operator.

9.	Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10.	Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11.	Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12.	Washing, waxing, clearing or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

13.	The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

14.	Tenant’s continued right to use any parking spaces in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in these Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s right to use the parking spaces in the parking facilities shall terminate concurrently therewith.

15.	Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

16.	Landlord reserves the right to establish and change parking fees and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal, at such car owner’s expense.

I-1

RIDER 1

OPTIONS TO EXTEND AT MARKET RENTAL RATE

This Lease Rider is attached to and made a part of that certain lease dated February 21, 1994 (the “Lease”) between FIFTH & I ASSOCIATES (“Landlord”) and SACRAMENTO COMMERCIAL BANK (“Tenant”).

(a) Options. Provided Tenant is not in default under the terms of the Lease, or would be in default but for the passage of time or the giving of notice, or both, Landlord hereby grants to Tenant two options (“Extension Options”) to extend the Term of the Lease for a period of five (5) years each (“Option Periods”) upon and subject to the terms and conditions set forth hereinbelow. If Tenant desires to exercise its Extension Options granted herein, Tenant shall deliver to Landlord written notice of such election (“Extension Notice”) not later than one hundred eighty (180) days nor earlier than three hundred sixty (360) days prior to the expiration of the initial Term of the Lease or any extension thereof.

(b) Proper Exercise. Despite a timely exercise by Tenant, Tenant’s Extension Options shall not be deemed to be properly exercised if at the end of the initial Term of the Lease or extension thereof, Tenant is in default (taking into account any applicable cure periods) of any of the terms, covenants or conditions of the Lease. Provided Tenant properly exercises the Extension Options, the Term of the Lease shall be extended for the Option Periods, and all of the terms, covenants, and conditions of the Lease shall remain unmodified and in full force and effect during the Option Periods, except that the Annual Basic Rent shall be modified as set forth in Subparagraphs (c) and (d) below.

(c) Rent. The Annual Basic Rent payable during the Option Periods shall be at 95% of the fair market rental value of the Premises, as determined herein. The fair market rental value of the Premises shall be determined by Landlord based on prevailing market rentals then being paid for similar space in projects comparable to the Project in the Greater Downtown Sacramento area. In determining the fair market rental value of the Premises, Landlord shall specifically exclude any consideration of Tenant’s occupancy or use of the Premises and the value of any improvements to the Premises made by Tenant which Tenant has negotiated for the right to remove at the end of the Lease Term. References herein to “fair market rental value” shall include monthly basic rent and any concessions offered by Landlord within the above-described area, except for the reconditioning allowance, which shall be as specified below, but the calculation of monthly basic rent shall not be adjusted to incorporate any concessions, which shall be described separately from monthly basic rent. Landlord shall use its best efforts to provide Tenant with written notice of its determination of the fair market value of the Premises within thirty (30) days (but in no event later than sixty (60) days) after the earlier of (i) Landlord’s receipt of Tenant’s Extension Notice and (ii) the last day upon which Tenant’s Extension Notice could be given, as required in Subparagraph (a) above. Tenant shall have fifteen (15) days (“Tenant Review Period”) after receipt of Landlord’s notice of the new Annual Basic Rent within which to accept such new Annual Basic Rent or to reasonably object thereto in writing. If Tenant fails to respond to Landlord within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the new Annual Basic Rent determined by Landlord. In the event Tenant objects to the fair market rental value submitted by Landlord, Landlord and Tenant shall attempt to agree upon the fair market rental value for the Premises, using their best good faith efforts. If Landlord and Tenant fail to reach agreement on the fair market rental value of the Premises within fifteen (15) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then the fair market rental value for the Premises shall be determined by arbitration in accordance with Subparagraph (d) below.

(d) Arbitration. Landlord and Tenant shall each, within fifteen (15) days of the Outside Agreement Date, appoint one arbitrator who shall by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Greater Downtown Sacramento Market area. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

The determination of the three arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted fair market rental value for the Premises is the closest to the actual fair market rental value for the Premises as determined by the arbitrators, taking into account the requirements of Subparagraph (c) above. Once the three arbitrators have been selected, Landlord and Tenant shall, each submit to the arbitrators their respective determinations of the fair market rental value of the Premises. The three arbitrators shall, within thirty (30) days of the submittal of Landlord’s and Tenant’s determinations of the fair market rental value of the Premises, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted fair market rental value as the Annual Basic Rent, and shall notify Landlord and Tenant of their decision. Such decision shall be based upon the projected prevailing fair market rental value for similar space in projects similar to the Project in the Greater Downtown Sacramento Market area. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

If either Landlord or Tenant fails to appoint an arbitrator within the time period set forth above, the arbitrator appointed by one of them shall reach a decision in accordance with this Subparagraph (d), notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter shall be decided by submission to arbitration under the provisions of the American Arbitration Association. All costs of arbitration shall be shared equally by Landlord and Tenant.

(e) Reconditioning Allowance. Upon Tenant’s exercise of each option to extend, Landlord will provide Tenant a reconditioning allowance in the form of a rent credit. The reconditioning allowance for Tenant’s then current space shall be an amount equal to the first three (3) months’ base rent of the Extension Term(s), and shall be applied at the beginning of each renewal term. The reconditioning allowance shall be spent in improvements within the Premises.

(f) Base Year. The Base Year as referenced in Paragraph l.m and Addendum Paragraph 21 of this Lease shall also be the Base Year for the first twelve (12) month period of the Extension Period(s).

Notwithstanding the foregoing provisions of this Lease Rider, in no event shall the Annual Basic Rent during the Option Period be less than the Annual Basic Rent payable by Tenant during the initial Term of this Lease or the preceding Option Period, as applicable.

/s/ Illegible	/s/ Illegible

Landlord’s Initials	Tenant’s Initials

Exhibit 5 to Lease Restructuring and Extension Agreement

TENANT IMPROVEMENT FUNDING AGREEMENT

This Tenant Improvement Funding Agreement (“Agreement”) is being entered into as of June 15, 1994, between Bank of America National Trust and Savings Association, a national banking association (“Bank”), and Sacramento Commercial Bank (“SCB”), in connection with the execution of the Assignment of Lease between Bank and SCB of even date herewith (“Assignment”), who hereby agree as follows;

1. General.

a. The purpose of this Agreement is to set forth how Tenant Improvements (defined in Paragraph 2.1 below) in the Premises are to be constructed, who will undertake the construction of the Tenant Improvements, and who will pay for the construction of the Tenant Improvements.

b. Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning ascribed to them in the Assignment. When work, services, consents or approvals are to be provided by or on behalf of Bank, such terms shall include Bank’s agents, contractors, employees and affiliates.

c. The provisions of the Assignment, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

d. The Tenant Improvements shall be constructed pursuant to this Agreement by SCB. Bank shall provide the Tenant Improvement Allowance as provided in this Agreement.

2. Certain Definitions.

2.1 Tenant Improvements. The term “Tenant Improvements” shall mean all improvements shown in the Final Plans and, to the extent specified in the Final Plans, all signage, partitions, built-ins, related cabinets, or comparable contracts, and all carpets and floor coverings, electrical, HVAC and plumbing work, ceiling plan and security plan but, except as provided above, Tenant Improvements shall not include any personal property of SCB. The “cost of Tenant Improvements” means the entire cost of the design and construction of the Tenant Improvements including, without limitation, all fees and costs of the Designer, Engineer, Contractor (as defined below) and any other consultants and all permit fees and other governmental costs and fees; provided, however, that the cost of Tenant Improvements shall not include any fees payable to Master Landlord if Master Landlord is acting as Contractor, project coordinator or in any other similar capacity with respect to the

Tenant Improvements, except that the foregoing shall not apply to fees payable to Regis Contractors or its successor entity.

2.2 Building Systems. The term “Building Systems” shall mean the Building’s heating, ventilating, and air-conditioning (“HVAC”), and plumbing, life safety, mechanical and/or electrical systems.

3. Design and Construction Periods.

3.1 Design Period. The SCB will prepare and submit to the City of Sacramento (“City”) the Final Plans (defined in Paragraph 4.4 below) for plan checking or approval, upon notification to SCB by the City that the Final Plans are approved, the Construction Period (defined in Paragraph 3.2 below) shall commence.

3.2 Construction Period. SCB shall diligently pursue completion of construction of the Tenant Improvements as soon as feasible (the “Construction Period”).

4. Preparation of Plans and Construction Schedule and Procedures. SCB shall arrange for the construction of the Tenant Improvements in accordance with the following schedule:

4.1 Selection of Designer and Engineer. The following designer (“Designer”) has been selected by SCB and approved by Bank:

Designer:     Marty McBride

McBride Associates

1414 LaGrande Avenue

Yuba City, CA 95991

4.2 Preparation and Approval of Space Plan. SCB shall submit to the Designer all additional information including occupancy requirements for the Premises necessary to enable the Designer to prepare a space plan showing all demising walls, corridors, entrances, exits, doors, interior partitions, and the location of all offices, conference rooms, computer rooms, and mini-service kitchens (“Space Plan”). Promptly following completion of the Space Plan, SCB shall submit the Space Plan to Bank for Bank’s review and approval. Within five (5) business days after Bank receives the Space Plan, Bank shall either approve or disapprove the Space Plan for reasonable and material reasons, including the following; (i) adverse effect on the structural integrity of the Building; (ii) possible damage to the Building Systems; (iii) non-compliance with applicable codes; or (iv) adverse effect on the exterior appearance of the Building (each, a “Design Problem”). Bank shall require, and SCB shall make, the minimum changes necessary in order to correct any Design Problem and shall resubmit the corrected Space Plan to Bank. Within two (2) business days after Bank receives the revised Space Plan, Bank shall approve or disapprove the Space Plan. This procedure shall be repeated until the Space Plan is finally approved by Bank and written approval has been delivered to and received by SCB. If Bank does not approve or disapprove the Space Plan within the foregoing time frame, then Bank shall be deemed to have approved the Space Plan.

4.3 Preparation and Approval of Engineering and Working Drawings. As soon as the Space Plan is finally approved by Bank, (i) the Designer shall complete working drawings (“Working Drawings”) which shall be compatible with the design, construction and equipment of the Building, comply with all laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements, and the preparations of the Engineering Drawings (defined below), and contain all partition locations, plumbing locations, air conditioning systems and duct work, special air conditioning requirements, reflected ceiling plans, special security systems and signage and (ii) the contractor or subcontractor shall complete engineering drawings (“Engineering Drawings”) showing complete mechanical, electrical, plumbing, HVAC, and telecommunications plans. The Working Drawings and Engineering Drawings are collectively referred to as the “Construction Drawings.”

The Construction Drawings shall be submitted to Bank for Bank’s review and approval. Bank shall approve the Construction Drawings, or such portion as has from time to time been submitted, within five (5) business days after receipt of same or designate, by notice given within such time period to SCB, the specific changes reasonably, required to be made to the Construction Drawings in order to correct any Design Problem. SCB shall make the minimum changes necessary in order to correct any Design Problem and shall resubmit the corrected Construction Drawings to Bank within two (2) business days after Bank receives the revised Construction Drawings, Bank shall approve or disapprove the Construction Drawings. This procedure shall be repeated until all of the Construction Drawings are finally approved by Bank and written approval has been delivered to and received by SCB. If Bank does not approve or disapprove the Construction Drawings within the foregoing time frame, then Bank shall be deemed to have approved the Construction Drawings.

4.4 Final Plans. After Bank has approved the Construction Drawings, SCB shall cause the Designer to complete any work on the Construction Drawings required for a complete set of plans to deliver to the City for approval (“Final Plans”) and promptly deliver the Final Plans to Bank and the City. The Final Plans shall not require Bank’s approval so long as there has been no material change or modification to the Construction Drawings approved by Bank. If Bank’s approval is required, the same procedures set forth in Paragraph 4.3 for approval of the Construction Drawings shall be followed.

4.5 Selection of Contractor. SCB shall select a contractor (“Contractor”), subject to the approval of Bank, which approval will not be unreasonably withheld and shall be granted (or refused for reasonable reasons) within five (5) business days after SCB requests such approval. The Master Landlord or Regis Contractors (or its successor entity), if used by SCB as Contractor, is hereby deemed consented to by Bank.

5. Review.

5.1 Bank Review Responsibilities. SCB understands and agrees that the review of all plans pursuant to this Agreement by Bank is solely to protect the interests of Bank in the Building and the Premises, and Bank shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

6. Tenant Improvement Allowance.

6.1 Amount. Bank will pay on behalf of SCB an amount equal to One Hundred Seventy-One Thousand, One Hundred Sixty Dollars ($171,160) (“Tenant Improvement Allowance”), expendable for the costs of the design and construction of the Tenant Improvements, including any amount paid to a project coordinator, construction consultant, or similar consultant (other than the Master Landlord acting in any such capacity, but Master Landlord shall not include Regis Contractors (or its successor entity) in this context).

6.2 Cost Breakdown; Disbursement. As soon as reasonably feasible during the Design Period, SCB shall submit to Bank a detailed cost breakdown of construction costs for the Tenant Improvements. Ninety percent (90%) of the Tenant Improvement Allowance shall be disbursed by Bank pursuant to draw requests submitted by SCB relating to work completed when the Tenant Improvements are thirty percent (30%), seventy percent (70%) and one hundred percent (100%) completed. Each draw request shall be accompanied by invoices and conditional lien releases and shall have been approved by the Designer verifying that the required work has been completed.

The final ten percent (10%) of the Tenant Improvement Allowance shall be disbursed after delivery to Bank of a certificate of occupancy for the Premises and expiration of any applicable lien periods.

6.3 Application. SCB shall pay the entire cost of the Tenant Improvements in excess of the Tenant Improvement Allowance before any portion of the Tenant Improvement Allowance is disbursed. The foregoing applies both to the original bid of the Contractor and to any change orders pursuant to Paragraph 7 below. In the event the Tenant Improvement Allowance is greater than the actual costs expended hereunder to complete the Tenant

Improvements, the excess shall be applied by Bank to rent payable by Bank under the Lease next coming due.

7. Change Orders. In the event that SCB requests any changes to the Final Plans, Bank shall approve such changes within one (1) business day after Bank’s receipt of SCB’s request, provided the changes do not create a Design Problem. If such changes increase the cost of construction of the Tenant Improvements so that the revised cost for the Tenant Improvements exceed the Tenant Improvement Allowance, SCB shall pay Contractor the increased costs, according to the invoices for the items relating to the changes provided by Contractor, prior to any further disbursements of the Tenant Improvement Allowance.

8. Presence of Hazardous Substances. In the event that at any time the Premises are determined to contain hazardous substances, SCB shall cease work and promptly notify Bank and Master Landlord, who shall determine, pursuant to the terms of the Master Lease and the Assignment, the procedure and cost allocation to remove, encapsulate, contain, or otherwise dispose of such hazardous substances.

9. “As Built” Plans. Within thirty (30) days following completion of the Tenant Improvements, SCB shall deliver to Bank a final set of “as built” plans which incorporate all changes to the Final Plans.

10. Notices. All notices hereunder shall be sent in the manner and to the addresses set forth in the Assignment.

Executed as of the day and year first above written.

Bank:	BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

	By:	/s/ Illegible

	Its:	VICE PRESIDENT

	By:	/s/ Illegible

	Its:	Disposition Manager

SCB:	SACRAMENTO COMMERCIAL BANK

	By:	/s/ Illegible

Its:

By:

Its:

Exhibit 6 to Lease Restructuring and Extension Agreement

AGREEMENT CREATING PRE-EMPTIVE RIGHTS

Fifth & I Associates (“Landlord”) and Sacramento Commercial Bank (“SCB”) enter into this Agreement Creating Pre-emptive Rights (“Pre-emptive Rights Agreement”) on the date indicated below.

A.	RECITALS:

This Pre-emptive Rights Agreement is made with reference to the following facts:

1. Contemporaneously with their execution of this Pre-emptive Rights Agreement, the parties are executing a Lease Restructuring and Extension Agreement and certain other agreements attached thereto. One of the purposes of those agreements is to provide additional office space required by SCB in the immediate future for its business operations.

2. Part of the consideration for those agreements is Landlord’s agreement to provide SCB with certain pre-emptive rights to lease certain further space (in addition to that described in paragraph 1 above), on specified terms, to accommodate SCB’s expansion and further needs for space during the later portions of the term of the new lease executed herewith between Landlord and Tenant.

3. As part of their agreement to restructure their leasing arrangements, Landlord and SCB intend to create the pre-emptive rights, and only the pre-emptive rights, set forth below.

4. The premises which are the subject of the pre-emptive rights created herein are on the second floor of the building located at 501 J Street, Sacramento, California, and are identified on the plan set forth on attached Exhibit “A” as suites 230, 210, 206, and 200. No other premises are subject to any pre-emptive rights hereunder. Except as provided in Section B, Paragraph 2(d) below, the exiting tenancies for these premises are scheduled to expire no later than the following dates:

Suite 230	6/97

Suite 210	4/99

Suite 206	6/96

Suite 200	12/94

Suite 230 comprises approximately 11,666 usable square feet.

B.	LIMITED PRE-EMPTIVE RIGHTS:

Landlord grants to SCB the limited and specific pre-emptive rights set forth below:

1. Suite 230 or 206:

Upon vacation of the premises by the existing tenant or early termination of the lease, Landlord shall deliver written notice to SCB of its opportunity to lease (“notice of opportunity to lease”) all or a portion of Suite 230 or all of Suite 206. Upon receipt of that notice, SCB may within ten business days thereafter elect to exercise the following pre-emptive rights:

(a) SCB may elect to rent 3,779 square feet located at either the Northern or Western end of what is now Suite 230 or all of what is now Suite 206. Those leased premises shall either (i) as to Suite 230, include the entire Northern or Western walls for what is now Suite 230 and are depicted (not to scale) on Exhibit A attached hereto as areas A and B, respectively, (the premises shall be a continuous and contiguous 3,779 square feet) or (ii) as to Suite 206, all of what is now Suite 206 as depicted (not to scale) on Exhibit A. SCB may not elect to lease only a portion of Suite 206.

If SCB elects to lease 3,779 square feet within Suite 230, all lease terms for 3,779 square feet within Suite 230 shall be the same as those then in effect under the lease for 501 J Street, Suite 225, among other premises, except as follows: (i) Landlord shall provide a tenant improvement allowance of $25 per useable square foot for 3,779 square feet and shall perform that work (within that budget) specified by SCB’s space planner, provided that space planning fees shall not be the responsibility of the Landlord and that costs in excess of the tenant improvement allowance shall be the responsibility of SCB, and

(ii) the termination date shall be the same as that specified in the lease for 501 J Street, Suite 225.

If SCB elects to lease Suite 206, terms and conditions for Suite 206, shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) rent per square foot shall be fair market rent and (ii) the termination date for the lease will be the same as for the lease of 501 J Street, Suite 225. Notwithstanding the foregoing, in no event shall the tenant improvement allowance for Suite 206 be less than $25.00 per square foot.

(b) If it elects to lease 3,779 square feet within Suite 230, pursuant to subparagraph (a) above, SCB may also contemporaneously elect to lease a designated number of additional square feet in what is now Suite 230, provided however, that it shall make any such election in one of the following increments of additional square footage (over and above the 3,779 square feet elected under subparagraph (a) above):

Additional Square Footage	Total Square Footage
2,000	5,779
3,000	6,779
6,000	9,779
7,887	11,666

Tenant may not elect any square footages except those stated above. The space elected under this subparagraph shall be contiguous to that elected within Suite 230 under subparagraph (a) above. The boundary line of that space within what is now the interior of Suite 230 shall extend in a straight line from the interior of the exterior wall inward to the surface of the wall (on the inside of Suite 230) forming the separation between the hallway and Suite 230; that boundary line of the space shall at all points be at right angles to the wall forming the separation between the hallway and Suite 230.

All lease terms for space elected under this subparagraph (b) shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) rent per square foot for the space in excess of the 3,779 square feet identified in subparagraph (a) above shall be fair market rent and (ii) the termination date of the lease shall be the same as for the lease of 501 J street, Suite 225.

(c) If it elects pursuant to subparagraphs (a) and (b) above to lease all of Suite 230 (11,666 square feet), SCB may also contemporaneously elect to lease all of Suite 206, if that space is available.

In that event, all lease terms for Suite 206 shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) rent per square foot shall be fair market rent and (ii) the termination date of the lease shall be the same as for the lease of 501 J street, Suite 225. Notwithstanding the foregoing, in no event shall the tenant improvement allowance for Suite 206 be less than $25.00 per square foot.

(d) If it elects pursuant to subparagraph (a) above to lease all of suite 206, SCB may also contemporaneously elect to lease 3,779 square feet within Suite 230 and additional square footage therein in the increments set forth in subparagraph (b) above, if and to the extent such space within Suite 230 is then available. Such additional leasing shall be on the terms stated in subparagraphs (a) and (b) above, except to the extent inconsistent with this subparagraph.

(e) The procedure for the exercise of the foregoing pre-emptive rights following Landlord’s notice shall be governed by this subparagraph. To exercise its pre-emptive rights, SCB shall give Landlord a single notice within the ten day period stated above, which single notice shall state: (i) whether SCB elects to lease available space as set forth above, (ii) if applicable, which end of Suite 230 it elects to exercise rights under subparagraph (a), (iii) whether it also elects to lease space under subparagraphs (b), (c), or (d) above, and (iv) if applicable, what number of additional and total square feet it elects to lease under subparagraph (b).

If this notice includes elections under subparagraphs (b), (c), or (d) above, Landlord shall, within twenty days thereafter give SCB written notice stating its contended fair market rent (i.e. the rent per square foot for the square footage elected). Said figure may include free rent or a rental abatement, as well as appropriate allowance for amortization of tenant improvement funds expended. If SCB disputes that figure and the parties are unable to agree on a rent figure, the issue shall be resolved under the provisions of Section C below, provided that SCB must give Landlord its written notice to proceed under that provision within fourteen days after delivery of Landlord’s written notice of its proposed fair market rent. If SCB fails to timely give such notice, the rent shall be as stated in Landlord’s notice.

(f) Landlord shall be obligated to give a notice of opportunity to lease specified above only once during the term of the lease for 501 J Street, Suite 225. If Landlord gives that notice during the term of that lease, SCB shall have one and only one opportunity to exercise the pre-emptive rights specified above.

If Landlord gives its notice of opportunity to lease and SCB fails to timely exercise its pre-emptive rights set forth above or SCB exercises any of those rights, SCB’s pre-emptive rights shall be extinguished as respects any remaining part of Suite 230 or Suite 206. Landlord shall have no obligation, under any circumstances, to give multiple notices of opportunity to lease relative to any of the space now comprising Suite 230 or Suite 206.

(g) Landlord and SCB shall execute a lease amendment for the lease of 501 J Street, Suite 225, to include within that lease any premises taken by SCB pursuant to this paragraph. The lease amendment shall be in the form attached hereto as Exhibit “B”. It shall be a condition precedent to Landlord’s obligation to perform, including its obligation to provide possession, that SCB execute and deliver to Landlord such a lease amendment.

2. Suites 200, 210 and 230:

(a) Upon vacation of the premises by the existing tenants in Suites 200, 210 and 230, respectively, or early termination of each tenancy, Landlord shall deliver written notice to SCB of its opportunity to lease (“notice of opportunity to lease”) the respective suite. Upon receipt of that notice, SCB may within ten business days thereafter elect to exercise its pre-emptive right to lease the respective suite in its entirety. SCB’s election is limited to an election to take all or none of the space comprising each respective suite.

All lease terms shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) the termination data shall be the same as for the lease of 501 J Street, Suite 225, and (ii) rent per square foot for each respective suite shall be fair market rent. SCB may exercise its pre-emptive right with respect to each suite by giving Landlord a single written notice within the ten day period stated above. Within twenty days after the delivery of SCB’s written notice electing to exercise its pre-emptive right as to any suite, Landlord shall give SCB written notice stating its intended fair market rent. Said figure may include free rent or a rental abatement, any tenant improvement allowance, and amortization of tenant improvement funds expended. If SCB disputes that figure and the parties are unable to agree on a rent figure, the issue shall be resolved under the provisions of section C below, provided that SCB must give Landlord its written notice to proceed under that provision within fourteen days after delivery of Landlord’s written notice of its proposed fair market rent. If SCB fails to timely give such notice, the rent shall be as stated in Landlord’s notice.

(b) Landlord shall be obligated to give the notice of opportunity to lease specified above only once during the term of the lease for 501 J Street, Suite 225 as to each of the suites presently known as Suite 200, 210 and 230, respectively. SCB shall have one and only one opportunity to exercise the pre-emptive right specified above in this paragraph. If Landlord once gives its notice of opportunity to lease as to Suites 200, 210 and 230, respectively, and SCB fails to timely exercise its pre-emptive rights, SCB’s pre-emptive right shall be extinguished as respects that suite. Landlord shall have no obligation, under any circumstances, to give multiple notices of opportunity to lease any one of the suites now known as 200, 210 and 230, respectively.

(c) Landlord and SCB shall execute Lease Amendments for the lease at 501 J Street, Suite 225, to include within that lease any premises taken by SCB pursuant to this paragraph. The Lease Amendment shall be in the form attached hereto as Exhibit “B”. It shall be a condition precedent to Landlord’s obligation to perform, including its obligation to provide possession, that SCB execute and deliver to Landlord such a Lease Amendment.

(d) SCB acknowledges that Landlord is currently negotiating with the tenant in possession of Suite 200 for renewal of that lease. Renewal of the lease for Suite 200 prior to the expiration of that lease in December of 1994 shall not trigger any pre-emptive right of any kind, it being the intention of parties that the pre-emptive right of SCB shall apply to the tenancy created following the renewal or extension of the lease for Suite 200 which is now scheduled to expire in December of 1994.

C.	DETERMINATION OF FAIR MARKET VALUE:

When SCB timely gives Landlord written notice to proceed under Section C of this Pre-emptive Rights Agreement, the following procedures shall apply:

1. Within seven days after it gives notice of its election to proceed under this section, SCB shall deliver to Landlord a written statement of its proposed fair market rent for the subject premises. The relevant market shall be comparable space within the greater downtown Sacramento area. That rent may include any lease concessions offered by Landlords within the above-reference market for leased premises, including without limitation, free rent, or any other payments or concessions.

2. Within ten days after SCB delivers the foregoing written statement of its proposed fair market rent, Landlord may accept the same by a notice given in writing to SCB. In that event, the rent terms shall be as stated in SCB’s notice. If Landlord elects to dispute SCB’s proposed rent, it shall, within the same ten day period, deliver to SCB its written rejection of SCB’s proposal. If Landlord fails to timely respond to SCB’s proposal, the same shall be deemed a rejection of SCB’s proposal.

3. Upon Landlord’s rejection of SCB’s proposal, Landlord and SCB shall, within fifteen days after the expiration of Landlord’s time to accept or reject SCB’s proposal (irrespective of whether actual rejection is given or Landlord makes no response to SCB’s notice), Landlord and SCB shall each appoint one arbitrator who shall by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal or brokerage of comparable commercial properties in the Greater Downtown Sacramento Market. The two arbitrators so appointed shall, within fifteen days after the appointment of the last appointed arbitrator, jointly agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. The arbitrators shall give written notice to the parties of the identities of the members of the arbitration panel.

4. The determination of the three arbitrators shall be limited solely to the issue of whether Landlord’s or SCB’s submitted fair market rental for the subject premises is the closest to the actual fair market rental for the Premises, taking into account all relevant factors, including the other terms of the lease (i.e. the terms of the lease for 501 J Street, Suite

225, except rent and tenant improvement allowance). Upon notification that the panel has been formed, Landlord and SCB shall submit to each arbitrator their respective proposed figures for the fair market value of the premises, with copies to one another. Such submittal shall be made within seven days after notification of the formation of the panel and the identities of its members. Within thirty days after submittal of the last proposed figures, the arbitrators shall reach a decision as to whether the parties shall use Landlord’s or SCB’s submitted fair market rent as the rent. The arbitrators shall notify Landlord and SCB of their decision. Such decision shall be based upon the projected prevailing fair market rent for comparable space in the Greater Downtown Sacramento Market area. The decision of the majority of the arbitrators shall control.

5. If either Landlord or SCB fail to appoint an arbitrator within the time set forth above, the arbitrator appointed by one of them shall request and receive proposed figures for fair market rent, pursuant to the same timetable, and shall reach a decision in accordance with the foregoing subparagraph. That arbitrator shall notify Landlord and SCB of his or her decision, and the decision of such arbitrator shall be controlling.

If the two arbitrators fail to agree upon and appoint a third arbitrator, both shall be dismissed and the matter shall be decided by the same standard by submission to arbitration under the rules of the American Arbitration Association.

All costs of arbitration shall be shared equally by Landlord and SCB.

D.	OTHER PROVISIONS:

1. Partial Invalidity: If any term or provision of this Pre-emptive Rights Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Pre-emptive Rights Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Pre-Emptive Rights Agreement shall be valid and enforced to the fullest extent permitted by law.

2. Waivers: No waivers of any breach of any covenant or provision herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained,

3. Successors and Assigns: This Pre-emptive Rights Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

4. Professional Fees: In the event of the bringing of any action or suit by any party hereto against another hereunder by reason of any breach of the covenants, agreements, or provisions on the part of the other party arising out of this Pre-emptive Rights Agreement, the prevailing party shall be entitled to have and recover of and from the other party all costs and expanses of the action or suit, including reasonable attorneys’ fees, accounting fees, and any other professional fees resulting therefrom. Such fees and costs may be taxed as costs by the prevailing party. Fees and costs not expressly provided for in this Pre-emptive Rights Agreement shall be borne by each party.

5. Entire Agreement: This Pre-emptive Rights Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject of pre-emptive rights and supersedes all prior understandings with respect thereto. This Pre-emptive Rights Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agents duly authorized in writing. The parties do not intend to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto.

6. Governing Law: This Pre-emptive Rights Agreement is entered into in accordance with and shall be governed by the laws of the State of California.

7. Further Documents: Each party agrees that it will execute, or cause to be executed, such further documents as may be necessary to carry out the express intents and purposes of this Pre-emptive Rights Agreement.

8. Advice of Counsel: All parties to this Pre-emptive Rights Agreement have employed attorneys to represent them with respect to the Pre-emptive Rights Agreement and all matters covered thereby, and they have been fully advised with respect to their rights and responsibilities in connection with the execution of this Pre-emptive Rights Agreement.

9. Counterparts: This Pre-Emptive Rights Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.

10. Addresses for Notice: Any notices required to be given or provided for herein shall be given to the following addressees by first class mail or personal delivery:

If to the Landlord:

The SARES-REGIS Group of Northern California

1451 River Park Drive, Suite 110

Sacramento, CA 95815

And to:

The SARES-REGIS Group of Northern California

501 J Street, Suite 100

Sacramento, CA 95814

If to the Tenant:

Sacramento Commercial Bank

525 J Street

Sacramento, CA 95814

Either party may change its addresses for notice by written notice given to the other party.

11. Landlord shall be responsible for no commissions to brokers in connection with any exercise under this Pre-Emptive Rights Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed.

SARES-REGIS Group as Managers for: FIFTH & I ASSOCIATES

By:	/s/ Illegible

Its:		Date:	2-15-94

SACRAMENTO COMMERCIAL BANK:

By:	/s/ Illegible

Its:		Date:	8/1/94

By:

Its:	Date:

[GRAPHIC]

EXHIBIT A

DIEPENBROCK, WULFF, PLANT & HANNEGAN

LAW OFFICES

300 CAPITOL HALL, SUITE 1700

POST OFFICE BOX 3034

FORREST A. PLANT

JOHN V. DIEPENBROCK

CYRUS A. JOHNSON

JOHN S. _________

THOMAS A. CRAVEN

DAVID A. ____________

DENNIS M. ___________

JAMES T. FREEMAN

STEVEN H. FELDERSTEIN

JACK V. LOVELL

DENNIS R. MURPHY

DAVID ROSENBURG

JOHN E. FISCHER

CHARITY KENYON

FRANCIS H. __________ II

CARY M. ADAMS

KAREN L. DIEPENBROCK

RAYMOND M. CAROL

BRIAN T. RECAN

FORREST A. PLANT, JR.

KEITH W. MCBRIDE

JEFFERY OWENSOY

WHITNEY RIHEL

WILLIAM J. COYNE

PATRICIA J. HARTMAN

JAMES _. NELSON

FRANK D. _________

JOHN R. HALUCK

FELICITA G. FIELDS

D. MICHAEL SCHOENFELD

SUZANNE E. PENNESSY

DONALD E. _____________

JEFFREY W. CURCIO

DAVID L. DITORA

P. JOHN SWANSON

SACRAMENTO, CALIFORNIA 95812-3034 (916) 444-3910 FACSIMILE (916) 446-1696

DONNA TAYLOR PARKINSON

V. BLAIR SHAHBAZIAN

KATHERINE ANDRITSAKIS KAMINKSI

BRADLEY J. CLAIN

THOMAS A. WILLOUGHBY

MELINDA CUZMAN MOORK

_______ ________ _______

SIDNEY MANNHEIN ______

MARK D. HARRISON

MARY J. MARTINELLI

TRACY M. POTTS SEAN D. SHEAIDAN PAUL J. PASCUZZI RICHARD K. VOSS C. KELLEY EVANS HOLLY _. ARMSTRONG MARK S. SPRING TRUDY ALTERMAN NEARN CARY C. _______________ HAROLD J. MARCUS

July 26, 1994

Mr. Daryl Foreman

Sacramento Commercial Bank

525 J Street

Sacramento, CA 95814

Mr. John Hagestad

The SARES-REGIS Group

18802 Bardeen Avenue

Irvine, CA 92715

Re:	SARES/Sacramento Commercial Bank
Our File No: 31965

Gentlemen;

This will confirm your additional agreements relating to the Agreement Creating Pre-Emptive Rights, which is an exhibit to the Lease Restructuring and Expansion Agreement:

(A) Article B, Paragraph 1 of the Agreement Creating Pre-Emptive Rights is amended to read as follows:

1.	Suites 206 and 230:

Landlord agrees that it shall not renew the leases of the existing tenants in Suites 206 or 230 without first offering the respective space(s) to SCB. Specifically, at any time within six (6) months of the expiration of each tenancy, Landlord may, by a writing delivered to SCB (“notice of

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

opportunity to lease”), request it to elect whether it will lease the subject space on the terms set forth hereinafter. Within thirty (30) days thereafter, SCB may elect to lease the space identified in Landlord’s notice; it shall so elect by delivering to Landlord’s agent, the SARES-REGIS Group (or any successor), a writing unequivocally committing itself to lease the space in question upon the vacation of the prior tenant.

Landlord may give such notices at anytime within six (6) months of the expiration of the lease of the existing tenant.

Upon timely receipt of such a writing from SCB, Landlord shall use all reasonable efforts and all remedies available to it under the law and existing agreements to make the space available to SCB upon the expiration of the lease of the existing tenant. In the event SCB fails to deliver its unequivocal written commitment to so lease the space in question within said thirty (30) day period, then Landlord may re-lease the space to the existing tenant or may enter into such other leases or agreements for that space as it deems in its best interests, and SCB’s pre-emptive rights relative only to that space shall be completely extinguished; SCB’s remaining pre-emptive rights, if any, as to the other suite not yet offered pursuant to the foregoing “notice of opportunity to lease” shall not be affected thereby, however.

SCB’s written election, described above, shall further be in accordance with and governed by the following provisions:

(a) SCB may elect to rent 3,779 square feet located at either the Northern or Western end of what is now Suite 230 or all of what is now Suite 206. Those leased premises shall either (i) as to Suite 230, include the entire Northern or Western walls for what is now Suite 230 and are depicted (not to scale) on

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

Exhibit A attached hereto as areas A and B, respectively, (the premises shall be a continuous and contiguous 3,779 square feet) or (ii) as to Suite 206, all of what is now Suite 206 as depicted (not to scale) on Exhibit A. SCB may not elect to lease only a portion of Suite 206.

If SCB elects to lease 3,779 square feet within Suite 230, all lease terms for 3,779 square feet within Suite 230 shall be the same as those then in effect under the lease for 501 J Street, Suite 225, among other premises, except as follows: (i) Landlord shall provide a tenant improvement allowance of $25 per useable square foot for 3,779 square feet and shall perform that work (within that budget) specified by SCB’s space planner, provided that space planning fees shall not be the responsibility of the Landlord and that costs in excess of the tenant improvement allowance shall be the responsibility of SCB, and (ii) the termination date shall be the same as that specified in the lease for 501 J Street, Suite 225.

If SCB elects to lease Suite 206, terms and conditions for Suite 206, shall be the same as those then in effect under the lease for 501 J Street, suite 225, except as follows: (i) rent per square foot shall be fair market rent and (ii) the termination date for the lease will be the same as for the lease of 501 J Street, Suite 225. Notwithstanding the foregoing, in no event shall the tenant improvement allowance for Suite 206 be less than $25.00 per square foot.

(b) If it elects to lease 3,779 square feet within Suite 230, pursuant to subparagraph (a) above, SCB may also contemporaneously elect to lease a designated number of additional square feet in what is now Suite 230, provided however, that it shall

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

make any such election in one of the following increments of additional square footage (over and above the 3,779 square feet elected under subparagraph (a) above):

Additional Square Footage	Total Square Footage
2,000	5,779
3,000	6,779
6,000	9,779
7,887	11,666

Tenant may not elect any square footages except those stated above. The space elected under this subparagraph shall be contiguous to that elected within Suite 230 under subparagraph (a) above. The boundary line of that space within what is now the interior of Suite 230 shall extend in a straight line from the interior of the exterior wall inward to the surface of the wall (on the inside of Suite 230) forming the separation between the hallway and Suite 230; that boundary line of the space shall at all points be at right angles to the wall forming the separation between the hallway and Suite 230.

All lease terms for space elected under this subparagraph (b) shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) rent per square foot for the space in excess of the 3,779 square feet identified in subparagraph (a) above shall be fair market rent and (ii) the termination date of the lease shall be the same as for the lease of 501 J Street, Suite 225.

(c) If it elects pursuant to subparagraphs (a) and (b) above to lease all of Suite 230 (11,666 square feet), SCB may also contemporaneously elect to lease all of Suite 206, if that space is available.

In that event, all lease terms for Suite 206 shall be the same as those then in effect

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

under the lease for 501 J Street, Suite 225, except as follows: (i) rent per square foot shall be fair market rent and (ii) the termination date of the lease shall be the same as for the lease of 501 J Street, Suite 225. Notwithstanding the foregoing, in no event shall the tenant improvement allowance for Suite 206 be less than $25.00 per square foot.

(d) If it elects pursuant to subparagraph (a) above to lease all of Suite 206, SCB may also contemporaneously elect to lease 3,779 square feet within Suite 230 and additional square footage therein in the increments set forth in subparagraph (b) above, if and to the extent such space within Suite 230 is then available. Such additional leasing shall be on the terms stated in subparagraphs (a) and (b) above, except to the extent inconsistent with this subparagraph.

(e) To exercise its pre-emptive rights, SCB shall give Landlord a single notice, as stated above, which single notice shall also state: (i) whether SCB elects to lease available space as set forth above, (ii) if applicable, which end of Suite 230 it elects to exercise rights under subparagraph (a), (iii) whether it also elects to lease space under subparagraphs (b), (c), or (d) above, and (iv) if applicable, what number of additional and total square feet it elects to lease under subparagraph (b).

If this notice includes elections under subparagraphs (b), (c), or (d) above, Landlord shall, within twenty days thereafter give SCB written notice stating its contended fair market rent (i.e. the rent per square foot for the square footage elected). Said figure may include free rent or a rental abatement, as well as appropriate allowance for amortization of tenant improvement funds expended. If SCB disputes that figure and the parties are unable to agree on a rent figure, the issue

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

shall be resolved under the provisions of Section C below, provided that SCB must give Landlord its written notice to proceed under that provision within fourteen days after delivery of Landlord’s written notice of its proposed fair market rent. If SCB fails to timely give such notice, the rent shall be as stated in Landlord’s notice.

(f) As to Suites 206 and 230, respectively, Landlord shall be obligated to give a notice of opportunity to lease, as specified above, only once for each respective space during the term of the lease for 501 J Street, Suite 225. If Landlord gives that notice during the term of that lease, SCB shall have one and only one opportunity to exercise the pre-emptive rights specified above, as to the respective suite in question.

If Landlord gives its notice of opportunity to lease and SCB fails to timely exercise its pre-emptive rights set forth above or SCB exercises any of those rights, SCB’s pre-emptive rights shall be extinguished as respects any remaining part of the respective suite in question. Landlord shall have no obligation, under any circumstances, to give multiple notices of opportunity to lease relative to any of the space now comprising Suite 230 or Suite 206, respectively.

(g) Landlord and SCB shall execute a lease amendment for the lease of 501 J Street, Suite 225, to include within that lease any premises taken by SCB pursuant to this paragraph. The lease amendment shall be in the form attached hereto as Exhibit “B”. It shall be a condition precedent to Landlord’s obligation to perform, including its obligation to provide possession, that SCB execute and deliver to Landlord such a lease amendment.

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

(B) Article B, Paragraph 2 of the Agreement Creating Pre-Emptive Rights is amended to read as follows:

2. Suites 200 and 210:

(a) Upon vacation of the premises by the existing tenants in Suites 200 and 210, respectively, or early termination of each tenancy, Landlord shall deliver written notice to SCB of its opportunity to lease (“notice of opportunity to lease”) the respective suite. Upon receipt of that notice, SCB may within ten business days thereafter elect to exercise its pre-emptive right to lease the respective suite in its entirety. SCB’s election is limited to an election to take all or none of the space comprising each respective suite.

All lease terms shall be the same as those then in effect under the lease for 501 J Street, Suite 225, except as follows: (i) the termination date shall be the same as for the lease of 501 J Street, Suite 225, and (ii) rent per square foot for each respective suite shall be fair market rent. SCB may exercise its pre-emptive right with respect to each suite by giving Landlord a single written notice within the ten day period stated above. Within twenty days after the delivery of SCB’s written notice electing to exercise its pre-emptive right as to any suite, Landlord shall give SCB written notice stating its intended fair market rent. Said figure may include free rent or a rental abatement, any tenant improvement allowance, and amortization of tenant improvement funds expended. If SCB disputes that figure and the parties are unable to agree on a rent figure, the issue shall be resolved under the provisions of section C below, provided that SCB must give Landlord its written notice to proceed under that provision within fourteen days after delivery of Landlord’s written notice of its proposed fair market rent. If SCB fails to

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

timely give such notice, the rent shall be as stated in Landlord’s notice.

(b) Landlord shall be obligated to give the notice of opportunity to lease specified above only once during the term of the lease for 501 J Street, Suite 225 as to each of the suites presently known as Suites 200 and 210, respectively. SCB shall have one and only one opportunity to exercise the pre-emptive right specified above in this paragraph as to each respective suite. If Landlord once gives its notice of opportunity to lease as to Suites 200 and 210, respectively, and SCB fails to timely exercise its pre-emptive rights, SCB’s pre-emptive right shall be extinguished as respects that suite. Landlord shall have no obligation, under any circumstances, to give multiple notices of opportunity to lease any one of the suites now known as 200 and 210, respectively.

(c) Landlord and SCB shall execute Lease Amendments for the lease at 501 J Street, Suite 225, to include within that lease any premises taken by SCB pursuant to this paragraph. The Lease Amendment shall be in the form attached hereto as Exhibit “B”. It shall be a condition precedent to Landlord’s obligation to perform, including its obligation to provide possession, that SCB execute and deliver to Landlord such a Lease Amendment.

(d) SCB acknowledges that Landlord is currently negotiating with the tenant in possession of Suite 200 for renewal of that lease. Renewal of the lease for Suite 200 prior to the expiration of that lease in December of 1994 shall not trigger any pre-emptive right of any kind, it being the intention of parties that the pre-emptive right of SCB shall apply to the tenancy created following the renewal or extension of the lease for Suite 200 which is now scheduled to expire in December of 1994.

DIEPENBROCK, WULFF, PLANT & HANNEGAN

Mr. Daryl Foreman

Mr. John Hagestad

July 26, 1994

(C) Except as stated herein, the provisions of the Agreement Creating Pre-Emptive Rights shall remain unchanged.

If the foregoing meets with your approval, please countersign this letter below.

Sincerely,

/s/ P. JOHN SWANSON

P. JOHN SWANSON

Sacramento Commercial Bank agrees to the foregoing.

SACRAMENTO COMMERCIAL BANK

By	/s/ DARYL FOREMAN

Daryl Foreman

Fifth & I Associates agrees to the foregoing.

FIFTH & I ASSOCIATES

By	/s/ JOHN HAGESTAD

John Hagestad

Exhibit 7 to Lease Restructuring and Extension Agreement

OFFICE LEASE

THIS LEASE is made as of the 29th day of March 1989 by and between Landlord and Tenant.

WITNESSETH:

1. Terms and Definitions. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

A. Landlord: Fifth & I Associates

B. Landlord’s Address:

c/o The Sammis Company

1451 River park Drive, Suite 110

Sacramento, California 95815

C. Tenant: Pacific Southwest Realty Company, A Delaware Corporation

NOTICE ADDRESS: 600 Wilshire Blvd., 2nd floor, Terminal Annex HM-115, Los Angeles, CA 90017

Attn: Real Estate Management I

D. Building: That certain office building designated Building No n/a located at the following address:

501 J Street

Sacramento, CA 95814

E. Suite: 110

F. Premises: Those certain premises defined in Paragraph 2(a) hereinbelow.

G. Rentable Area of Premises: Approximately 8,558 usable square feet (See Exhibit “A-1”)

H. Developable Area: That portion of the Rentable Area of the Premises, exclusive of elevator lobbies, public corridors, public restrooms, mechanical rooms, electrical rooms, telephone closets and other common areas and less any vertical penetrations not included for the exclusive use of Tenant.

I. Floor(s) upon which the Premises are located: First

J. Term: 10 Years and 0 Months. (Reference Addendum 59)

K. Building Standard Work: All the work to be done at Landlord’s expense in the Premises pursuant to the provisions of the Work Letter Agreement.

L. Building Nonstandard Work: All the work done in the Premises by Landlord pursuant to the provisions of the Work Letter Agreement other than the Building Standard Work.

M. Leasehold Improvements: The aggregate of the Building Standard Work and the Building Nonstandard Work.

N. Scheduled Commencement Date: August 1, 1989 AND TERMINATING July 31, 1999

O. Commencement Date: The earliest of the following dates:

(i) The Scheduled Commencement Date if Tenant is leasing the Premises on an “as is” basis, subject to paragraph 14 August 1, 1989

P. Space Plan Approval Date: 0

Q. Annual Basic Rent: $28.56 NNN per square foot of usable Rentable Area.

R. Direct Expenses Base: $0 per square foot of Rentable Area.

S. Tenant’s Percentage 5.01% BUILDING 170,672 s.f.

T. Security Deposit: $ None

U. Brokers: Coldwell Banker – Dan Sheldon

V. Project – Corporate Center – as shown on Exhibit “A-3” attached hereto, of which the Building is a part.

W. Work Letter Agreement: That certain Work Letter Agreement attached hereto as Exhibit “B”.

X. See Addendum: This lease is subject to the Addendum attached hereto.

2. Premises and Common Areas Leased.

(a) Subject to the terms and provisions herein contained, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the Suite outlined on the floor plan attached hereto and marked Exhibit A-2 and improved by Landlord with the Leasehold Improvements described in the Work Letter Agreement (unless Tenant is leasing the Premises on an “as is” basis), said Premises being agreed, for purposes of this Lease, to have an area approximately the number of the square feet of Rentable Area as designated in Paragraph 1 and being situated on the floor(s) designated in Paragraph 1 of the Building. The Premises exclude the exterior window glass, pipes, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and the Project. Tenant is leasing the Premises on an “as is” basis.

(b) Tenant shall have the nonexclusive right to use in common with other tenants of the Building and other buildings within the Project and subject to the Rules and Regulations referred to in Paragraph 28 below, the following areas appurtenant to the Premises:

(i) The common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platform and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

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(ii) Common walkways, roadways, parkways, and sidewalks and other common areas located in the Project.

(c) Landlord reserves the right from time to time without unreasonable interferences with Tenant’s use:

(i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walks and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building: Notwithstanding the foregoing none of the above changes shall materially alter or interfere with Tenant’s rights, including but not limited to ingress or egress, visibility of the Premises.

(ii) To alter, improve, redesignate, temporarily close, and/or relocate any common facility or common area of the Project.

(d) Nothing in this Lease shall limit the right of Landlord to change, alter, redesign or otherwise modify the Project in its discretion, or to construct additional Buildings or other improvements thereto as Landlord in its discretion deems necessary or desirable. Such right shall include without limitation, a change in the master plan for the Project, changes in the common area of the Project, changes in the size of the buildings, location of the buildings or other improvements, and the like.

3. Term. The Term of this Lease shall be for the period designated in Paragraph I commencing on the Commencement Date, and ending on the expiration of such period, unless the Term hereby demised shall be sooner terminated as hereinafter provided. The Commencement Date and the date upon which the Term of this Lease shall end shall be determined in accordance with the provisions of Paragraph I and said dates will be specified in Landlord’s Notice of Lease Term Dates (“Notices”), in the form of Exhibit D which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises of Tenant. Notwithstanding the foregoing, in the event Tenant is leasing the Premises on an “as is” basis, the Term of this Lease shall commence on the Scheduled Commencement Date.

4. Possession. Tenant agrees that in the event of the inability of Landlord to deliver the possession of the Premises to Tenant on the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the Term be in any way extended, but in such event Tenant shall not be liable for any rent until such times as Landlord tenders delivery of possession of the Premises to Tenant with Landlord’s work therein, if any, substantially completed. Should the Landlord tender possession of the Premises to Tenant prior to the Schedule Commencement Date, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, the payment of rent.

5. Annual Basic Rent.

(a) Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Paragraph I (subject to adjustment as hereinafter provided) in twelve (12) equal monthly installments, each in advance on the first day of each and every calendar month during the Term, except that the first month’s rent shall be paid upon the execution hereof. In the event the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods. In addition to said Annual Basic Rent. Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. Said Annual Basic Rent, rental adjustments and amounts designated as additional rent hereunder shall be paid to Landlord, without any prior demand therefore and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Paragraph I or to such other person or at such other place as Landlord may from time to time designate in writing. All charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs and parking (if any) shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced.

(b) The Annual Basic Rent shall be increased effective the first day of the thirty-first (31) month of the Term of this Lease and every thirty (30) months thereafter (Adjustment Date) in accordance with percentage increases, if any, in the Consumer Price Index S.F. – OAKLAND - SAN JOSE Base Dec. 1977-100 Index”), as published by the United States Department of Labor. Bureau of Labor Statistics. The Index for each Adjustment Date during the term at the Lease shall be compared with the Index for the preceding Adjustment Date and the Annual Basic Rent then in effect shall be increased in accordance with the percentage increase, if any, between such Adjustment Date Indexes. In no event shall the Annual Basic Rent, as adjusted, be less than the Annual Basic Rent in effect immediately prior to such adjustment, Landlord shall calculate and give Tenant written notice of any such increase in the Annual Basic Rent and Tenant shall pay the increased Annual Basic Rent. Should the Bureau discontinue the publication of the index, or publish the same less frequently, or alter the same in some other manner, the parties shall adopt a substitute index or procedure which reasonably reflects and monitors consumer prices.

6. Rental Adjustment.

(a) For the purpose of this Subparagraph 6(a), the following terms are defined as follows:

Tenant’s Percentage: The Rentable Area of the Premises divided by the total rentable area of the Building as reasonably determined by Landlord.

Direct Expense Base: The amount of the annual Direct Expenses attributable to the Building to be paid by Landlord before Tenant is required to pay its share of Direct Expenses in excess of such amount, which in this lease is zero.

Direct Expenses: All direct costs of operation and maintenance attributable to the Building (“Direct Expenses”) as determined by standard accounting practices, calculated assuming the Building is one hundred percent (100%) occupied except it Illegible of the building’s usable area has been occupied during the entire year, the operating expenses and taxes shall Illegible amount equal to the like operating costs which Illegible would be expected to be incurred had such occupancy been Illegible during the entire year including the following costs by way of illustration, but not limitation; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, occupancy taxes assessed against; the percentage of Project common area operation and maintenance charges assessed against the Building as more particularly set forth in the Declaration; water and sewer charges; the net cost and expense of insurance which Landlord elects or is required to maintain with respect to the Building and/or the operation thereof including, without limitation, rental income insurance and other forms of insurance described in Paragraph 20 below provided insurance is commercially reasonable utilities; janitorial services; security; labor; utilities surcharges, or any other costs, taxes, assessments, user charges and the like levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal, local or governmental authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises including, without limitation, such taxes, assessments, fees or levies imposed by or at the direction of any assessment district now or hereafter affecting the Building and/or the Project provided that if Landlord is given the option to pay such taxes or installments, Tenant shall be billed on the same installment schedule. (i) required by a governmental entity for energy conservation, life safety or other purposes, or (ii) made by Landlord to reduce operating expenses; for the benefit of all the tenants; costs incurred in the management of the Building, if any (including wages and salaries of employees used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto and administrative fees not to exceed ten percent (10%) of the annual Direct Expenses excluding therefrom such fee); air-conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; and maintenance, costs, and upkeep of all parking and common areas including, without limitation, the cost and expense of maintenance, costs, and upkeep of the parking structure, if any, serving the Building. Direct Expenses shall not include depreciation on the Building or equipment therein, Landlord’s executive salaries, real estate broker’s commissions capital improvements, lender’s fees, Attorney Illegible. Notwithstanding the foregoing definitions, as to each specific category for which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant’s payments with respect thereto shall not be included in Direct Expenses for purpose of this definition and each such tenant’s share of Direct Expenses shall be adjusted by excluding from the calculation thereof the net rentable area of all such tenants paying such category of Direct Expenses directly to third parties or reimbursing same directly to Landlord.

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(b) If the amount of the Direct Expenses for any calendar year, or portion thereof during the Term of this Lease is in excess of the direct Expense Base, then Tenant shall pay its share of such excess as additional rent. Tenant’s share of such excess shall be determined by multiplying the amount of such excess times Tenant’s Percentage. Prior to the commencement of the Term and of each calendar year thereafter, or at such other times as Landlord determines that there has been an increase in the Direct Expenses, Landlord shall deliver to Tenant a written estimate of the Direct Expenses and the portion thereof payable by Tenant for the ensuing year or portion thereof. Concurrently with its payment of each monthly installment of Annual Basic Rent. Tenant shall pay such estimated amount of Tenant’s share of such Direct Expenses in twelve (12) equal monthly installments, in advance. Within ninety (90) days following the expiration of each calendar year, Landlord shall furnish Tenant a statement showing in reasonable detail the actual Direct Expenses for the preceding calendar year. Within thirty (30) days thereafter, Tenant shall make such further payment as shall be necessary to adjust the amount paid by Tenant towards Tenant’s share of such Direct Expenses to equal the amount Tenant should have paid as shown on said statement. Any overpayment made by Tenant shall be credited against installments next coming due under this Paragraph 6(b). The failure of Landlord to deliver to Tenant any statement described in this Paragraph shall not relieve Tenant from its obligations to pay its share of Direct Expenses as herein described. Provided that in the event Landlord’s failure to deliver any statement Tenant shall pay the estimated actual Direct Expenses it paid during the preceding calendar year                      Landlord delivers the statement, Tenant shall have                      right with 10 days notice to audit all of Landlords books, records and information in regard to the Direct Expenses.

Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Direct Expenses for the calendar year in which this Lease terminates. Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

7. Use. Tenant shall use the Premises for general office purposes and purposes incident thereto, including but not limited to conducting a general banking business, and any services relating thereto including any and all services that are provided by Security Pacific Bank or Security Pacific Corporation, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building of which the Premises are a part, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant or Landlord shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises or the building impose any duty upon Tenant with respect to the Premises or the building or with respect to the use or occupation thereof. Tenant or Landlord shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau of any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph 8. Tenant or Landlord shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant or Landlord shall not commit or suffer to be committed any waste in or upon the Premises or the building and shall keep the Premises or the Building in first class repair and appearance. Landlord shall comply with any direction of any governmental authority having jurisdiction which shall impose any duty upon Landlord with respect to the Building or into respect to the or occupation thereof.

8. Payments and Notices. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Paragraph 1 above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at it’s address designated by Paragraph 1, or to Landlord at its address designated by Paragraph 1. Either party may by written notice to the other specify a different address for notice purposes. If more than one tenant is named under this Lease, service of any notice upon any one of said tenants shall be deemed as service upon all of said tenants.

9. Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Paragraph 1, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefor. If Tenant or Landlord has dealt with any other person or real estate broker in respect of leasing or renting space in the Building. Tenant or Landlord shall be solely responsible for the payment of any fee due said person or firm and Tenant or Landlord shall hold Landlord or Tenant free and harmless against any liability with respect thereto.

10. Holding Over. If Tenant holds over after this expiration or earlier termination of the Term hereof without the express written consent of Landlord. Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twenty five percent (125%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 5 and 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant hereby agrees to indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

11. Taxes on Tenant’s Property.

(a) Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event , at Tenant’s sole cost and expense. Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount to recovered to belong to Tenant.

(b) If the Leasehold Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Leasehold Improvements conforming to the Building Standard Work in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a), above.

12. Alterations.

Tenant shall make no alterations, decorations, additions or improvements in or to the Premises costing in excess of $25,000 or which directly affects the Building Exterior without Landlord’s prior written consent, which consent shall not be unreasonably, and then only by contractors or mechanics approved by Landlord which approval shall not be unreasonably withheld. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities without Landlord consent which shall not be unreasonably withheld of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done as such reasonable times and in such manner as Landlord may from time to time shall reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction. Before commencing any work, Tenant shall give Landlord at least fifteen (15) days written notice of the proposed commencement of such work, satisfactory to Landlord, for said work. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, becomes the

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property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term, except that Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the end of the Term, require Tenant to remove all partitions excluding floor to ceiling counters railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal. Notwithstanding the above, Tenant shall not be required to repaint or replace the floor or wall coverings. See Addendum sect. 63 & 64

(b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions and vault doors, teller lines automatic teller machines, signs owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for the loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession, or Landlord may, at its option, without written notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

(c) Landlord reserves the right at any time and from time to time without the same constituting an actual of constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable provided Tenant’s use of the Premises is not detrimentally altered. Nothing contained in this Subparagraph 13(c) shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained in this Subparagraph 13(c) shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the case, supervision or repair of the Building or any part thereof other than as otherwise provided in the Lease.

13. Condition of Premises and Repairs.

(a) Tenant acknowledges that neither Landlord nor any agent of the Landlord has made any representation or warranty with respect in the Premise or the Building or with respect to the suitability of either for the conduct of Tenant’s business expect as specifically herein set forth to the best of Tenant’s knowledge. Tenant’s taking possession of Premises shall establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. Tenant shall at Tenant sole cost and expense, make all repairs to the non-structural position of the Premises and shall keep, maintain and preserve the Premises in the first class condition and repairs except for latent defects. Tenant shall upon expiration or the sooner termination of the Term hereof surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(b) Anything contained in Subparagraph 14(a) above to contrary notwithstanding. Landlord shall repair and maintained the structural portions of the Building, including but not limited to the basic plumbing, heating, ventilating, air conditioning and electrical systems elevators, exterior and interior walls and floors roof and common areas installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. See Addendum

14. Liens. Tenant and Landlord shall not permit any mechanic’s materialmen’s or other liens to be filed against the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the costs and expense of Tenant. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, and if necessary to prevent a foreclosure sale. Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon written notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the lesser of fifteen percent (15%) per annum or the maximum non-usurious rate per annum permitted by law from the date of such payment by Landlord.

15. Entry by Landlord. Landlord reserves and shall at any and all times have the right to enter by appointment with appropriate officers of Tenant the Premises to inspect the time, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structure where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. For each of the aforesaid purposes, Landlord shall at all times have and retain by appointment with appropriate officers of Tenant a key with which to unlock all of doors in, upon and about the Premises, excluding Tenant’s values and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. See Addendum

16. Utilities and Services. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, subject to the conditions and in accordance with the standards set forth in the Rules and Regulations as defined in Paragraph 28 hereof, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, hot and cold water for lavatory and drinking purposes, heat and air conditioning for the comfortable use and occupation of the Premises, janitorial service, and elevator service by non-attended automatic elevators provided that Landlord is not negligent. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or for any other causes consistent with other institutional first class office buildings in the Sacramento Area. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord. Landlord may at its option require Tenant to pay, an additional rent, the cost as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Landlord’s sole expense, and Tenant thereafter shall pay all charges of the utility providing service. Tenant shall cooperate with any present or future government, and with any conservation practices established by Landlord. If there is any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to resume services promptly. Landlord shall at all reasonable times have free access to all mechanical installations of the Building, including but not limited to air conditioning equipment and vents, fans, ventilat                      and machine rooms and electrical closets. See Addendum

17. Damage to Tenant’s Property. Notwithstanding the provisions of Paragraph 18 to the contrary. Landlord or its agents shall not be liable for any damage to property entrusted to employee of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from

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Illegible Landlord or Illegible agents, dampness or any other cause whatsoever Landlord or its agents shall not be liable for interfere Illegible with the light or other incorporeal hereditaments, nor in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment provided that the failure to give such notice Illegible not limit Landlord’s liability. See Addendum

18. Insurance.

(a) Tenant shall, during the entire Term hereof and during any rent free period or period of prior occupancy, at its sole cost and expense, obtain, maintain and keep in full force and effect, with Tenant, Landlord and the mortgagees and ground lessors (if any) of Landlord named as insureds therein as their respective interests may appear, the following insurance:

(i) Fire insurance including extended coverage, vandalism and malicious mischief upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive.

(ii) Comprehensive General Liability Insurance, coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, contractual liability, products and completed operations liability in limits of not less than One Million Dollars ($1,000,000) inclusive.

(iii) Worker’s Compensation and Employer’s Liability Insurance in form and amount as required by law.

(iv) Any other form or forms of insurance as Tenant or Landlord reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself. See Addendum Section 69

(b) All policies shall be taken out with insurers rated A+13 or better in “Best Insurance Guide” and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance on the Landlord’s standard form, or, if required by Landlord or the mortgagees and ground lessors (if any) of Landlord will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later fifteen (15) days after Tenant takes possession of all or any part of the Premises, including possession taken under the last sentence of Paragraph 4 hereof. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof.

(c) In the event of damage to or destruction of the Building entitling Landlord to terminate this Lease pursuant to Paragraph 21 hereof, if the Premises have also been damaged, and if Landlord terminates this Lease, Tenant will immediately pay to Landlord all of its insurance proceeds, if any, relating to that portion the Leasehold improvements and alterations for which Landlord paid a tenant improvement allowance (but not to leasehold improvements and alterations paid by Central Bank or Tenant’s trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises. If the termination of the Lease, at Landlord’s election, is due to damage to the Building, and if the Premises have not been damaged. Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the Leasehold Improvements, the alterations and the Premises.

(d) Landlord covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of Subparagraph 20(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in Sacramento California. In addition, Landlord may keep and maintain in full force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of rent, including items of additional rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Annual Basic Rent during one calendar year hereunder. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagee or ground lessors (if any) of Landlord may reasonably determine advisable as commercially reasonable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds in the repair and reconstruction of the Building and the Premises unless the provisions of Subparagraph 20(c) above shall apply. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(e) Tenant or Landlord agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building and Building Standard Work. In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building. Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building, or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

(f) If any insurance policy carried by Landlord, as provided by Subparagraph 20(d) above, shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant or by any assignee or sub-tenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after written notice thereof, Landlord may, at its option, with written notice enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in the Lease in this event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 20(f). If Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default.

(g) Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of the subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. So long as such policies are not affected thereby, Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

19. Damage or Destruction.

(a) In the event the Building and /or the Building Standard Work or any insured alterations are damaged by fire or other perils covered by Landlord’s extended coverage insurance to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building and/or the Building Standard Work Illegible, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty Landlord shall commence and proceed diligently with the work repair, reconstruction and restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, Landlord either may elect to so repair, reconstruct or restore the Building and/or the Building Standard Work and any insured alterations and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Building and/or Building Standard Work and any insured alterations and the Lease shall in such event terminate. Under any of the conditions of this Subparagraph 21(a), Landlord shall give written notice to Tenant of its intention within thirty (30) days from the date of such event of damage or destruction which notice shall include Landlord’s reasonable estimate of the period required to effect such repair. If such period is in excess of ninety (90) days, provided Tenant is not in default hereunder, Tenant, within fifteen (15) day of the date of such notice, shall have the option to terminate this Lease or repair the damage to the Premises at Tenant’s expense in which case the Lease would continue in full effect, by written notice of such election delivered to Landlord within fifteen (15) day period. Failure of Tenant to so notify Landlord within said three (3) day period shall constitute Tenant’s irrevocable election not to terminate this Lease. In the event Landlord elects not to restore said Building and/or Building Standard Work and any insured alterations, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(b) Upon any termination of this Lease under any of the provisions of this Paragraph 21, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

INITIAL HERE	INITIAL HERE

/s/ Illegible	/s/ Illegible

(c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental provided to be paid under this Lease shall be aboted period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration unless through negligence of Landlord.

(d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 21. Notwithstanding anything to the contrary contained in this Paragraph 21, should Landlord be delayed of prevented from repairing or restoring the damaged Premises within one hundred eighty (180) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, or other cause beyond the control of Landlord.                      180 day period shall be extended for a period equal                      number of days caused                      the above events, provided that Tenant shall                      option to termina              in              the event of such delays and Tenant shall be released from its obligations under this Lease as of the end of said one hundred eighty (180) day period.

(e) In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance maintained by Landlord, Landlord may elect to terminate this Lease.

(f) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

(g) Notwithstanding anything to the contrary contained in this Paragraph 21, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 21 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof.

(h) The provisions of California Civil Code § 1932, Subsection 2, and § 1933, Subsection 4, are hereby waived by Tenant.

20. Eminent Domain. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Landlord shall be entitled to receive the entire amount of any award. If Landlord or Tenant does not elect to so terminate, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or any award made to Tenant for any other claim Tenant may assert.

21. Defaults and Remedies.

See Addendum Section 70

(a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i) The abandonment of the Premises by Tenant without payment of rent.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure § 1161.

(iii) (1) The making by Tenant of any general assignment for the benefit or creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s Interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(iv) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 23(a)(i), (ii) or (iii) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure § 1161; provided, further, that if the nature of Tenant’s default is such that more than fifteen days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen day period and thereafter diligently prosecute such cure to completion.

(b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease upon written notice to Tenant, and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii) the worth at the time award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 23(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the maximum rate permitted by law per                                               Subparagraph 23(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 23(c) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. In addition to all other rights of Landlord pursuant to this Lease, Landlord shall have all of the rights set forth in California Civil          Section 1951.4, as amended from time to time.

(d) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

INITIAL HERE	INITIAL HERE

/s/ Illegible	/s/ Illegible

22. Assignment and Subletting. Illegible shall not voluntarily assign or encumber its Illegible this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent. within thirty (30) days. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant’s intent to assign, encumber, or sublease this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility, elect one of the following:

(a) Consent to such proposed assignment, encumbrance or sublease: within thirty (30) days

(b) Refuse such consent, which refusal shall be on reasonable grounds: or

(c) Elect to terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet, and release Tenant from liability.

As a condition to granting its consent to any assignment, encumbrance or sublease. Landlord shall not be acting unreasonably in refusing to consent to any proposed assignment or sublet if at the date such consent is sought Tenant is in default hereunder. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease.

23. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed if a conveyance in lieu of foreclosure is made for any reason. Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, and Tenant’s right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Tenant covenants and agrees to execute and deliver, within thirty (30) days upon written request by Landlord and in the form reasonably approved by Landlord, Landlord’s beneficiary and Tenant, any additional document evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

24. Estoppel Certificate.

(a) Within fifteen (15) days following any written request and certified by certified receipt, which Landlord may make from time to time. Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters requested by Landlord reasonably acceptable to Illegible Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary purchaser or prospective purchaser of the Building of any interest therein.

(b) Tenant’s failure to deliver such statement within 15 days after receipt of certified mail, such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord. (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rental has been paid in advance.

25. Rules and Regulations. Tenant shall faithfully observe and comply with the “Rules and Regulations, ” a copy of which is attached hereto and marked Exhibit “C”, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord              and regulations are not in              with the lease and do not create substantial hardship to Tenant. In the event the rules and regulations conflict with any of              provisions of the Lease then the provisions of the Lease shall prevail. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

26. Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.

27. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

28. Surrender of Premises. The voluntary of other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

29. Attorney’s Fees.

(a) Either party shall pay to the prevailing party all amounts for costs (including reasonable attorneys’ fees) incurred by the prevailing party in connection with any breach or default by either party under this Lease or incurred in order to enforce or interpret the terms             . Such amounts shall be payable upon demand. In addition, either party, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of its rights of remedies under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys’ fees to be fixed by the court therein. Said costs and attorneys’ fees shall be included as part of the judgment in any such action. Further, should be made a party to any litigation between the other party and any third party, then losing party shall pay all costs and attorneys’ fees incurred by or imposed upon the prevailing party in connection with such litigation.

30. Performance by Tenant; Late charges. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the lesser of twelve percent (12%) per annum or the maximum non-usurious interest rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. In the event Tenant fails to pay any installment of rent when due, said delinquent installment shall bear interest at the rate of the lessor of twelve percent (12%) per annum or the maximum non-usurious interest rate permissible by law, from the date of such payment was due until paid. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Annual Basic Rent. Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant.

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/s/ Illegible	/s/ Illegible

to Landlord of rent or any additional rent or other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which is extremely difficult and impractical to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due. Tenant shall also pay to Landlord a service charge in the amount of $50 per diem. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing each delinquent payment by Tenant, (ii) that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Code Section 1671, and (iii) that the payment of late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments.

31. Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or leasehold, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed by the transferee of this such Title. and, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Building with written notice to Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease. Provided the transferee agrees in writing to perform Landlord’s obligation pursuant to the terms of this Lease.

32. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

33. Identification of Tenant or Landlord. If more than one person executes this Lease as Tenant or Landlord, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant or Landlord, and (b) the term “Tenant or Landlord” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of the, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant or Landlord with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. See Addendum Section 57

34. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

35. Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant or Landlord the obligations hereunder imposed upon Tenant or Landlord shall be joint and several. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction and interpretation of any part hereof.

36. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

37. Time. Time is of the essence with respect to the performance if every provision of this Lease in which or performance is a factor.

38. Prior Agreement Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

39. Separability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

40. Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

41. Consents. Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

42. Limitation of Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, trustees, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

43. Exhibits and Riders. The exhibits and riders, if any, initialled by Landlord and Tenant and affixed to this Lease are hereby incorporated herein and made a part hereof.

44. Signs and Auctions. Tenant shall not place any sign upon the Premises or the Building or conduct any auction thereon without Landlord’s prior written consent. See Addendum, Section 60 and 62

45. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the Illegible nor Illegible any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

46. Force Majeure. If either party, except as otherwise herein specifically provided, shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing

INITIAL HERE	INITIAL HERE

/s/ Illegible	/s/ Illegible

acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. In the event of any inconsistency between this Paragraph and the Work Letter Agreement, the provisions of the Work Letter Agreement shall prevail. The provisions of this Paragraph shall not operate to excuse Tenant from the prompt payment of Annual Basic Rent, additional rent or any other payments required by the terms of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT: Pacific Southwest Realty Company, a Delaware Corporation		LANDLORD: Fifth & I Associates 501 J Street Sacramento, California 95814

	/s/ STEVEN T. OHIGASHI		/s/ Illegible

By:	Steven T. Ohigashi	By:
Its:	Vice President	Its:

/s/ J. ROLAND BURLEIGH

By:	J. Roland Burleigh	By:
Its:	Assistant Vice President	Its:

9

EXHIBIT A-1

RENTABLE OR USABLE AREA

The term Rentable Area as used in this Lease shall mean “Usable Area” specifically defined as the entire area included within the Premises covered by such Lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the inside surface of the exterior of all walls separating such Premises from any public corridors or such other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor.

Corporate Centre

First Floor Plan

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EXHIBIT A-3

First Floor PIan

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EXHIBIT A-3

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EXHIBIT B

WORK LETTER AGREEMENT

In addition to the mutual covenants contained in this Lease to which this Work Letter Agreement is a part, Landlord and Tenant further mutually agree as follows:

1.	Plans and Specifications for the Premises

(a) Tenant agrees to cooperate with Landlord’s architects and engineers, who shall prepare detailed Space Plans for the Premises which shall include, but not be limited to, locations of doors, partitioning, reflected ceiling, electrical fixtures, outlets and switches, telephone outlets, plumbing fixtures, extraordinary floor loads, and other special requirements, and Tenant shall approve such Space Plans in writing, on or before the Space Plan Approval Date set forth in Paragraph 1 of the Lease. Tenant may provide Space Plans at its expense prior to the Space Plan Approval Date. Landlord shall be entitled, in all respects to rely upon all plans, drawings, and information so supplied.

(b) All plans and specifications referred to hereinabove in Subparagraphs (a) and (b) of this paragraph are subject to Landlord’s approval, which approval shall not be unreasonably withheld.

(c) Tenant’s plans and specifications shall not be in conflict with building codes for the City of Sacramento or with insurance regulations for a fire resistive Class A building. All plans and specifications shall be in a form satisfactory for filing with appropriate governmental authorities for permits and licenses required for construction.

2.	Building Standard Work at Landlord’s Cost and Expense

See Addendum, Sections 64.1 and 64.2

Landlord shall pay Tenant $10.00 per square foot for Tenant Improvements within the 8,558 square foot space to be spent by Tenant during the first 60 months of the lease term. The total of $85,580 shall be credited to Tenant and, to the extent that the Tenant Improvement costs exceed the Tenant Improvement Allowance, Tenant shall pay the excess cost. To be included within the allowance by way of illustration and not by way of limitation, as elements of the cost of construction shall be all architectural, design and engineering fees, the cost of all bonds, permits and any other fees necessary for the remodeling of the Premises including any costs associated with the installation of the ATM’s or Building Sign. Said Tenant Improvement Allowance to also include all electrical and HVAC requirements not provided by Landlord in Lease. All Tenant Improvements constructed by Tenant shall be done by a licensed contractor. Tenant and his contractor shall insure that all premises shall be kept clean and free of debris at all times and that all existing tenants will not be disrupted or inconvenienced, this may require certain improvements to be completed during non-business hours. The Tenant shall provide the contractor license number, insurance information described below must be delivered to The Sammis Company prior to the start of any work within the Premises. See Addendum, Section 64.1 and 64.2

A.	In order to allow construction to begin, illegible the following Lease Conditions must be satisfied:

1.	Provide General Contractor’s name, address, license type and number.

2.	Provide a complete and final list of all subcontractors and material men that will supply labor and material on the project.

3.	Provide two sets of complete improvements plans for review and approval by Landlord.

4.	Provide a copy of the building permit with all information clearly visible.

5.	Provide the General Contractor’s Comprehensive General Liability Insurance (PL&PD) in an amount not less than $1,000,000 naming Fifth & I Associates and The Sammis Company as additional insured. This policy must have the following to include the additional insured clause, a thirty (30) day written cancellation clause and a primary insurance clause.

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6.	Provide the General Contractor’s Certificate of Workers Compensation and Employer’s Liability Insurance in form and amount as required by law.

METHOD FOR RELEASING THE TENANT IMPROVEMENT ALLOWANCE:

Tenant is to submit to The Sammis Company progress billings from the Tenant’s General Contractor.

Disbursement of the Tenant Improvement Allowance shall be made by Landlord within fifteen (15) days after delivery by Tenant of the following:

a)	Paid invoices receipts.

b)	A copy of Tenant’s recorded Notice of Completion; and

c)	Construction and material lien releases or other lien releases of all of Tenant work.

3.	Completion and Rental Commencement Date

If the foregoing correctly sets forth our understanding, kindly sign copies of this Letter Agreement where indicated.

ACCEPTED:

By	/s/ STEVEN T. OHIGASHI	By	/s/ Illegible

Its	STEVEN T. OHIGASHI, Vice President	Its

	(Tenant)		(Landlord)

/s/ J. ROLAND BURLEIGH

J. ROLAND BURLEIGH, Assistant Vice President

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EXHIBIT C

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises. Tenant shall immediately discontinue such use. No owning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, without the prior consent of Landlord which consent shall not be unreasonably withheld and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person except Tenant at its option shall have the right to provide it’s own janitorial service for Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or belt on any door of its Premises. Without the prior consent of Landlord which consent shall not be unreasonably withheld. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation and not to be unreasonable.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord which consent shall not be unreasonable.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant or Landlord shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant or Landlord shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or Tenant or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without liability to Tenant, to change upon 90 days written notice to Tenant the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Without the prior consent of Landlord which consent shall not be unreasonable withheld. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action, as employee of Tenant and/or invitee.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. In the event the Premises include a balcony for use by Tenant, Tenant agrees not to allow the accessways to such balcony to remain open so as to cause an increase in utility charges as a result of increased heating or air conditioning use. Landlord shall have the right to enter the Premises to assure compliance with this provision.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this                                                                                        employees or invitees, shall have caused same.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitations of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building . Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere, except devices (i.e. alarm bell housings) required by governmental agencies.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not                      or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

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22. Landlord reserves the right to exclude or expel form the Building any person who, is Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory approved microwave and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or is promoting or advertising the business of Tenant except as Tenant’s address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. Landlord reserves the right to modify and / or adopt such other reasonable and nondiscriminatory rules and regulations for the parking area except those 10 exclusive parking spaces identified “Bank Customer Parking Only” and as it deems necessary for the operation of the parking area. Landlord may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the car to removal. Landlord further reserves the right to institute a system of charging for parking on a nondiscriminatory basis.

30. Parking area hours shall be 6:00 a.m. to 2:30 a.m. Cars must be parked entirely within the stall lines pained on the floor. All directional signs and arrows must be observed. The speed limit shall be 5 miles per hour. Parking is prohibited; (a) in areas not striped for parking, (b) in aisles, (c) where “no parking” signs are posted, (d) on ramps, (e) in cross hatched areas, and (f) in such other areas as may be designated by Landlord as reserved for the exclusive use of others. Washing, waxing, cleaning or servicing of any vehicle by anyone is prohibited. Tenant shall acquaint all persons to whom Tenant assigns parking spaces for these Rules and Regulations.

31. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of any lease of premises of the Building.

35. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted, provided such additional rules and regulations are not in conflict with the terms of this Lease and do not create substantial hardship to the Tenant. In the event such additional rules and regulations conflict with any of the provisions of the Lease, then the provisions of the Lease shall prevail.

36. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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Corporate Centre

EXHIBIT “D”

DESIGNATED EXCLUSIVE PARKING SPACES

SHOWN IN CROSS HATCHED SPACES

First Floor Plan

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ADDENDUM TO LEASE

This - Addendum forms a part of that certain Office Lease between FIFTH & I ASSOCIATES, Landlord, and PACIFIC SOUTHWEST REALTY, Tenant, dated March 29, 1989. The provisions of this Addendum supercede and control printed provisions of the lease with which the provisions of the Addendum conflict or are inconsistent.

47.	RENT. (REFERENCE PARAGRAPH 55)

The Annual Basic Rent as indicated in Paragraph 1Q of this Lease shall be the following:

Months	Terms
01	$20,368.04
02-07	Rental Abatement
08-30	$20,368.04
*31-60	Consumer Price Index Rental Escalation
*61-90	Consumer Price Index Rental Escalation
*91-120	Consumer Price Index Rental Escalation

*	The base rent adjustment shall have a maximum of 12 1/2% percent increase during each adjustment period.

48.	HEATING AND AIR CONDITIONING. (REFERENCE PARAGRAPH 17)

Notwithstanding the foregoing in paragraph 17, heating and air conditioning is provided between the hours of 7am to 7pm, Monday through Friday. Should Tenant require heating or air conditioning on Saturday between the hours of 7am and 1pm, there shall be no additional charge provided Tenant notifies management office at lease 24 hours in advance.

If there is a need for heating or air conditioning other than the aforementioned times, the management office will need to be contacted at least 24 hours in advance and an additional charge for overtime usage will be charged. This charge is subject to change as utility costs change. The present charge for off hours air conditioning is: $35.00 for the first hour and $25.00 for each additional hour.

49.	PARKING. (REFERENCE PARAGRAPH 38)

Landlord shall provide 10 exclusive parking spaces marked “Banking and/or Security Pacific Bank. Visitors Only” and shall be identical to those currently assigned to Central Bank and as shown on Exhibit “D”. Rent for those spaces shall be in addition to Basic Rent and shall be eighty-five dollars per month per parking space throughout the term of the lease. Bank visitors shall be required to use such spaces and shall be charged the prevailing parking fee from time to time charged for visitor parking. Such charge shall initially be fifty cents per each twenty minutes. Tenant may purchase validation stickers from the parking facility operation (initially, Landlord has arranged for the parking facility to be operated by System Parking) so that the hourly charge shall be borne by Tenant rather than by bank visitor. Tenant shall also be granted twenty-one (21) unassigned parking spaces in the parking structure. The current rate for the additional twenty-one (21) spaces shall be $75 per space, per month, however this rate is subject to change to the annual prevailing rate throughout the term of the lease.

50.	JANITORIAL SERVICE. (REFERENCE PARAGRAPH 17, 18 EXHIBIT C)

Tenant at it’s option has the right at any time during the term of this lease or any extension to contract for and furnish at its own expense, janitorial services necessary to maintain the Premises in good, clean and orderly condition. In calculating Tenant’s share of Direct Expenses, as provided in Paragraph 6 of the Lease, Landlord shall take into account the fact that Tenant provides its own

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janitorial service and shall base Tenant’s share of expenses only on the increased cost of maintenance and janitorial services for the parking facilities and common areas of the Building. Tenant shall furnish Landlord with the name of its janitorial service and with such additional information regarding the identity of workmen and schedule of service as Landlord may reasonably request.

51.	OPTION TO RENEW. (REFERENCE PARAGRAPH 1J & 3)

Tenant is hereby granted three additional five (5) year options to extend the term of this Lease following the expiration of the initial term by giving written notice of the exercise of the option to Landlord at least three months and not earlier than six months prior to the expiration of the then-current term of this lease or any extension term and, further provided, that Tenant is not in default under this lease on the date of giving the notice or on the date of commencement of the provisions of this lease shall remain in full force and effect for the extension term that at the time the option is exercised the Annual Basic Rent and any cost of living increases shall be at 95% of prevailing rates in similar buildings in the downtown Sacramento immediate area, ninety (90) days prior to the commencement of the option periods.

The Annual Basic Rent at the commencement of the option period shall be at the prevailing rental rate of the Premises as agreed upon by the Landlord and Tenant. The determination for prevailing rental rate shall specifically exclude any consideration for: (a) Tenant’s occupancy of the Premises, (b) the value of any improvements to the Premises made and/or paid for by Tenant, or Central Bank or any related entity or (c) the value, if any of any option to extend this lease.

If the parties shall fail to agree on the rental rate for any extended term, within thirty (30) days of the date of the notice exercising a right of extension is sent to Landlord as hereinabove required, then the rental rate for the Premises shall be determined by competent and reputable real estate appraisers agreed upon by the parties. If an appraiser cannot be agreed upon within sixty (60) days from the date notice is sent, then rental rate shall be determined by a single arbitrator selected from a list of five (5) real estate appraisers to be supplied by the American Arbitration Association or its successor in interest thereto within (90) days from the date notice is sent, selection of the single arbitrator shall be made by each party or duly designated representative thereof, striking a name of an arbitrator alternately from such list of five (5) arbitrators until one remains. The remaining arbitrator shall determine the rental value based upon guide lines set forth herein within 180 days of the date the notice was sent. The rental rate as so determined shall be the rent hereunder for the applicable extended term. If the arbitrator’s determination indicates a rental rate more than the annual rent paid for the original term or any prior option period, Tenant may cancel this Lease within thirty days from receipt of the arbitrator’s decision by giving Landlord three (3) months prior written notice. All fees and expenses of appraiser or arbitrators shall be borne equally by the Tenant and Landlord.

If for any reason beyond the reasonable control of Landlord and tenant the rental rate for the extended terms has not been established prior to commencement of the extended term, Tenant shall continue paying rent during the extended term at the former rate until the adjusted rental value has been established. As soon as the rental rate has been established, the rent paid by Tenant for the extended term shall be adjusted retroactively to the commencement date of the extended term.

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52.	ASSIGNMENT AND SUBLETTING. (REFERENCE PARAGRAPH 24)

The foregoing notwithstanding, without first obtaining Landlord’s written consent, Tenant may assign or sublet all or any part of the Premises to Security Pacific Corporation or any of Security Pacific Corporation’s wholly-owned subsidiaries or affiliates or to any successor entity acquiring all or substantially all of Security Pacific Corporation’s assets; provided, however, that Tenant shall remain liable for all obligations of Tenant under this Lease. Landlord and Tenant agree and acknowledge that Tenant intends to sublease the Premises to Central Bank beginning February 1, 1989 and landlord hereby consents’ to such assignment. Further, and without obtaining Landlord’s prior written consent, Tenant shall have the right to establish an office of Security Pacific National Bank in the premises and, in such event, Landlord and Tenant agree that Tenant, at Tenant’s sole cost and expense, and subject to Tenant’s obtaining all required governmental approvals, shall have the right to substitute Security Pacific National Bank Signage of the same approximate size and configuration and in the same locations for the existing Central Bank signage.

53.	LANDLORD WARRANTY. (REFERENCE PARAGRAPH 14)

Landlord warrants, to the best of Landlord’s knowledge that as of the date of execution of the lease the subject building complies with all building codes and that there are no violations pending. All costs of complying with pending violations shall be Landlord’s responsibility and shall not be passed through to Tenant as a building operating expense. Landlord must comply with statutory and regulatory requirements pertaining to hazardous materials and asbestos unless caused by Tenant.

54.	SIGNAGE. (REFERENCE PARAGRAPH 49)

Tenant shall be authorized by Landlord to place signs in the areas currently allowed in Central Bank Lease (as shown on Exhibit “D”). Tenant shall have the right to one additional sign or logo over the entry to Tenant’s space on J Street. All signage is subject to all necessary government and city regulations. All cost for installation and ongoing maintenance shall be paid by Tenant. Upon termination of lease or sooner, if signage is removed, Tenant is also responsible for having building surface restored to its original condition. If a sign falls into disrepair, Tenant shall have thirty (30) days to effect the repairs following Landlord’s notice to Tenant to do so. If repairs are not completed within such period, Landlord has the right to have repairs made and charge Tenant for same.

55.	ADDITIONAL AUTOMATED TELLER MACHINE (ATM). (REFERENCE PARAGRAPH 13)

Tenant has the right to install a second ATM adjacent to the existing ATM machine during the term of the Lease or any extension. Tenant shall submit plans and specifications for ATM installation location to Landlord thirty (30) days prior to start of installation for approval. All costs for installation and ongoing maintenance shall be paid by Tenant. Upon termination of lease or if sooner removed, Tenant is responsible for having the building surface restored to its original condition.

55.1	ALTERATIONS (REFERENCE PARAGRAPH 13).

Tenant shall be responsible for all plans, permits and construction within the Demised Premises. Tenant shall submit to Landlord all plans and specifications to the approved within fourteen (14) calendar days by Landlord in

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writing prior to Tenant starting construction. In the event that Landlord does not approve or disapprove all plans and specifications within said fourteen (14) business days, the plans and specifications are deemed to be approved and Tenant may start construction within the Demised Premises. Landlord and Tenant to agree on liability and other necessary insurance coverage which may be required for employees and work prior to lease commencement. Landlord to reasonably cooperate with Tenant in obtaining approval of all necessary permits. If 10 days after receipt of request by Landlord, Landlord shall not have joined in any such application, Tenant shall have the right to execute such application in the name of Landlord and for such purpose only, Landlord shall irrevocably appoint Tenant its’ attorney-in-fact to execute such application on behalf of Landlord.

55.2	Landlord shall give to Tenant and Tenant’s contractors and subcontractors access and entry to the Premises, reasonable use of the Building facilities (including loading platforms, lifts, freight elevators, temporary power, facilities for storage and protection of materials and all other facilities available to subcontractors of Landlord’s general contractor to the same extent and upon the same terms and conditions as such facilities are available for the use of subcontractors of the Landlord’s general contractor) in order to allow the Tenant to adapt the Premises for Tenant’s use.

56.	CONDITION OF PREMISES AND REPAIRS: (REFERENCE PARAGRAPH 14)

Notwithstanding the foregoing, Landlord shall maintain the Premises and all building common areas in first class condition with other institutional office buildings in the Sacramento area. Tenant shall have unrestricted and nonexclusive use of all common areas such as, but not limited to restrooms, corridors, stairwells and elevators.

Landlord shall have 30 days after notice from Tenant to commence to perform its obligations under Paragraph 14 except that Landlord shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. If Landlord does not perform its obligations within the time limitations in this paragraph, Tenant can perform the obligations and have the right to be reimbursed for the sum it actually expends in the performance of landlord’s obligations.

Landlord shall not unreasonably interfere with Tenant’s use or enjoyment of the Premises when making any repairs, alterations or improvements to the Premises or the Building.

57.	LIEN: (REFERENCE PARAGRAPH 15)

If Landlord or Tenant desires, however, it may contest any claim of lien, in which case it shall not be in default hereunder during the pendency of any court proceeding or arbitration contesting such claim of lien so long as it procures and records a lien release bond or provide other reasonable security or assurances to Landlord. If a final judegment establishing the validity or existence of a lien for any amount is entered, then it shall pay and satisfy the same within ten (10) days.

58.	UTILITIES AND SERVICES: (REFERENCE PARAGRAPH 17)

Landlord shall provide full service including but not limited to elevators, maintenance, building management, security, monthly employee parking, transient customer parking, insurance, landscaping, interior and exterior window washing; and all building utilities including but not limited to HVAC, power, hot and cold water and gas. Tenant shall pay parking fees as referenced in paragraph 57 of this Lease.

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59.	INDEMNIFICATION: (REFERENCE PARAGRAPH 18)

Tenant shall, except with respect to negligent acts or omissions of Landlord, at all times relieve, indemnify, protect and save harmless Landlord from and against any and all claims, liabilities, obligations, costs and expenses (including but not limited to reasonable attorneys’ fees and costs) relating to death of or injury to persons or damage to property, including, without limitation, property owned or controlled by or in possession of Landlord, that may, in whole or in part, arise from or be caused by:

a.	Tenant’s negligent construction, operations, maintenance, use or occupancy of the Premises;

b.	Tenant’s other acts, omissions or negligence; or

c.	Tenant’s failure to observe and abide by and of the terms or conditions of this lease and any applicable federal, state, or municipal law, rule or regulation.

Landlord shall, except with respect to negligent acts or omissions of Tenant, at all times relieve, indemnify, protect and save harmless Tenant, from and against any and all claims, liabilities, obligations, costs and expenses (including but not limited to reasonable attorneys fees and costs) relating to death of or injury to persons or damage to property, including, without limitation, property owned or controlled by or in possession of Tenant, that may, in whole or in part, arise from or be caused by:

a.	Landlord’s negligent construction, operation, maintenance, use or occupancy of the Building (including common areas);

b.	Landlord’s acts, omissions or negligence; or

c.	Landlord’s failure to observe and abide by and of the terms or conditions of this Lease and any applicable federal, state or municipal law, rule or regulation.

Reference to Landlord in this paragraph shall include Landlord, The Sammis Company, a California Limited Partnership, their successors and assigns, and their directors, officers, agents, employees and contractors. Reference to Tenant in this paragraph shall include Tenant, Pacific Southwest Realty Company, A Delaware Corporation, their successors and assigns, and their directors, officers, agents, employees and contractors.

60.	LIABILITY INSURANCE: (REFERENCE PARAGRAPH 20)

Landlord shall carry and maintain fire and extended coverage insurance upon the Premises not less than the actual replacement cost of the property covered thereby.

Landlord shall also provide common area public liability and property damage insurance in an amount not less than $1,000,000 single limit coverage naming Tenant and Security Pacific National Bank as additional insureds. The limit of said insurance shall not limit the liability of the Tenant thereunder.

Landlord shall not allow the use of any space contiguous to the Demised Premises in a way that would be classified as a high fire risk.

INITIAL HERE	INITIAL HERE

/s/ Illegible	/s/ Illegible

So long as Pacific Southwest Realty Company is the Tenant, the Tenant shall have the option at any time during the Term to self-insure against all or part of any of the risks specified in this lease to be insured against by Tenant.

61.	DEFAULT AND REMEDIES: (REFERENCE PARAGRAPH 23)

The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this lease to be observed or performed by the Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord; provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are reasonably required for its cure then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

Tenant, at any time after Landlord commits a default, can cure the default at Landlord’s cost. If Tenant at any time, be reason of Landlord’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord.

In the event Tenant elects to cure the Landlord’s default, Tenant may do so without prejudice to any other remedy that Tenant may have in law or equity.

62.	SUBORDINATION: (REFERENCE PARAGRAPH 25)

Insert in the second line of Paragraph 25 “So long as the person, firm or corporation, agrees to (i) recognize the Tenant and be bound by all terms, covenants and conditions of the Lease and any extensions thereof to the Tenant (including permitting any repair required by this Lease and that no property owned by Tenant shall be subject to the Lender’s or other person, firm or corporation’s encumbrance).

Except herein modified, all other terms and conditions of the Lease between the parties described shall continue in full force and effect.

Landlord and Tenant have executed this amendment as of the day and year first above written.

TENANT: PACIFIC SOUTHWEST REALTY COMPANY, A DELAWARE CORPORATION

BY	/s/ STEVEN T. OHIGASHI

ITS	Steven T. Ohigashi
Vice President

BY	/s/ J. ROLAND BURLEIGH

ITS	J. Roland Burleigh
Assistant Vice President

LANDLORD: FIFTH & I ASSOCIATES

BY	/s/ Illegible

ITS

Exhibit A

[GRAPHIC]

PARKING GARAGE

A